Exhibit 2

                               Amended & Restated

                            Stock Purchase Agreement

                                      among

                      General Electric Capital Corporation



                               SAFECO Corporation

                                       and

                           SAFECO Credit Company, Inc.



                            DATED AS OF JULY 23, 2001

                                    CONTENTS


1.       Definitions.........................................................................................1

2.       Purchase and Sale of Shares........................................................................20
         2.1      Purchase Price............................................................................21
         2.2      Closing...................................................................................22

3.       Representations and Warranties of the Company and Shareholder......................................22
         3.1      Shareholder Organization; Corporate Authority; Enforceability; Consents...................22
         3.2      Company Organization; Corporate Authority; Enforceability.................................24
         3.3      Capitalization............................................................................24
         3.4      Subsidiaries and Affiliates...............................................................25
         3.5      No Conflicts; Consents....................................................................25
         3.6      Financial Statements; Obligations.........................................................26
         3.7      Absence of Certain Changes or Events......................................................27
         3.8      Taxes.....................................................................................28
         3.9      Property..................................................................................32
         3.10     Contracts.................................................................................33
         3.11     Claims and Legal Proceedings..............................................................34
         3.12     Labor Matters.............................................................................35
         3.13     Employee Benefit Plans....................................................................35
         3.14     Intellectual Property.....................................................................38
         3.15     Insurance.................................................................................39
         3.16     Corporate Books and Records...............................................................39
         3.17     Compliance With Laws......................................................................39
         3.18     Brokers or Finders........................................................................40
         3.19     Bank Accounts.............................................................................40
         3.20     Hart-Scott-Rodino.........................................................................40
         3.21     Financing Contracts and Portfolio Property................................................40
         3.22     Conduct of Business.......................................................................43
         3.23     Environmental Matters.....................................................................44
         3.24     Vessels and Aircraft......................................................................45
         3.25     Assets of Business........................................................................46
         3.26     Bulk Sales Laws...........................................................................46
         3.27     Limitation to Representations.............................................................46

4.       Representations and Warranties of Buyer............................................................46
         4.1      Organization..............................................................................46
         4.2      Enforceability............................................................................47
         4.3      No Approvals or Notices Required; No Conflicts With Instruments...........................47

         4.4      Claims and Legal Proceedings..............................................................47
         4.5      Brokers or Finders........................................................................47

5.       Covenants..........................................................................................48
         5.1      Conduct of Business by the Company Pending the Closing....................................48
         5.2      Access to Information; Confidentiality....................................................51
         5.3      Covenants to Satisfy Conditions...........................................................52
         5.4      HSR Filings...............................................................................52
         5.5      Intercompany Services and Loans...........................................................53
         5.6      Guaranteed Debt...........................................................................53
         5.7      Notification..............................................................................53
         5.8      Actions to be Taken Prior to Closing......................................................54
         5.9      Updating of Schedules.....................................................................55
         5.10     Non-Performing Financing Contracts........................................................56

6.       Certain Post-Closing Covenants.....................................................................56
         6.1      Further Action............................................................................56
         6.2      Employee Benefits.........................................................................57
         6.3      Tax Matters and Section 338(h)(10) Election...............................................58
         6.4      Transaction Costs.........................................................................68
         6.5      [Intentionally Omitted]...................................................................68
         6.6      Portfolio Tape and Documentation..........................................................68
         6.7      Access to Books and Records after Closing.................................................69
         6.8      Preparation of Reference Date Balance Sheet, Adjusted Reference Date Balance Sheet and Purchase
                  Price Certificate.........................................................................70
         6.9      Accounts..................................................................................73
         6.10     Confidentiality...........................................................................73
         6.11     Name Change...............................................................................74
         6.12     Repurchase Option.........................................................................74

7.       Conditions Precedent to Obligations of Buyer.......................................................75
         7.1      Accuracy of Representations and Warranties................................................75
         7.2      Performance of Covenants..................................................................75
         7.3      Consents..................................................................................76
         7.4      Officer's Certificate.....................................................................76
         7.5      Shareholder's Certificate.................................................................76
         7.6      Secretary's Certificate...................................................................76
         7.7      Director and Officer Resignations.........................................................76
         7.8      Compliance With Laws......................................................................76
         7.9      Legal Proceedings.........................................................................77
         7.10     Delivery of Stock Certificates............................................................77
         7.11     Opinion of Counsel........................................................................77
         7.12     Transaction Documents.....................................................................77
         7.13     Tax Certificate...........................................................................78
         7.14     Benefit Transitioning.....................................................................78

8.       Conditions Precedent to Obligations of the Company and Shareholder.................................78
         8.1      Accuracy of Representations and Warranties................................................78
         8.2      Performance of Covenants..................................................................78
         8.3      Officers' Certificate.....................................................................78
         8.4      Secretary's Certificate...................................................................78
         8.5      Compliance With Laws......................................................................79
         8.6      Legal Proceedings.........................................................................79
         8.7      Opinion of Counsel........................................................................79
         8.8      Transaction Documents.....................................................................80

9.       Termination, Amendment and Waiver..................................................................80
         9.1      Termination...............................................................................80
         9.2      Effect of Termination.....................................................................80

10.      Survival and Indemnification.......................................................................81
         10.1     Survival..................................................................................81
         10.2     Indemnification...........................................................................82
         10.3     Limitations...............................................................................84
         10.4     Procedure for Indemnification.............................................................85
         10.5     Exclusive Remedy..........................................................................89

11.      General............................................................................................89
         11.1     Public Announcements......................................................................89
         11.2     Assignment................................................................................90
         11.3     Notices...................................................................................90
         11.4     Governing Law; Jurisdiction; Venue........................................................91
         11.5     Successors and Assigns....................................................................91
         11.6     Severability..............................................................................91
         11.7     Modification and Waiver...................................................................91
         11.8     Entire Agreement..........................................................................92
         11.9     Counterparts..............................................................................92
         11.10    No Third Party Rights.....................................................................92
         11.11    Captions..................................................................................92
         11.12    Waiver of Subrogation; Contribution; Reimbursement and Other Rights.......................93
         11.13    Waiver of Jury Trial......................................................................93
         11.14    Original Purchase Agreement; Effectiveness................................................93





List of Exhibits, Annexes and Disclosure Schedules:

Exhibit A         Special Adjustments
Exhibit B         Form of CP Guaranty Agreement
Exhibit C         Form of MTN Guaranty Agreement
Exhibit D         Form of Non-Competition Agreement
Exhibit E         Form of Transition Services Agreement

Annex 1.1           Accounting Principles
Annex 1.47.1        Definitional Annex
Annex 1.64          Certain Excluded Assets
Annex 1.65          Certain Excluded Employees
Annex 1.66          Excluded Liabilities
Annex 1.77          Certain Inactive Financing Contracts
Annex 1.82          Intercompany Debt
Annex 1.85(a)       Knowledge - Shareholder individuals
Annex 1.85(b)       Knowledge - Company individuals

Annex 1.122.3       Reference Date Portfolio Information
Annex 1.166         Transferred Assets
Annex 1.166(b)      Assigned Leasehold Interests
Annex 3.2           Company Articles and Bylaws
Annex 5.6           Guaranteed Debt
Annex 7.3           Required Consents

Disclosure Schedule 3.1(f)      Consents - Shareholder
Disclosure Schedule 3.2(a)      List of Jurisdictions in Which Company is Qualified
                                to Conduct Business
Disclosure Schedule 3.5(a)      No Conflicts - Company
Disclosure Schedule 3.5(b)      Consents - Company
Disclosure Schedule 3.6(b)      Financial Obligations
Disclosure Schedule 3.7(a)      Absence of Changes - Business Operations
Disclosure Schedule 3.7(b)      Absence of Changes - Other
Disclosure Schedule 3.8(a)      Taxes - Payments
Disclosure Schedule 3.8(b)      Taxes - Tax Return Status
Disclosure Schedule 3.9(a)     Property - Leased Real Property
Disclosure Schedule 3.9(d)(i)   Property - Personal Property Owned by the Company
Disclosure Schedule 3.9(d)(ii)  Property - Personal Property Transferred to the Company
Disclosure Schedule 3.10(a)     Contracts - Material Non-Financing Contracts
Disclosure Schedule 3.10(c)     Contracts - Derivative Agreements
Disclosure Schedule 3.10(d)     Contracts - Other
Disclosure Schedule 3.11(a)     Claims and Legal Proceedings - Pending and Threatened
Disclosure Schedule 3.11(b)     Claims and Legal Proceedings - Since January 1, 1998
Disclosure Schedule 3.12        Labor Matters
Disclosure Schedule 3.13(a)     Employee Benefit Plans - List of Material Benefit Plans
Disclosure Schedule 3.13(e)     Employee Benefit Plans - Title IV Plans

Disclosure Schedule 3.13(f)     Employee Benefit Plans - Investigations/Audits
Disclosure Schedule 3.13(g)     Employee Benefit Plans - Severance
Disclosure Schedule 3.13(h)     Employee Benefit Plans - Retiree Benefits
Disclosure Schedule 3.14(a)     Intellectual Property - Owned Marks
Disclosure Schedule 3.14(b)     Intellectual Property - Marks Used but Owned by Shareholder
Disclosure Schedule 3.15(a)     Insurance
Disclosure Schedule 3.17(a)     Compliance with Laws - Violations
Disclosure Schedule 3.17(b)     Compliance with Laws - Absence of Authorizations
Disclosure Schedule 3.17(c)     Compliance with Laws - Authorizations in Effect
Disclosure Schedule 3.19        Bank Accounts
Disclosure Schedule 3.21(b)     Financing Contracts - Exceptions to Enforceability
Disclosure Schedule 3.21(c)     Financing Contracts - Non-Performing
Disclosure Schedule 3.21(f)     Financing Contracts - Residual Sharing Agreements
Disclosure Schedule 3.21(h)     Financing Contracts - Related Agreements
Disclosure Schedule 3.21(i)     Foreign Obligor or Foreign Governing Law
Disclosure Schedule 3.21(k)     Financing Contracts - Credit Enhancements
Disclosure Schedule 3.21(m)     Financing Contracts - Compliance with Law
Disclosure Schedule 3.21(n)     Financing Contracts - Public Sector Financing Contracts
Disclosure Schedule 3.21(o)     Financing Contracts - Backlogs
Disclosure Schedule 3.21(q)     Specified Financing Contracts
Disclosure Schedule 3.22(b)     Conduct - Non Arms-Length Dealings
Disclosure Schedule 3.22(c)     Conduct - Management Changes since December 31, 2000
Disclosure Schedule 3.23(a)     Environmental Matters - Environmental Claims
Disclosure Schedule 3.23(b)     Environmental Matters - Compliance with Environmental Laws
Disclosure Schedule 3.24(a)     Vessels - Documentation
Disclosure Schedule 3.24(b)     Aircraft - Documentation


                   AMENDED & RESTATED STOCK PURCHASE AGREEMENT

         This Amended and Restated Stock Purchase Agreement (this "Agreement") is entered into effective as of July 23, 2001 among General Electric Capital Corporation, a Delaware corporation ("Buyer"), SAFECO Corporation, a Washington corporation ("Shareholder"), and SAFECO Credit Company, Inc., a Washington corporation (the "Company").

                                    RECITALS

     A. Shareholder owns the Shares (as defined below) and desires and intends to sell the Shares to Buyer at the price and on the terms and subject to the conditions set forth herein.

     B. Buyer desires and intends to purchase the Shares from Shareholder at the price and on the terms and subject to the conditions set forth herein.

     C. Buyer,  Shareholder  and the Company  entered  into that  certain  Stock
Purchase   Agreement  dated  as  of  July  23,  2001  (the  "Original   Purchase
Agreement").

     D. Buyer, Shareholder and the Company desire to amend and restate the Original Purchase Agreement to modify the terms and conditions of the purchase and sale of the Shares, as set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereby agree as follows:

1.       Definitions

         As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

     1.1 "Accounting Principles": shall mean the accounting principles (including accounting methods, practices and procedures) used by the Company in preparation of its balance sheets included in the Financial Statements applied consistently with the past practices and procedures of the Company, in each case as set forth on Annex 1.1. When the accounting principles (including accounting methods, practices and procedures) set forth on Annex 1.1 do not specifically address a particular matter necessary to prepare the Reference Date Balance Sheet, then the accounting principles (including accounting methods, practices and procedures) set forth on Annex 1.1 shall be supplemented in accordance with GAAP applied consistently with the past practices and procedures of the Company, but only to the extent necessary to address such matter. To the extent that an accounting principle, method, practice or procedure set forth on Annex 1.1 is not in accordance with GAAP, such accounting principle, method, practice or procedure set forth on Annex 1.1 shall be disregarded for purposes of preparing the Reference Date Balance Sheet but shall be treated as a Special Adjustment and set forth on Exhibit A attached hereto.

     1.1.1 "Additional Amount": shall mean an amount agreed by Shareholder and Buyer and set forth on a certificate signed by the parties as of the Closing.

     1.2 "Adjusted Reference Date Balance Sheet": shall mean a balance sheet adjusting the Reference Date Balance Sheet in accordance with the provisions of
Section  6.8(a)(viii).

     1.3 [Intentionally Omitted]

     1.4 "Adjusted Premium":  as defined on the Definitional Annex.

     1.5 "Adverse Environmental Event": shall mean any of the following: (a) the existence, or the continuation of the existence, of a Release or threatened Release (including sudden or non-sudden, accidental or non-accidental Releases), into or onto the environment (including but not limited to the air, ground, subsurface water or any surface soil or water) at, in, by, from or related to the Transferred Assets or to the assets, Properties (other than the Excluded Assets), business or operations of the Company; (b) damage or injury to the environment in connection with the generation, handling, transportation, storage, treatment or disposal of Hazardous Materials in connection with the Transferred Assets or the assets, Properties (other than the Excluded Assets), business or operations of the Company; or (c) any violation, or alleged violation, under any Environmental Law, or any violation of permits or licenses of, by or from any Governmental Entity relating to environmental matters
(including any penalties associated with any violations or any alleged violations) related to the Transferred Assets or the assets, Properties (other than the Excluded Assets), business or operations of the Company.

     1.6 "Affiliates": of any Person (the "Subject") means any other Person which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Subject and, without limiting the generality of the foregoing, includes, in any event, (a) any Person which beneficially owns or holds twenty-five percent (25%) or more of any class of voting securities of the Subject or twenty-five percent (25%) or more of the legal or beneficial interest in the Subject and (b) any Person of which the Subject beneficially owns or holds twenty-five percent (25%) or more of any class of voting securities or twenty-five percent (25%) or more of the legal or beneficial interest. "Control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

     1.6.1 "Aggregate Amount": as defined on the Definitional Annex.

     1.7 "Agreement": shall mean this Amended & Restated Stock Purchase Agreement, including the Disclosure Schedules, Exhibits and Annexes attached hereto and made a part hereof, as the same may be further amended, modified or supplemented from time to time in accordance with the provisions hereof.

     1.8 "Allocation Agreement ": as defined in Section 6.3(e)(iii).

     1.9 "Annex": shall mean the Annexes (a) hereby incorporated into and made a part of this Agreement for all purposes, and (b) furnished in advance of the Closing.

     1.10 "Audited Financing Contract": shall mean any Financing Contract that is audited pursuant to the Tape Audit.

     1.11 "Authorization": shall mean any domestic or foreign, federal, state, local or other governmental or other quasi-governmental consent, license, permit, grant, authorization or approval, including but not limited to any consent, license, permit, grant, authorization or approval of any Governmental Entity, which is necessary to (a) the ownership, operation or conduct of the Company's business, or (b) permit the Company to own or lease its Properties and to carry on the operations of its business as presently conducted.

     1.12 "Backlog": shall mean (a) any commitment by the Company to enter into a financing transaction, and (b) any financing transaction for which no commitment has been issued to the proposed Obligor but for which internal credit approval has been given by the Company and such approval has been communicated to such Obligor where, in the case of (a) and (b) above, such financing transaction (i) has not been entered into on or prior to the Closing and (ii) would, had it been entered into prior to the Closing, have constituted a Financing Contract.

     1.13 "Bankruptcy Exception": shall mean, in respect of any agreement, Contract or commitment, any limitation thereon imposed by any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Law affecting creditors' rights and remedies generally and, with respect to the enforceability of any agreement, Contract or commitment, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at Law or in equity).

     1.14 "Books and Records": shall mean, with respect to any Person, all Documents maintained by such Person relating to its business, operations, Properties or obligations.

     1.15 "Business Day": shall mean any day other than a Saturday, Sunday, federal holiday or any other day on which banking institutions in the State of New York or the State of Washington are authorized or obligated by Law or by executive order to be closed.

     1.16  "Buyer":  as defined in the preamble of this  Agreement.

     1.17 "Buyer Adverse Effect": shall mean any adverse effect on the ability of Buyer to consummate the transactions contemplated in, and perform its obligations under, this Agreement and the other Transaction Documents, but shall not be deemed to include the effect of any change (a) in general economic, regulatory or political conditions, (b) affecting the commercial finance industry generally (other than those changes that are materially more adverse as to Buyer than the effect of such change on commercial finance companies generally), or (c) resulting from the public announcement of the transactions contemplated by this Agreement.

     1.18  "Buyer  Benefit  Plans":  as defined in Section  6.2(b).

     1.19  "Buyer  Indemnified  Parties":  as defined in Section  10.2(a).

     1.20 "Buyer's Accountants": shall mean KPMG or at Buyer's election any other public accounting firm with nationally recognized auditing expertise in the financial services industry (other than Shareholder's Accountants), as selected by Buyer.

     1.21 "Buyer Survival Period": as defined in Section 10.1(c).

     1.21.1 "Category A Indemnities": as defined on the Definitional Annex.

     1.21.2 "Category B Indemnities": as defined on the Definitional Annex.

     1.22 [Intentionally  Omitted]

     1.23  "Claim":  shall mean any civil,  criminal  or  administrative  claim,
demand,   cause  of   action,   suit,   proceeding,   arbitration,   hearing  or
investigation.

     1.24 "Claim Notice":  as defined in Section  10.4(a).

     1.25 "Closing":  as defined in Section 2.2.

     1.26 "Closing Date": shall mean the date on which the Closing occurs.

     1.27   [Intentionally    Omitted]

     1.28  [Intentionally  Omitted]

     1.29  [Intentionally  Omitted]

     1.30 "COBRA": shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     1.31 "Code": shall mean the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     1.32 "Commitment":  as defined in Section 5.1(b)(xx).

     1.33 "Common Parent": shall mean Shareholder, as the common parent of the affiliated group of corporations of which Shareholder and the Company are members.

     1.34 "Common  Stock":  as defined in Section  3.3(a).

     1.35 "Company": as defined in the preamble of this Agreement.

     1.36 "Company Benefit Plan": as defined in Section  3.13(a).

     1.37 "Company Special Retention Arrangements": shall mean the letters from the Company to certain Employees dated on or about January 18, 2001 and March 14, 2001, regarding continuing employment with the Company through the Closing.

     1.38 "Company Special Severance Arrangements": shall mean (a) the letters from the Company to certain Employees dated on or about January 18, 2001 and March 14, 2001, and (b) the further communications to be issued by the Company prior to the Closing related to the terms of such letters regarding separation from the Company under certain circumstances.

     1.39   "Computation":    as   defined   in   Section   6.3(e)(iii).

     1.40  "Confidentiality  Agreement":  as  defined in  Section  5.2(a).

     1.41 "Confidential Information": shall include, without limitation, information, both written and oral, relating to trade secrets and other proprietary information, technical data, products, services, finances, business plans, marketing plans, legal affairs, suppliers, customers, prospects, opportunities, contracts, assets and other information that has commercial value, but shall not include information which is (a) known by the recipient when received, (b) is or hereafter becomes obtainable from other sources other than pursuant to a violation of Law or breach of any Contract, (c) is required to be disclosed to a Governmental Entity having jurisdiction over such Person,
(d) is independently developed by the receiving Person, (e) is required to be disclosed by Law, or (f) is disclosed pursuant to a written waiver from the non-disclosing Person of the confidentiality requirements of Section 6.10.

     1.42 "Contract": shall mean any contract, agreement, instrument or other commitment or arrangement that is legally binding and enforceable under applicable Law.

     1.43  "Control":  as  defined in the  definition  of  Affiliates.

     1.44 "CP Guaranty Agreement": shall mean the agreement between Buyer and Shareholder on reasonable, mutually agreed terms and conditions, in substantially the form of Exhibit B, as the same may be amended, modified or supplemented from time to time in accordance with its provisions.

     1.44.1 "CP Program": shall mean the arrangements whereby the Company issues commercial paper notes pursuant to the Corporate Commercial Paper Master Note, dated June 14, 1996, among the Company, as issuer, Shareholder, as guarantor, and Citibank, N.A., as paying agent.

     1.45 "Credit Enhancement": shall mean any (a) security deposit, unapplied advance rental payment or dealer investment, (b) investment certificate, certificate of deposit, authorization to hold funds, hypothecation of account or like instrument, (c) letter of credit, repurchase agreement, agreement of indemnity, guaranty, lease guarantee bond or postponement agreement, (d) recourse agreement, (e) security agreement, (f) Property, (g) certificate representing shares or the right to purchase capital of or interests in any Person, or (h) bond or debenture, in each case pledged, assigned, mortgaged, made, delivered or transferred as security for the performance of any obligation under or with respect to any Financing Contract.

     1.46 "Credit Loss Event": shall mean, with respect to any Specified Financing Contract, the occurrence of one or more of the following events: (a) such Specified Financing Contract shall be reflected on the accounting system of Buyer or its Affiliate as being ninety (90) days delinquent, (b) Buyer and Shareholder shall have agreed in writing that a Credit Loss Event has occurred with respect to such Specified Financing Contract, (c) any Obligor under such Specified Financing Contract has liquidated, dissolved or ceased doing business, or (d) a bankruptcy or insolvency event shall have occurred with respect to any Obligor under such Specified Financing Contract.

     1.47 "Damages": shall mean any and all losses, Claims, damages, liabilities, obligations, judgments, settlements, awards (including back-pay awards), Taxes, defenses, counterclaims, actions or proceedings, reasonable out-of-pocket costs, expenses and attorneys' fees (including any such reasonable costs, expenses and reasonable attorneys' fees incurred in enforcing any right of indemnification against any Indemnitor or with respect to any appeal), interest and penalties, if any; provided, however, that "Damages" shall not include special, consequential, exemplary or punitive damages (other than any special, consequential, exemplary or punitive damages required to be paid by the Indemnified Party under this Agreement to any Person (other than to a party to this Agreement or any of its Affiliates) arising out of an action or proceeding by such Person, which damages shall be deemed to be direct damages to the party required to pay such special, consequential, exemplary or punitive damages); provided, further, that the failure of Buyer or any of its Affiliates to receive, after the Closing, any amounts payable with respect to any Financing Contract shall also be deemed to be direct damages, to the extent arising out of any breach of a representation, warranty or covenant by Shareholder or the Company hereunder.

     1.47.1  "Definitional  Annex":  shall mean Annex 1.47.1.

     1.48 "Derivative Agreements": shall mean all (a) interest rate swaps, caps, floors, collars, option agreements, futures and forward Contracts and other similar interest rate risk management arrangements and interest rate insurance, and (b) foreign exchange Contracts, currency swap or option agreements, forward Contracts, commodity swaps, purchase or option Contracts, "principal only" strip swap Contracts and other similar Contracts or arrangements that, in each case, are designed to alter the risks of any Person arising from fluctuations in interest rates or currency values.

     1.49 "Disclosure Schedules": shall mean the Disclosure Schedules (a) dated July 23, 2001 delivered in connection with the execution of the Original Purchase Agreement as amended and supplemented in accordance with Section 5.9 thereof and hereof, each of which (a) is hereby incorporated into and made a part of this Agreement for all purposes, and (b) has been furnished to Buyer by the Company and/or Shareholder, as applicable, in advance of the Closing.

     1.50 "Disposition Agreement": shall mean any agreement, Contract or other arrangement (other than this Agreement) pursuant to which any interest in any Financing Contract or any payment due under any Financing Contract or Credit Enhancement or with respect to any Portfolio Property has been sold, used as collateral, transferred or otherwise disposed of to any Person or Persons by the Company.

     1.51 "Dispute Notice": as defined in Section 10.4(b).

     1.52 "Document": shall mean any book, record, file, paper, computer tape, computer disk, microfilm, information storage device of any type and any other document.

     1.53  "DOL":  shall  mean the  United  States  Department  of  Labor.

     1.54 "Dollars" or "$": shall mean United States dollars.

     1.55 "Earning Asset Amount": shall mean an amount equal to (a) the aggregate Net Receivable of the Financing Contracts that are reflected on the Adjusted Reference Date Balance Sheet that are not Operating Leases, plus (b) without duplication, the aggregate Operating Lease Book Value of all Operating Leases that are reflected on the Adjusted Reference Date Balance Sheet, minus
(c) the Stipulated Reserve Amount.

     1.56 "Employee Benefit Plan": as defined in Section 3.13(a).

     1.57 "Employees": as defined in Section 3.12.

     1.58 "Encumbrance": shall mean any lien, mortgage, deed of trust, pledge, security interest, charge, covenant, title defect or other adverse Claim, interest or encumbrance of any kind or nature, whether or not perfected.

     1.59 "Environmental Claims": as defined in Section 3.23(a).

     1.60 "Environmental Law": shall mean any domestic or foreign, federal, state or local Laws, statutes, rules, regulations or other legal requirements relating to the protection of human health and safety, pollution or protection of the environment or natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.ss. 9601 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.ss. 1801 et seq.; the Clean Water Act, 33 U.S.C.ss. 1251 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq.; the Clean Air Act, 42 U.S.C.ss. 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq. and the Occupational Safety and Health Act, 29 U.S.C.ss. 651 et seq., all as now or hereafter amended or supplemented, and the regulations promulgated pursuant thereto, and judicial interpretations thereof as well as common law rights of action under theories of nuisance, trespass and strict liability.

     1.61 "Environmental Loss": shall mean any loss, cost, Damage, liability, deficiency, fine, penalty or expense that, in each case, results in incurred out-of-pocket expenses (including but not limited to reasonable attorneys' fees, engineering and other professional or expert fees) and the cost of any Remedial Action (voluntary or involuntary) incurred arising out of, based on or related to any Adverse Environmental Event which occurred on or prior to the Closing Date.

     1.62 "ERISA": shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.63 "ERISA Affiliate": as defined in Section 3.13(a).

     1.63.1 "Estimated Shareholder's Equity": shall mean an amount agreed by Shareholder and Buyer and set forth on a certificate signed by the parties as of the Closing.

     1.64 "Excluded Assets": shall mean (a) personal Property used primarily in connection with the Company's agency and premium finance loan and mortgage servicing lines of business, and all financing transactions and agreements related to such lines of business, (b) financing transactions and agreements between any employee of Shareholder or its Affiliates (including the Company, prior to the Closing), on the one hand, and the Company, on the other hand, and
(c) those certain financing transactions, agreements and other assets identified by Buyer on Annex 1.64.

     1.65 "Excluded  Employees":  shall mean (a) those Employees listed on Annex
1.65 who work exclusively in the Company's agency and premium finance loan and mortgage servicing lines of business, and (b) those Employees who are inactive as of the Closing Date (other than those Employees who, as of the Closing Date, are either (i) on short-term sick leave but are scheduled or reasonably expected by the Company to return to work with the Company within ten (10) Business Days after the Closing Date, or (ii) on vacation).

     1.66 "Excluded Liabilities": shall mean any debts, Claims, liabilities, obligations, Damages and expenses (whether known or unknown, contingent or absolute, or arising before, on or after the Closing Date) to the extent resulting from, arising out of or based on (a) any Excluded Asset, (b) the Company Special Retention Arrangements, (c) any Excluded Employee, or (d) the matters set forth on Annex 1.66.

     1.67 "Exemption Certificate": shall mean a Document from an Obligor indicating that the transaction covered by a Financing Contract is exempt from any sales, use or similar Tax.

     1.68 "Exhibit": shall mean any written exhibit to this Agreement designated as such, each of which (a) is hereby incorporated into and made a part of this Agreement for all purposes; and (b) has been furnished to Buyer and Shareholder in advance of the Closing.

     1.69 "Financial Statements":  as defined in Section 3.6(a).

     1.70 "Financing Contract ": shall mean any Contract (including any schedule or amendment thereto or assignment, assumption, renewal or novation thereof) in existence on or prior to the Closing Date (together with any ancillary agreements relating thereto) in the form of (a) a lease of or rental agreement with respect to Property, or (b) a sale Contract (including an installment sale Contract or conditional sale agreement) arising out of the sale of Property, or
(c) a secured or unsecured financing of Property, or (d) a secured or unsecured loan, and in each case, which with respect thereto: (i) the Company is the lessor, seller, lender, secured party or obligee (whether initially or as an assignee), or (ii) is between an Obligor, on the one hand, and a lessor, seller, obligee, lender, secured party or assignee of any of the foregoing, on the other hand, and (1) which would be a Financing Contract if the Company were the lessor, seller, obligee, lender, secured party or assignee of any of the foregoing thereunder and (2) with respect to which the Company is an assignee of the revenues or claims with respect thereto; provided, however, that "Financing Contracts" shall not include any Excluded Asset.

     1.71 "GAAP": shall mean generally accepted accounting principles in the United States.

     1.72 "Governmental Entity": shall mean a federal, state, provincial, local, county or municipal government, governmental, regulatory or administrative agency, department, court, commission board, bureau or other authority or instrumentality, domestic or foreign.

     1.73 "Gross Receivable": shall mean, in the case of any Financing Contract that is not an Operating Lease, as of any date, the sum of (a) all unpaid scheduled periodic payments (whether or not due) under such Financing Contract (excluding any amounts in respect of such Financing Contract that are not financed or any other payments not associated with the financing of the Portfolio Property as reflected on the Books and Records of the Company) as of such date, plus (b) the Residual, if any, of the Portfolio Property subject to or governed by such Financing Contract.

     1.74  "Guaranteed  Debt":  as  defined  in  Section  5.6.

     1.75 "Hazardous Materials": shall mean any material, substance or waste which is defined, characterized or otherwise classified as hazardous, toxic, pollutant, contaminant or words of similar meaning or effect under any provision of Environmental Law.

     1.76 "HSR Act": shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     1.77 "Inactive Financing Contract": shall be measured as of the Closing Date and shall mean (a) either (i) a Financing Contract which has been completely written off (i.e. the Gross Receivable or Operating Lease Book Value (as the case may be) of such Financing Contract is zero on the Books and Records of the Company), or (ii) a Financing Contract which is set forth on Annex 1.77, and (b) neither any Obligor under such Financing Contract, nor any Person controlled by or under common control with such Obligor, is an Obligor under any other Financing Contract that is not described in clause (a)(i) or (a)(ii) of this definition.

     1.78 "Indemnified Party": shall mean any Buyer Indemnified Party or any Shareholder Indemnified Party, as applicable.

     1.79  "Indemnified  Proceeding":  as defined in Section  6.3(d)(iii).

     1.80 "Indemnitor": shall mean the indemnifying Person, in the case of any obligation to indemnify pursuant to the terms of this Agreement.

     1.81 "Initial Payment": shall mean an amount equal to the sum of (a) Estimated Shareholder's Equity, plus (b) the Premium, plus (c) the Additional Amount, plus (d) the Intercompany Amount.

     1.81.1 "Intercompany Amount": shall mean an amount agreed by Shareholder and Buyer and set forth on a certificate signed by the parties as of the Closing.

     1.82 "Intercompany Debt": shall mean, as of any particular date, the difference between the outstanding principal amount of, and accrued and unpaid interest on, the obligations for borrowed money of the Company incurred as of such date pursuant to any of the agreements set forth on Annex 1.82 and the fees, costs, premiums or other payments required to be paid in connection with the repayment or prepayment of such obligations minus the outstanding principal amount of, and accrued and unpaid interest on, the obligations for borrowed money owed to the Company by any of its Affiliates as of such date pursuant to any of the agreements set forth on Annex 1.82 and the fees, costs, premiums or other payments required to be paid in connection with the repayment or prepayment of such obligations.

     1.83  "Investment  Banker":  as defined in Section 3.18.

     1.84 "IRS": shall mean the United States Internal Revenue Service.

     1.85 "Knowledge": shall mean when used in reference to (a) the Company, the knowledge that (i) any officer or managerial employee of Shareholder whose duties include the supervision of any of the operations or business of the Company, (ii) any director or officer of the Company, and (iii) any individual set forth on Annex 1.85(a), in the case of clauses (i), (ii) and (iii) above, actually has in the exercise of that individual's duties, after due inquiry, and
(b) Shareholder, the actual knowledge, after due inquiry, of the individuals referenced in (a)(i) above and any individual set forth on Annex 1.85(b).

     1.86 "KPMG": shall mean the public accounting firm of KPMG Peat Marwick or any successor organization to KPMG Peat Marwick.

     1.87 "Law": shall mean any domestic or foreign constitutional provision, statute or other law, rule, regulation or interpretation of any Governmental Entity and any decision, decree, injunction, judgment, order, ruling or assessment of any Governmental Entity or any arbitrator.

     1.88  [Intentionally  Omitted]

     1.89 "Leasehold Interest": shall mean the Company interest in real Property leased, subleased, operated or occupied by the Company as lessee, sublessee or licensee or otherwise used to conduct the Company's business.

     1.90 "Leased  Property":  as defined in Section  3.9(a).

     1.91 "MADSP": as defined in Section  6.3(e)(iii).

     1.92  "Marks":  as defined  in  Section  3.14(b).

     1.93 "Material Adverse Effect": shall mean a material adverse effect on the assets, business, Properties, operations, or financial condition of the Company, but shall not be deemed to include the effect of any change (a) in general economic, regulatory, or political conditions, (b) affecting the commercial finance industry generally (other than those changes that are materially more adverse as to the Company than the effect of such change on commercial finance companies generally), or (c) resulting from the public announcement of the transactions contemplated by this Agreement.

     1.94 "Material Contract": shall mean any Contract (other than a Financing Contract) which calls for the payment by or on behalf of the Company of $100,000 or more, or the delivery by the Company of goods or services with a fair market value of $100,000 or more, or provides for the Company to receive any payments of, or any Property (other than Portfolio Property) with a fair market value of $100,000 or more, or which otherwise is material to the assets, business, Properties, operations, prospects or financial condition of the Company.

     1.95 "MTN Guaranty Agreement": shall mean the agreement between Buyer and Shareholder on reasonable, mutually agreed terms and conditions, in substantially the form of Exhibit C, as the same may be amended, modified or supplemented from time to time in accordance with its provisions.

     1.96  "Multiemployer  Plan": as defined in Section 3.13(e).

     1.97 "Net Book Value": of any Specified Financing Contract at any date shall be determined as follows (with each component of Net Book Value to be determined, unless otherwise provided herein, in the same manner as such components are determined on the Books and Records of Buyer or its Affiliate at the relevant date, but without giving effect to any write-offs or write-downs of any thereof):

                  (a) if such Specified Financing Contract is treated by Buyer or its Affiliate at such date as a finance lease or as a loan for accounting purposes, the Net Book Value of such Specified Financing Contract at such date shall be equal to the Net Receivable of such Specified Financing Contract at such date; or

                  (b) if such Specified Financing Contract is treated by Buyer or its Affiliate at such date as an operating lease for accounting purposes, the Net Book Value of such Specified Financing Contract at such date shall be equal to Operating Lease Book Value of such Specified Financing Contract at such date;

provided, however, that in no event shall the Net Book Value of any Specified Financing Contract, as determined above, be less than zero.

     1.98 "Net Receivable": shall mean, in the case of any Financing Contract that is not an Operating Lease, as of any date, (a) the Gross Receivable with respect to such Financing Contract as of such date, minus (b) the amount of any unearned financing income attributed to such Financing Contract as of such date.

     1.99 "Non-Assumable Claim": shall mean any third party Claim (a) in which a Governmental Entity has instituted or asserted a Claim whether directly, or indirectly (including without limitation by counterclaim, cross-claim, third party claim, interpleader or otherwise), (b) seeking injunctive relief, (c) asserted in either a class action or a proceeding or action which seeks redress for the claimant and a class of other similarly situated persons, (d) alleging violations of criminal Law, or (e) alleging violations of civil RICO or any similar state or local Law; provided, however, that to the extent any such third party Claim relates to (i) the matters described in Section 6.3(a)(i)(A) through
(J), (ii) the matters described in Section 10.2(a)(ix), (iii) Shareholder's title to and ownership of the Shares, or (iv) any Excluded Assets, Excluded Liabilities or Excluded Employees, such third party Claim shall not constitute a Non-Assumable Claim.

     1.100 "Non-Competition Agreement": shall mean an agreement relating to non-competition by Shareholder and its Affiliates on the terms and conditions therein, substantially in the form of Exhibit D, as the same may be amended, modified or supplemented from time to time in accordance with its provisions.

     1.101 "Notified Party": as defined in Section 6.3(d)(iv).

     1.102 "Obligor": under any Financing Contract or Credit Enhancement shall mean any Person that is an obligor or borrower under such Financing Contract or Credit Enhancement.

     1.103 "Operating Lease": shall mean any Financing Contract that, as of a particular date, would be classified as an "operating lease" on the Books and Records of the Company in accordance with the Accounting Principles.

     1.104 "Operating Lease Book Value": shall mean in the case of any Financing Contract that is an Operating Lease, as of any date, (a) the Company's original cost of the Portfolio Property subject to or governed by such Operating Lease, plus (b) all billed and unpaid scheduled contractual payments under such Operating Leases as of such date, minus (c) the accumulated depreciation attributed to such Operating Lease and any Portfolio Property subject to or governed by such Operating Lease as of such date.

     1.105 "Original Equipment Cost": shall mean, with respect to any item of Portfolio Property, the original cost of such Portfolio Property as recorded in the Books and Records of the Company in accordance with GAAP consistently applied in accordance with past practices.

     1.106 "Original Purchase Agreement": as defined in the Recitals of this Agreement.

     1.107 "Owned Marks": as defined in Section 3.14(a).

     1.108 "Owned Portfolio Property": shall mean the Portfolio Property with respect to which the Company is the lessor under a Financing Contract which has been classified by the Company as a true lease (with the Company as the owner of the Portfolio Property) for federal income Tax purposes.

     1.109 "PBGC": as defined in Section 3.13(e)(i).

     1.110 "Permitted Encumbrance": shall mean (a) any Encumbrance for Taxes not yet due and payable, (b) any mechanic's or materialmen's lien, which an Obligor under a Financing Contract is required to remove, and (c) any other Encumbrance on the Obligor's interest in any Portfolio Property which is specifically permitted in accordance with the terms of the related Financing Contract.

     1.111 "Person": shall mean any individual, partnership, corporation, trust, limited liability company, unincorporated organization, Governmental Entity and any other entity.

     1.112 "Portfolio Information": shall mean, with respect to any Financing Contract, (a) the name of the Obligor under such Financing Contract; (b) the contract or loan number of such Financing Contract; (c) a description of the Portfolio Property relating to such Financing Contract; (d) the Original Equipment Cost or the funds disbursed in the case of loans for the Portfolio Property relating to such Financing Contract; (e) the stated contractual end of term of such Financing Contract; (f) the date of the last scheduled payment under such Financing Contract; (g) the due date and amount of each of the following scheduled unpaid payments under such Financing Contract, whether billed or unbilled: (i) all periodic unpaid payments in the case of fixed-rate Financing Contracts, and (ii) the combined principal and interest payments calculated at the rates in effect as of the date of the Portfolio Information, in the case of variable-rate Financing Contracts; (h) the aggregate amount of any scheduled payments under such Financing Contracts which have been billed and are due and payable but are unpaid; (i) in the case of each variable-rate Financing Contract, the current net rate calculated based on the current index, the index float, the floor, the ceiling and the index description; (j) the terms of any purchase options in favor of the Obligor or any other Person under such Financing Contract; (k) the proper classification of such Financing Contract on the Books and Records of the Company as a true lease, lease purchase, conditional sale, rental lease, Operating Lease or loan; (l) the tax depreciation method and the tax life elected by the Company in the case of any Financing Contract under which the Company is treated as the owner of the Portfolio Property subject to or governed by such Financing Contract for U.S. federal income Tax purposes; (m) the Operating Lease undepreciated amount; (n) the net investment (with respect to each Financing Contract that is a lease);
(o) the Operating Lease salvage value (with respect to each Financing Contract that is an Operating Lease); (p) the principal amount outstanding (with respect to each Financing Contract that is a loan); (q) the residual value of the Portfolio Property (with respect to each Financing Contract that is neither an Operating Lease nor a loan); (r) the Financing Contract balance remaining (with respect to each Financing Contract that is a lease); (s) a fixed rate or index indicator (identifying whether a Financing Contract carries a fixed interest rate or variable interest rate); and (t) a "muni" indicator (identifying whether a Financing Contract is a Public Sector Financing Contract).

     1.113 "Portfolio Property": shall mean (a) Property with respect to which the Company is the lessor, lender, seller or secured party, as the case may be, pursuant to the terms of a Financing Contract (whether initially or as an assignee), and (b) Property which is held by the Company for sale.

     1.114 "Portfolio Tape": shall mean the computer disk, computer tape or other computer format delivered to Buyer on or about May 17, 2001 and 18, 2001 setting forth, as of April 30, 2001, collectively, the Portfolio Information for each Financing Contract.

     1.115 "Post-Closing Period": as defined in Section 6.3(a)(v).

     1.116 "Pre-Closing Period": as defined in Section 6.3(a)(v).

     1.117 "Premium": shall mean an amount
agreed by Shareholder and Buyer and set forth on a certificate signed by the parties as of the Closing..

     1.118  "Property":  shall mean all property and assets of whatsoever nature
including,   but  not  limited  to,  personal  property,   whether  tangible  or
intangible.

     1.119 "Public Sector Financing Contract": shall mean any Financing Contract (including any amendment thereto or any renewal, assignment, assumption or novation thereof) to which any Governmental Entity is a party.

     1.120 "Purchase Price": as defined in Section 2.1(a).

     1.121 "Purchase Price Certificate": as defined in Section 6.8(a)(vii).

     1.122 "Qualified Settlement Offer": as defined in Section 10.4(c)(iii).

     1.122.1 "Reference Date": shall mean July 31, 2001.

     1.122.2 "Reference Date Balance Sheet": shall mean the balance sheet of the Company prepared as of the Reference Time after giving effect to the transactions contemplated by Section 2.1(e), the second sentence of Section 5.5(a) and the Restructuring, and the notes and schedules, if any, thereto, prepared in accordance with Section 6.8(a).

     1.122.3 "Reference Date Portfolio Information": shall mean the information contained in the Reference Date Portfolio Tape data fields identified on Annex 1.122.3.

     1.122.4 "Reference Date Portfolio Tape": shall mean the computer disk, computer tape or other computer format delivered to Buyer setting forth as of the Reference Date, the Reference Date Portfolio Information for each Financing Contract.

     1.122.5 "Reference Date Shareholder's Equity": shall mean the amount reflected on the Adjusted Reference Date Balance Sheet as the shareholder's equity of the Company.

     1.122.6 "Reference Time": shall mean the close of the Company's business in Redmond, Washington on July 31, 2001.

     1.123 "Release": shall mean any release, spill, emission, leaking, pumping,
injection,  deposit,  disposal,  discharge,   dispersal  or  leaching  into  the
environment of, or exposure to, Hazardous Materials.

     1.124 "Remedial Action": shall mean any action required by any Governmental Entity or necessary to comply with any Environmental Law to (a) clean up, remove, treat or in any other way address any Hazardous Material; (b) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations or post-remedial monitoring and care.

     1.125 "Repurchase Notice": shall mean a written notice signed by an authorized representative of Buyer or its Affiliate and delivered to Shareholder pursuant to which Buyer or its Affiliate elects to exercise a Repurchase Option pursuant to Section 6.12(a).

     1.126 "Repurchase Price": with respect to any Specified Financing Contract at any date means the sum of (a) the Net Book Value of such Specified Financing Contract at such date, plus (b) all reasonable collection expenses incurred by Buyer or any of its Affiliates at or prior to such date in connection with such Specified Financing Contract, plus (c) Buyer or its Affiliate's good faith estimate as to the amount of personal property tax liabilities in respect of periods prior to such date for which an Obligor under such Specified Financing Contract is or would become obligated to reimburse Buyer.

     1.127 "Repurchase Option": shall mean the option granted to Buyer or its Affiliate to require Shareholder to repurchase, or cause to be repurchased by any of its Affiliates, the Specified Financing Contracts pursuant to Section 6.12.

     1.128  "Required  Consents":  as defined in Section 7.3.

     1.129 "Residual": shall mean, with respect to any item of Portfolio Property, its estimated value upon expiration of the Financing Contract to which it is subject, as determined by the Company and established on its Books and Records at the inception of such Financing Contract.

     1.130  "Restructuring":  as defined in Section  5.8(a).

     1.131 "Safeline": shall mean the operations of the Company conducted by the Company's Safeline division.

     1.132 "Section 338(h)(10)  Elections":  as defined in Section 6.3(e).

     1.133  "Section  338  Forms":  as  defined  in  Section  6.3(e)(ii).

     1.134 "Selected Accounting Firm": shall mean a public accounting firm with nationally recognized auditing expertise, which shall be selected by Buyer's independent public accountants and Shareholder's independent public accountants to resolve a dispute arising pursuant to Section 6.3 or 6.8(b).

     1.135 "Settlement Date": shall mean the fifth (5th) Business Day following the date of delivery to Buyer and Shareholder of the final Adjusted Reference Date Balance Sheet and the final Purchase Price Certificate as provided in
Section  6.8(a)(viii).

     1.136 "Settlement Rate": shall mean, on any date, the "target" federal funds rate reported in the "Money Rates" section of the Eastern edition of The Wall Street Journal published for such date. In the event The Wall Street Journal ceases publication of the "target" federal funds rate or fails on any particular date to publish the "target" federal funds rate, the "target" federal funds rate shall refer to the rate for the last transaction in overnight federal funds arranged prior to such date by The Chase Manhattan Bank.

     1.137  "Shareholder":  as defined in the preamble of this Agreement.

     1.138 "Shareholder Adverse Effect": shall mean any adverse effect on the ability of Shareholder to consummate the transactions contemplated in, and perform its obligations under, this Agreement and any of the Transaction Documents but shall not be deemed to include the effect of any changes (a) in general economic, regulatory or political conditions, or (b) affecting similarly situated entities generally (other than those changes that are materially more adverse as to Shareholder than the effect of such changes on similarly situated entities generally).

     1.139 "Shareholder  Indemnified  Party": as defined Section 10.2(b).

     1.140 "Shareholder  Survival Period": as defined in Section 10.1(b).

     1.141 "Shareholder's Accountants": shall mean Ernst & Young LLP (or its successor organization) or at Shareholder's election, any other public accounting firm with nationally recognized auditing expertise in the financial services industry (other than Buyer's Accountants), as selected by Shareholder.

     1.142 "Shareholder's Insurance Policies": as defined in Section 5.8(b)(ii).

     1.143 "Shares": shall mean all of the Common Stock to be purchased by Buyer.

     1.144 "Special Adjustments": shall mean such adjustments to the Reference Date Balance Sheet as shall be necessary to (a) reflect all assets or liabilities, the existence of which are known on the date Buyer's Accountants deliver the draft of the Reference Date Balance Sheet to Buyer, Shareholder and Shareholder's Accountants pursuant to the provisions of Section 6.8(a) and which, as of the Reference Date, were assets or liabilities (as the case may be) of the Company of a type properly to have been reflected on the Reference Date Balance Sheet, but which were not in fact reflected on the Reference Date Balance Sheet, including, but not limited to, any asset or liability which was not reflected on the Reference Date Balance Sheet because such asset or liability was not deemed to be material, (b) remove any asset or liability which should not have been reflected on the Reference Date Balance Sheet but was in fact reflected thereon irrespective of whether such asset or liability is deemed not to be material, (c) give effect to each accounting principle, method, practice or procedure that is set forth on Annex 1.1 and each other accounting principle, method, practice or procedure that is to be treated as a Special
Adjustment pursuant to the last sentence of the definition of "Accounting Principles", (d) adjust the reserves reflected on the Reference Date Balance Sheet in the manner provided on Exhibit A, (e) eliminate any Excluded Assets and any Excluded Liabilities reflected on the Reference Date Balance Sheet, (f) eliminate any deferred tax assets and any deferred tax liabilities and (g) eliminate any receivable or payable relating to Taxes of the Company (other than accrued receivables due from Obligors with respect to personal property Taxes to the extent Shareholder has indemnified Buyer for such Taxes pursuant hereto or such Taxes have otherwise been paid prior to the Reference Date).

     1.145  "Special  Representations":  as defined on the  Definitional  Annex.

     1.146 "Specified Financing Contract": shall mean each Financing Contract entered into pursuant to the personal computer purchase program for SAFECO insurance company agents originated by the Safeline division.

     1.147 "Specified Settlement Date": shall mean, with respect to any Specified Financing Contract, the date that is ten (10) days immediately following the date of delivery by Buyer or its Affiliate of a Repurchase Notice with respect to such Specified Financing Contract.

     1.148 "Stipulated Reserve Amount": shall mean an amount equal to the product of (a) the sum of the aggregate Net Receivable of all Financing Contracts that are reflected on the Adjusted Reference Date Balance Sheet that are not Operating Leases, plus (b) without duplication, the Operating Lease Book Value of all Operating Leases that are reflected on the Adjusted Reference Date Balance Sheet, multiplied by (c) 1.3959%.

     1.149 "Straddle Period": shall mean any taxable year or period beginning on or before and ending after the Closing Date.

     1.150 "Subject Company  Claims":  as defined in Section  5.8(b)(ii).

     1.151 "Subject Company Liabilities": as defined in Section 5.8(b)(ii).

     1.152 "Subsidiary": when used in reference to any Person, shall mean (a) a corporation in which such Person, a subsidiary of such Person, or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, has either (i) a majority equity ownership interest, or (ii) the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors, or (b) a partnership in which such Person, a subsidiary of such Person, or such Person and one or more subsidiaries of such Person, (i) is, at the date of determination, a general partner, or (ii) has a majority equity ownership interest, or (c) any other Person (other than a corporation or a partnership) in which such Person, a subsidiary of such Person, or such Person and one or more subsidiaries of such Person has either (i) at least a majority equity ownership interest, or (ii) the power to elect, or to direct the election of, a majority of the directors, members or other governing body.

     1.153 "Tape Audit": as defined in Section 6.6(b).

     1.154 "Tape Audit Engagement Letter": as defined in Section 6.6(b).

     1.155 "Tape Auditors": shall mean the public accounting firm (with nationally recognized auditing expertise in the financial services industry) mutually agreed by Shareholder and Buyer.

     1.156 "Tape Settlement Amount": as defined in Section 6.6(c).

     1.157 "Tax" or "Taxes": shall mean any (a) domestic or foreign federal, state or local taxes, charges, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind whatsoever (including but not limited to any income, net income, gross income, receipts, windfall profit, severance, property, production, sales, use, business and occupation, license, excise, registration, franchise, employment, payroll, withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, estimated, transaction, title, capital, paid-up capital, profits, occupation, premium, value-added, recording, real property, personal property, inventory and merchandise, business privilege, federal highway use, commercial rent or environmental tax), (b) interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with (i) any item described in clause (a), or (ii) the failure to comply with any requirement imposed with respect to any Tax Return, and (c) liability in respect of any items described in clause (a) and/or (b) payable by reason of Contract, assumption, transferee liability, operation of Law, Treasury Regulation section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.

     1.158 "Tax Exempt Financing Contract": shall mean a Financing Contract in respect of which the interest income received by the Company is treated on the Books and Records as exempt from U.S. federal income Tax pursuant to Section 103 of the Code or any predecessor thereof.

     1.159  "Tax   Proceeding   ":  as  defined  in  Section 6.3(d)(i).

     1.160 "Tax Return ": shall mean any return, report or statement required to be filed with respect to any Tax (including any attachments thereto and any amendment thereof) including, but not limited to, any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, consolidated, combined or unitary returns for any group of entities that includes the Company (or Shareholder or any of its Affiliates, with respect to the Transferred Assets).

      1.161 "Tax Sharing Agreement ": shall mean any Tax allocation, indemnity, sharing or similar Contract or arrangement (whether or not written).

     1.162 "Third Party Beneficiary": as defined in Section 11.10.

     1.163 "Third Party Debt": shall mean, as of any particular date, the outstanding principal amount of, and accrued and unpaid interest on, the obligations for borrowed money incurred by the Company as of such date, other than the Intercompany Debt but including, without limitation, the Guaranteed Debt.

     1.163.1 "Threshold Amount": as defined on the Definitional Annex.

     1.164 "Title IV Plan": as defined in Section 3.13(e).

     1.165 "Transaction Documents": shall mean this Agreement and each of the agreements, certificates, instruments and documents executed or delivered pursuant to the terms of this Agreement, including but not limited to the Transition Services Agreement, the CP Guaranty Agreement, the MTN Guaranty Agreement and the Non-Competition Agreement.

     1.166 "Transferred Assets": shall mean, other than with respect to the Excluded Assets: (a) fixed assets used in the operation of the Company's business prior to Closing and located in the Company's offices set forth on Annex 1.166, and any other personal computers used exclusively in the operation of the business by Transferred Employees, (b) the Leasehold Interests set forth on Annex 1.166(b), (c) assignment of rights to lockboxes or similar designated locations for receipt of payments under applicable Financing Contracts, and (d) such other assets as specifically agreed by Shareholder and Buyer.

     1.167 "Transferred Employees": shall mean all individuals who are Employees on the Closing Date, other than Excluded Employees.

     1.168 "Transfer Taxes": shall mean any and all sales, use, stamp, documentary, filing, recording, transfer, real estate transfer, stock transfer, gross receipts, registration, duty, securities transactions or similar fees or Taxes or governmental charges (together with any interest or penalty, addition to Tax or additional amount imposed) as levied by any taxing authority in connection with the transactions contemplated by this Agreement.

     1.169   "Transition   Services   Agreement":   shall  mean  the   agreement
substantially in the form of Exhibit E, as the same may be amended, modified or supplemented from time to time in accordance with its provisions.

     1.170  "Treasury   Regulations":   shall  mean  the  treasury   regulations
promulgated  under the Code.

     1.171  "WARN":   shall  mean  the  Worker  Adjustment  and  Retraining
Notification Act, 29 U.S.C.ss. 2101 et seq., and any comparable state or local Laws and regulations.

2.       Purchase and Sale of Shares

         On the terms and subject to the conditions of this Agreement, Buyer agrees to purchase the Shares from Shareholder, and Shareholder agrees to sell the Shares to Buyer free and clear of all Encumbrances. Shareholder shall deliver to Buyer the certificates representing the Shares (with any necessary stock transfer Tax stamps attached or provided for), duly endorsed to Buyer so as to transfer and assign to Buyer at the Closing good and valid title to the Shares free and clear of all Encumbrances (other than restrictions imposed by applicable securities Laws) and to constitute Buyer the sole beneficial and record owner thereof.

     2.1 Purchase Price

     (a) As of the Closing, Shareholder shall sell and Buyer shall purchase the Shares for an aggregate purchase price equal to the sum of (i) the Reference
Date  Shareholder's  Equity,  plus  (ii) the  Adjusted  Premium  (the  "Purchase
Price").

     (b) On the Closing Date, Buyer shall pay the Initial Payment to Shareholder by wire transfer of immediately available funds to an account in the United States designated in writing by Shareholder to Buyer at least three (3) Business Days prior to the Closing.

     (c) On the Closing Date, pursuant to Section 5.6, Buyer shall guarantee payment and performance of all Guaranteed Debt.

     (d) On the Settlement Date, the following payments shall be paid by wire transfer of immediately available funds to an account in the United States designated in writing by the recipient thereof at least three (3) Business Days prior to the Settlement Date:

                        (i) (x) if the Reference Date Shareholder's Equity exceeds the Estimated Shareholder's Equity, Buyer shall pay to Shareholder an amount equal to such excess, together with accrued interest on such amount calculated at the Settlement Rate, as from time to time in effect, for the period from the Closing Date to and including the date upon which such payment is made (calculated on the basis of the actual number of days elapsed in a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may
         be); or

                           (y) if the Estimated Shareholder's Equity exceeds the Reference Date Shareholder's Equity, Shareholder shall pay to Buyer an amount equal to such excess, together with accrued interest on such amount calculated at the Settlement Rate, as from time to time in effect, for the period from the Closing Date to and including the date upon which such payment is made (calculated on the basis of the actual number of days elapsed in a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be).

                  (ii) (x) if the Adjusted Premium exceeds the Premium, Buyer shall pay to Shareholder an amount equal to such excess, together with accrued interest on such amount calculated at the Settlement Rate, as in effect from time to time, for the period from the Closing Date to and including the date upon which such payment is made (calculated on the basis of the actual number of days elapsed in a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be); or

                           (y) if the Premium exceeds the Adjusted Premium, Shareholder shall pay to Buyer an amount equal to such excess, together with accrued interest on such amount calculated at the Settlement Rate, as in effect from time to time, for the period from the Closing Date to and including the date upon which such payment is made (calculated on the basis of the actual number of days elapsed in a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be).

     (e) At the time of Closing, Shareholder shall be deemed, effective immediately prior to the Reference Time, to have (i) made a contribution to the capital of the Company of the obligation with respect to all Intercompany Debt that would otherwise be included on the Company's balance sheet as a liability in accordance with the Accounting Principles, and (ii) paid and discharged in full (and shall be deemed to have caused each of its Affiliates (other than the Company) to have paid and discharged in full) all Intercompany Debt that would otherwise be included on the Company's balance sheet as an asset in accordance with the Accounting Principles. Any such deemed capital contribution made by Shareholder to recharacterize or reclassify any Intercompany Debt in accordance with this Section 2.1(e) shall be treated as a cancellation, release and discharge in full of any such Intercompany Debt.

     2.2 Closing

     The closing of the transactions contemplated by this Agreement (the "Closing") shall, subject to the satisfaction or waiver of the conditions set forth in Articles 7 and 8, be held at the offices of Perkins Coie LLP, 1201 Third Avenue, Seattle, Washington, commencing at 7:00 a.m. local time (or such other place and time as the parties shall mutually agree), on the third (3rd) Business Day following the date that the conditions precedent set forth in Articles 7 and 8 are satisfied or waived (or at such other date or time as the parties may mutually agree). The Closing will be deemed to be effective, for all purposes, as of the close of the Company's business in Redmond, Washington on the day the Closing occurs.

3.       Representations and Warranties of the Company and Shareholder

     Shareholder, as to Sections 3.1, 3.2(b), 3.3(b), 3.3(c), 3.8(a), 3.8(b)(i),
3.8(b)(iii)-(v), 3.8(b)(vii), 3.8(b)(xii),  3.8(b)(xvi)-(xviii),  3.10(c), 3.13,
3.14(b),  3.15, 3.18, 3.20, 3.21(c), 3.25, 3.26 and 3.27, and the Company, as to
Sections 3.2 through 3.27, represent and warrant to Buyer, after taking into account the Restructuring, as follows:

     3.1 Shareholder Organization; Corporate Authority; Enforceability; Consents

     (a) Organization. Shareholder is a corporation duly organized and validly existing under the Laws of the State of Washington and has the power to own and lease its Properties and carry on its business as it is now conducted.

     (b) Good Title. Shareholder owns, beneficially and of record, all the Shares, which represent all the issued and outstanding capital stock of the Company. The Shares are owned by Shareholder free and clear of any Encumbrance (other than restrictions imposed by applicable securities Laws), and, upon the consummation of the sale of such Shares as contemplated hereby, Buyer will have good title to such Shares, free and clear of any Encumbrance (other than restrictions imposed by applicable securities Laws).

     (c) Authority. Shareholder has all requisite power, right and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and to sell and transfer the Shares without the consent or approval of any other Person. Shareholder has taken, or will take prior to the Closing, all actions necessary for the due authorization, execution, delivery and performance of this Agreement and the other Transaction Documents.

     (d) Enforceability. This Agreement has been, and the other Transaction Documents to which Shareholder is a party will be upon the Closing, duly executed and delivered by Shareholder, and this Agreement is, and each of the other Transaction Documents to which it is a party will be upon the Closing, the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exception.

     (e) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by Shareholder, and the consummation by Shareholder of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a violation (with or without the giving of notice or lapse of time, or both) of any provision of any Law or any judgment, decree, order, regulation or rule of any Governmental Entity applicable to Shareholder,
(ii) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, restriction or Encumbrance on, or the creation in any Person of the right to accelerate, terminate, modify or cancel, any contract, lease or note to which Shareholder is a party or by which it is bound or to which any material assets of Shareholder are subject, (iii) result in the creation of any Encumbrance on the Shares, or (iv) conflict with or result in a breach of or constitute a default under any provision of Shareholder's articles of incorporation or bylaws, except, in the case of clauses (i) and (ii) above, for such violations, defaults, Encumbrances or conflicts which would not have a Shareholder Adverse Effect.

     (f) Consents. Except for filing required under the HSR Act and the Securities Exchange Act of 1934, as amended, and as set forth on Disclosure
Schedule 3.1(f), Shareholder is not required to obtain any consent, approval or Authorization of, or to make any declaration, filing or registration with, any Governmental Entity or Person with respect to the execution, delivery and performance of this Agreement and the other Transaction Documents to which Shareholder is a party or the consummation by Shareholder of the transactions contemplated hereby and thereby.

     3.2  Company   Organization;   Corporate   Authority;   Enforceability

     (a) Organization. The Company is a corporation duly organized and validly existing under the Laws of the State of Washington. The Company is duly qualified to conduct business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction where such qualification is required due to (i) the character or location of Property owned by it or leased for use in the operation of the Company's business, or (ii) the nature of the business conducted by the Company, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. Disclosure Schedule 3.2(a) sets forth all jurisdictions in which the Company is qualified as a foreign corporation to conduct business.

     (b) Authority.  The Company has all requisite power, right and authority to
(i) own, operate and lease its Properties and assets, and to carry on its business as it is now conducted, and (ii) to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. Annex 3.2 contains true and correct copies of the Company's articles of incorporation and bylaws, including all amendments thereto through the date hereof in effect on the date hereof. All actions on the part of the Company, its officers and directors and Shareholder necessary for the due authorization, execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of all the Company's obligations under this Agreement and the other Transaction Documents have been taken or will be taken prior to the Closing.

     (c) Enforceability. This Agreement has been and the other Transaction Documents to which the Company is a party will be upon the Closing, duly executed and delivered by the Company, and this Agreement and each of the other Transaction Documents to which it is a party will be upon the Closing, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exception.

     3.3 Capitalization

     (a) The authorized capital stock of the Company consists of ten thousand (10,000) shares of common stock, $100 par value per share (the "Common Stock").

     (b) The issued and outstanding capital stock of the Company consists solely of the Common Stock, which is held of record and beneficially owned by Shareholder free and clear of all Encumbrances. All shares of Common Stock are duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights, and were issued in compliance with all applicable Laws.

     (c) Other than pursuant to the transactions expressly contemplated by this Agreement, there are no outstanding or authorized options, convertible or exchangeable securities or instruments, warrants, rights, Contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which either Shareholder or the Company is a party or which are binding on either Shareholder or the Company for the issuance, disposition or acquisition of any capital stock of the Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Company.

     (d) The Company is not a party or subject to any Contract, agreement or understanding, and there is no Contract, agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company.

     3.4 Subsidiaries and Affiliates

     The Company does not have any Subsidiaries and, except for Commercial Equipment Leasing Company and Simlog Leasing Company (each of which was acquired by the Company through the acquisition of all of the issued and outstanding stock of such entity and each of which was subsequently merged with and into the Company), has never had any Subsidiaries. The Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, limited liability company, joint venture or other entity, and has no Contract, agreement or understanding to purchase any such interest. Other than beneficial interests in "titling" trusts in respect of certain Financing Contracts, the Company does not control, directly or indirectly, or have any equity ownership of, or participation in, any Person or the right, option or other agreement to acquire (whether by purchase, conversion or exchange) any equity ownership of, or participation in, any Person.

     3.5 No Conflicts; Consents

     (a) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a violation (with or without the giving of notice or lapse of time, or both) of any provision of any Law or any judgment, decree, order, regulation or rule of any Governmental Entity applicable to the Company, (ii) except as set forth on Disclosure Schedule 3.5(a), conflict with or result in a violation of any Material Contract or any Contracts required to be set forth on Disclosure
Schedule 3.10(d); nor will such execution, delivery and performance (A) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any Person of the right to accelerate, terminate, modify or cancel, any Material Contract or any Contracts required to be set forth on Disclosure Schedule 3.10(d), to which the Company is a party or by which it is bound or to which any assets of the Company are subject, or (B) result in the creation of any Encumbrance on the assets of the Company, or on the Shares or any other securities of the Company, or (C) conflict with or result in a breach of or constitute a default under any provision of the articles of incorporation or bylaws of the Company.

     (b) Consents. Except for the filing of a notification pursuant to the HSR Act and as set forth on Disclosure Schedule 3.5(b), the Company is not required to obtain any consent, approval or Authorization of, or to make any declaration, filing or registration with, any Governmental Entity or Person with respect to the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party or the consummation by the Company of the transactions contemplated hereby and thereby.

     3.6  Financial  Statements;  Obligations

     (a) The Company has delivered to Buyer (a) unaudited balance sheets and statements of operations, shareholder's equity and cash flows of the Company at and for the fiscal years ended December 31, 2000, 1999 and 1998, and (b) unaudited balance sheets and statements of operations and cash flows of the Company at and for the period ended April 30, 2001. All the foregoing financial statements (including the notes thereto) are referred to as the "Financial Statements." The Financial Statements have been prepared from the Books and Records of the Company and in conformity with GAAP applied on a basis consistent with the Accounting Principles throughout the periods covered (except as may be indicated in the notes thereto), and present fairly in all material respects the financial position of the Company at the dates and for the periods indicated, and solely with respect to the April 30, 2001 Financial Statements, subject to normal recurring period-end adjustments (which, from April 30, 2001, in the aggregate, will not be material in amount or effect).

     (b) Except as set forth on Disclosure  Schedule 3.6(b),  the Company has no
(i) indebtedness or (ii) material obligations or material liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) which are required to be reflected or reserved against in accordance with GAAP, but are not reflected or reserved against on the balance sheet dated as of April 30, 2001 included in the Financial Statements, other than such indebtedness, obligations or liabilities as were incurred in the ordinary course of business consistent with past practices since December 31, 2000 and which either will be repaid or discharged prior to or at the Closing or reflected on the Adjusted Reference Date Balance Sheet. The Company has not deposited or pledged, and is not obligated upon the occurrence of any condition or event to deposit or pledge, any collateral to any counterparty pursuant to any Contract.

     (c) All of the Portfolio Information set forth in the Portfolio Tape is true, correct, complete and accurate in all material respects.

     (d) All of the Reference Date Portfolio Information set forth in the Reference Date Portfolio Tape shall be true, correct, complete and accurate in all respects as of the Reference Date.

     3.7 Absence of Certain Changes or Events

     (a) Since April 30, 2001, except as set forth on Disclosure Schedule 3.7(a), the Company has not (i) suffered any changes in its business, operations or financial position which changes, in the aggregate, have had or are reasonably likely to have a Material Adverse Effect, or (ii) conducted its business in any material respect not in the ordinary and usual course consistent with past practice.

     (b) Except as set forth on Disclosure Schedule 3.7(b), the Company has not, since April 30, 2001:

                (i) declared, set aside, made or paid any dividend or other distribution in respect of the capital stock of, or other equity interests in, or repurchased, redeemed or otherwise acquired any of its capital stock or other equity interests;

                (ii) transferred, issued, sold or disposed of any of its capital stock or other equity interests, or granted options, warrants, calls or other rights to purchase or otherwise acquire its capital stock or other equity interests;

                (iii) effected any recapitalization, reclassification, stock split or like change in the capitalization of the Company;

                (iv) amended its articles of incorporation;

                (v) made any change in the accounting principles (including methods, practices or procedures) used in the preparation of the Financial Statements;

                (vi) effected any change in the Company's actuarial, reserving, underwriting or credit administration policies, practices or principles;

                (vii) made any changes in its credit policies or collateral eligibility standards;

                (viii) committed to make any capital expenditures in excess of $50,000 per capital project;

                (ix) waived or committed to waive any rights which would have a Material Adverse Effect;

                (x) purchased, leased, sold, exchanged or otherwise disposed of or acquired any Property or assets (other than in the ordinary course of business consistent with past practices) for which the aggregate consideration paid or payable in any individual transaction was in excess of $100,000;

                (xi) suffered any Damage, destruction or casualty loss, whether or not covered by insurance, in excess of $100,000 in the case of any individual loss, or $250,000 with respect to the aggregate of all such losses;

                (xii) made or agreed to make any increase in the compensation payable or to become payable to any Employee, except for regularly scheduled increases in compensation payable or increases otherwise occurring in the ordinary and usual course of business consistent with past practices;

                (xiii)  made or  agreed to make any  material
increase in any Employee  Benefit Plan;

                (xiv) made any upward  adjustments  to,
written up or otherwise increased the book value of any of its Properties;

                (xv) reduced, written off or otherwise decreased the amount of any of its obligations or liabilities (including without limitation any Intercompany Debt) other than in the ordinary and usual course of business consistent with past practices; or

                (xvi) permitted any Encumbrance on any of the Property (other than Excluded Assets) of the Company, other than Permitted Encumbrances.

     3.8 Taxes

     (a) Disclosure Schedule 3.8(a) lists all (i) material types of Taxes paid by or on behalf of, (ii) material types of Tax Returns filed by or on behalf of and (iii) jurisdictions in which the Company pays or has paid a material amount of income, franchise, or sales Taxes.

     (b)  Except as set forth on  Disclosure  Schedule  3.8(b):

                (i) Each of the Company and each  "affiliated  group"
(within the meaning of Section 1504 of the Code) of which the Company is or has been a member (A) has timely filed (or another has timely filed on its behalf) with the appropriate Governmental Entities all income, franchise and other material Tax Returns required to be filed, and all such Tax Returns are true and correct in all material respects, and (B) has paid (or another has paid on its behalf) all Taxes shown on such Tax Returns as owing;

                (ii) The Company has previously delivered to Buyer true and complete copies (or has made available to Buyer and permitted Buyer to make true and complete copies) of (A) any audit reports issued in the five (5) years prior to the date of this Agreement (or otherwise with respect to any audit or investigation in progress) relating to Taxes due from or with respect to the Company; (B) the United States federal income Tax Return, and those state, local, and foreign Tax Returns showing Taxes due in excess of $10,000, for all taxable periods ending in 1997, 1998, 1999 and 2000 which relate to the Company (other than consolidated, combined or unitary Tax Returns which include members other than the Company); and (C) the portions of all federal, state, local or foreign consolidated, combined or unitary Tax Returns which relate to the Company showing Taxes due attributable to the Company in excess of $10,000, for all taxable periods ending in 1997, 1998, 1999 and 2000;

                (iii) All deficiencies asserted or assessments made in writing by any Governmental Entity in excess of $5,000 with respect to Taxes of the Company have been paid, and there are no actions, suits, investigations, audits or Claims in progress by any Governmental Entity relating to Taxes of the Company in excess of $5,000. No issue has been raised by written inquiry of a Governmental Entity in any current or prior examination which, by application of the same principles, would reasonably be expected to result in a proposed deficiency for any subsequent taxable period. To the Knowledge of the Company, no Claim has been made by a Governmental Entity in a jurisdiction where the Company does not file Tax Returns to the effect that the Company is or may be subject to taxation by that jurisdiction;

                (iv) There are no outstanding waivers in writing or comparable consents regarding the application of any statute of limitations in respect of Taxes of the Company;

                (v) None of the Company, Shareholder or any of its Affiliates, or any of their respective shareholders, directors or officers has received any written notice from any Governmental Entity that it intends to conduct an audit or investigation of the Company. The Company is not subject to any private letter ruling of the IRS or any comparable rulings of another Governmental Entity;

                (vi) There are no liens for Taxes of the Company upon the assets of the Company, except for liens arising as a matter of Law relating to current Taxes not yet due;

                (vii) All Taxes that the Company has been or is required by law to withhold or to collect for payment and which are material in amount have been duly withheld and collected, and have been paid over to the appropriate Governmental Entities;

                (viii) Neither the Company, nor any other Person on behalf of the Company, has (A) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code (or any predecessor provision) or any similar provision of Law (nor, to the Knowledge of the Company, has the IRS or any other Governmental Entity proposed any such adjustment), or has any application pending with any Governmental Entity requesting permission for any changes in accounting methods that relate to the Company, (B) within the five (5) years prior to the date of this Agreement, executed or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of Law, (C) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section
341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code),
(D) extended the time (1) within which to file any Tax Return, which Tax Return has since not been filed or (2) for the assessment or collection of Taxes, which Taxes have not since been paid or (E) granted to any Person any power of attorney that is currently in force with respect to any Tax matter;

                (ix) The unpaid Taxes of the Company did not, as of April 30, 2001, exceed the reserve or reserves for Tax liability set forth on the face of the Company's balance sheet (but excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) included with the Financial Statements;

                (x) No Property owned by the Company is (A) property required to be treated as being owned by another Person pursuant to the provisions of
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (B) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code,
(C) "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code, (D) subject to Section 168(g)(1)(A) of the Code, (E) "limited use property" within the meaning of Rev. Proc. 76-30 or (F) subject to any provision of Law comparable to any of the provisions listed above;

                (xi) The Company has not made any payment or payments and is not obligated to make any payment or payments that would, as a result of the transactions contemplated by this Agreement, not be deductible by Buyer, the Company or their respectiveAffiliates pursuant to Sections 280G or 162(m) of the Code;

                (xii) The Company (A) is not and has not been a member of any "affiliated group" within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of Law that filed or was required to file a consolidated combined or unitary Tax Return (other than a group the Common Parent of which was Shareholder), and (B) has no liability for the Taxes of any Person (other than Shareholder and any of Shareholder's Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any comparable provision of Law).

                (xiii) No asset of the Company is a debt instrument the interest on which is, or purports to be, excludable, in whole or in part, from gross income for federal income Tax purposes;

                (xiv) The Company is not a party to, bound by or obligated
under, any Tax  Sharing   Agreement;

                (xv) The Company has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement;

                (xvi) The Company does not constitute or own, directly or indirectly, an interest in a "taxable mortgage pool" within the meaning of
Section 7701(i) of the Code".

                (xvii) Shareholder and the Company are members of a  "selling
consolidated   group"  within  the  meaning  of  Treasury   Regulation   Section
1.338(h)(10)-1T(c)  of which  Shareholder  is the  Common  Parent;

                (xviii) The Company is not an obligor on any indebtedness in respect of which the interest is intended to be exempt from federal income Tax to the holder of the debt obligation;

                (xix) The Company has not participated in, or cooperated with, an "international boycott" within the meaning of Section 999 of the Code;

                (xx) The Company is not a "United States real property holding corporation" within the meaning of Section 897 of the Code;

                (xxi) None of the assets of the Company is a debt obligation that (A) was issued with "original issue discount" as that term is defined in
Section 1273(a) of the Code; (B) is a "registration-required obligation" as defined in Section 163(f)(2) of the Code; (C) is an "applicable high yield discount obligation" as defined in Section 163(i)(1) of the Code; or (D) is a "disqualified debt instrument" as defined in Section 163(l)(2) of the Code;

                (xxii) No material asset of the Company is a debt obligation that is a "U.S. real property interest" within the meaning of Section 897(c) of the Code;

                (xxiii) No borrower on, co-lender under, or Person holding a participation in an asset of the Company that is a debt obligation is other than a "United States person" as such term is defined in Section 7701(a)(30) of the Code;

                (xxiv) No indebtedness of the Company is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code;

                 (xxv) None of the assets of the Company directly or indirectly secures any debt, the interest on which is tax-exempt under
Section 103(a) of the Code;

                (xxvi) The Company has
not engaged in any material "intercompany transactions" in respect of which gain was and continues to be deferred pursuant to Treasury Regulation Section 1.1502-13 or any predecessor or successor thereof or analogous or similar provision of Law;

                (xxvii) No prior ownership change (within the meaning of Section 382 of the Code) has occurred (A) that would result in the imposition of a limitation upon the future deductibility of any Tax basis or built-in deduction item of the Company, or (B) that resulted in a readjustment of the Tax basis of the assets of the Company under Section 56(g)(4)(G) of the Code.

                (xxviii) There is no taxable income of the Company that will be reportable in the taxable period beginning after the Closing Date that is attributable to an installment sale that occurred prior to the Closing; and

                (xxix) (A) Except with regard to any Financing Contract treated by the Company as a lease for Tax purposes (other an Operating Lease) which as of July 13, 2001 are set forth on Disclosure Schedule 3.8(b)(xxix), the classification for financial accounting purposes of each Financing Contract reflected in the balance sheet of the Company included with the Financial Statements is consistent with the manner in which such Financing Contract has been classified for Tax purposes (as a loan or as a lease for Tax purposes), (B) such classification (as a loan or as a lease for Tax purposes) has not been challenged by the IRS or any other Governmental Entity in a notice of proposed adjustments or a notice of deficiency and (C) neither Shareholder and any of its Affiliates nor the Company has reported its status under any Financing Contract as that of a partner or member of any other association for Tax purposes.

     (c) For purposes of this Section 3.8 and Section 6.3, any reference to the Company therein shall be deemed to include any Person which merged with or was liquidated into the Company.

     3.9  Property

     (a) The Company owns no real property. Disclosure Schedule 3.9(a) contains a complete and accurate list of all real property that is (i) leased or rented under an agreement (and identifies each corresponding lease) to which the Company is a party (the "Leased Property"), or (ii) used by the Company in the operation of its business but with respect to which the Company is not a party to any lease or rental agreement. The Company has good and valid Leasehold Interests in the Leased Property free and clear of all Encumbrances other than Permitted Encumbrances which do not unreasonably restrict the use and enjoyment thereof as they have been used and enjoyed historically by the Company.

     (b) With respect to each Contract, lease, license, rental agreement or Contract of sale to which the Leased Property is subject, (i) each such Contract is valid, binding, enforceable and in full force and effect in accordance with its terms against the parties thereto; (ii) the Company has performed all material obligations imposed on it thereunder; (iii) the Company is not in default thereunder (such that the Company would be required to pay or expend more than $10,000 in the aggregate to cure any such default), nor to the Knowledge of the Company, is there any event that with notice or lapse of time, or both, would constitute such a default thereunder; and (iv) the Company has not received notice that any party to any such Contract or lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

     (c) The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, will not result in a breach or violation by the Company of any lease of the Leased Property.

     (d) The Company has good and valid title to all tangible personal property identified on Disclosure Schedule 3.9(d)(i) and, at the Closing, will have good and valid title to all tangible personal property identified on Disclosure
Schedule 3.9(d)(ii), free and clear of all Encumbrances other than Permitted Encumbrances.

     3.10  Contracts

     (a) Disclosure Schedule 3.10(a) contains a complete and accurate list of all Material Contracts (other than base compensation paid to any Employees in the ordinary course and the employee benefits set forth on Disclosure Schedule 3.13(a)), including, without limitation, all security agreements, intellectual property licenses and other license agreements, credit agreements, instruments relating to the borrowing of money, purchase Contracts, sale Contracts, research Contracts, scientific collaboration or cooperation agreements and software license agreements. Each Material Contract and each Contract required to be set forth on Disclosure Schedule 3.10(d) is valid, binding and enforceable in all material respects in accordance with its terms against each party thereto and is in full force and effect; and the Company is not in default thereunder. Furthermore, to the Knowledge of the Company, no breach or default by any other party to any such Material Contract or any Contract required to be set forth on Disclosure Schedule 3.10(d) has occurred. The Company has not received notice, and is not otherwise aware, that any party to any Material Contract or any Contract required to be set forth on Disclosure Schedule 3.10(d) intends to cancel, terminate or refuse to renew any such Contract or to exercise or decline to exercise any option or right thereunder.

     (b) To the Knowledge of the Company, the consummation of the transactions contemplated by this Agreement and any other Transaction Document will not result in, cause or permit the termination or cancellation of any Material Contract or any Contract required to be set forth on Disclosure Schedule 3.10(d).

     (c) Disclosure Schedule 3.10(c) sets forth all Derivative Agreements to which the Company is a party and sets forth for each such Derivative Agreement any credit enhancement provided by Shareholder in respect of the Company's obligations thereunder.

     (d) Except as described on Disclosure Schedule 3.10(d), the Company is not a party to, bound by or subject to any Contracts of the following kinds: (i) any employment or consulting Contract (other than base compensation paid to any Employees in the ordinary course and the employee benefits set forth on Disclosure Schedule 3.13(a)); (ii) any intercompany debt other than as described on Annex 1.82; (iii) any Third Party Debt other than as set forth on Annex 5.6;
(iv) except as provided in any Financing Contract or commitment therefor, any Contract relating to the disposition or acquisition of any of the stock or assets of, or any interest in, any business enterprise; (v) any Contract relating to capital expenditures and involving future payments which, together with future payments under all other Contracts relating to the same capital project, exceed $50,000; (vi) any guarantee or indemnification running to any Person which involves, individually or in the aggregate, a contingent liability of the Company of $100,000 or more; (vii) any Contract providing for the collection, servicing or administration of Financing Contracts by the Company on behalf of any other Person; (viii) any Contract providing for the administration by any Person of any part of the Financing Contracts of the Company; (ix) any Contract by any Person to purchase a Financing Contract or any interests or participations therein, or any Contract to sell a Financing Contract or any interests or participations therein (other than the Contracts entered into through the Company's National Division); (x) any Contract containing any covenant or provision limiting the freedom of the Company to engage in any line of business or compete with any Person in any geographic area; (xi) any Contract limiting the right of the Company to pay dividends or distributions to its shareholders; (xii) any Contract or commitment in which the Company participates as a general partner or joint venturer; (xiii) any Contract between the Company, on the one hand, and Shareholder or any of its Affiliates (other than the Company) or any director, officer or employee of Shareholder or the Company or any of its Affiliates, on the other hand, except for (A) the Intercompany Debt,
(B) Contracts relating to the Excluded Assets and (C) intercompany expense allocations, in each such case entered into in the ordinary course and consistent with the Company's past practices since January 1, 2001; (xiv) any commitment to do any of the foregoing; or (xv) any business relationships with Shareholder or any of its Affiliates (other than the Company) that are outside the ordinary and usual course of business and are on terms and conditions less favorable to the Company than would be available in a comparable transaction with a Person not an Affiliate of the Company or Shareholder.

     3.11  Claims and Legal  Proceedings

     (a) Except as set forth on Disclosure Schedule 3.11(a), there are no Claims (including counterclaims) pending or, to the Knowledge of the Company, threatened  against  the  Company  before  or  by  any  Governmental  Entity  or non-governmental department, commission, board, bureau, agency or instrumentality, or any other Person. To the Knowledge of the Company, there is no valid basis for any Claim involving amounts in excess of $100,000, or that could reasonably be expected to have a Material Adverse Effect before any Governmental Entity or non-governmental department, commission, board, bureau, agency or instrumentality, or any other Person.

     (b) Except as set forth on Disclosure Schedule 3.11(b), there are no, and following the consummation of the transactions contemplated by the Restructuring, there will not be any, obligations or liabilities, whether or not accrued, contingent or otherwise, including but not limited to environmental and occupational safety and health matters, or any other fact or circumstance, to the Knowledge of Shareholder, in each case that is reasonably likely to result in any valid Claim against, or obligation or liability of, the Company. Except as set forth on Disclosure Schedule 3.11(b), the Company has not been the subject of any proceeding, nor to Knowledge of Shareholder have there been any investigations by or before any Governmental Entity, in either case relating to the business practices of the Company from January 1, 1998 through the Closing Date, nor to the Knowledge of Shareholder are there any facts or circumstances that are reasonably likely to result in any such investigation.

     3.12 Labor Matters

     Except as set forth on the Disclosure Schedule 3.12, (a) none of the employees of the Company (the "Employees") is represented in his or her capacity as an Employee by any labor organization, the Company has not recognized any labor organization and no labor organization has been elected as the collective bargaining agent of any Employees; (b) there are no labor disputes, employee grievances or disciplinary actions, strikes, picketing, lockouts or similar actions pending or, to the Knowledge of the Company, threatened against the Company; (c) the Company has complied in all material respects with all provisions of Law relating to employment and employment practices, terms and conditions of employment, wages and hours, including, without limitation, equal opportunity, workplace safety, workers' compensation, WARN, discrimination, civil rights and other similar Laws; (d) the Company does not have any Knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to Employees, and the Company has not been requested by any group of Employees or others to enter into any collective bargaining agreement or other agreement with any labor union or other employee organization; and (e) there has been no "mass layoff" or "plant closing" as defined by WARN with respect to the Company within the six (6) months prior to Closing. To the Knowledge of the Company, there are no complaints, charges or claims against the Company pending or threatened to be brought or filed with any public or Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company of any individual, which individually or in the aggregate are reasonably likely to result in a material liability to the Company.

     3.13 Employee  Benefit Plans

     (a) Disclosure Schedule 3.13(a) contains a complete and accurate list of all material employee benefit plans, policies, programs and arrangements (including, without limitation, all "employee benefit plans," as defined in Section 3(3) of ERISA, stock bonus, equity and equity-based plans, employment and consulting agreements, and retention, change in control, termination and severance pay plans and arrangements) sponsored, maintained or contributed to by the Company or any ERISA Affiliate for the benefit of any current or former Employee and for which the Company has or could have any material liability (such plans, policies, programs and arrangements are hereinafter referred to collectively as "Employee Benefit Plans", and each individually as an "Employee Benefit Plan"). Neither the Company nor any ERISA Affiliate has any agreement, arrangement, commitment or obligation to create, enter into or contribute to any additional Employee Benefit Plan, or to modify or amend any existing Employee

Benefit Plan (except to the extent necessary to comply with applicable Law). For purposes of this Agreement "ERISA Affiliate" means any corporation, trade, business, partnership, limited liability company, sole proprietorship or other entity that is, or at any relevant time, was treated as single employer with the Company under Section 414(b), (c), (m) or (o) of the Code. Disclosure Schedule 3.13(a) separately identifies each Employee Benefit Plan sponsored by the Company (each, a "Company Benefit Plan"). Shareholder or the Company has provided or made available to Buyer a true, correct and complete copy of (i) each Employee Benefit Plan as currently in effect (or, in the case of each unwritten Employee Benefit Plan, a written description of such Employee Benefit
Plan), (ii) the most recent determination letter, if any, received from the IRS with respect to each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code, and (iii) the most recent summary plan description, if any, distributed to participants with respect to each Employee Benefit Plan, that is subject to Section 102 of ERISA.

     (b) Each Employee Benefit Plan has been maintained and administered in all material respects in accordance with its terms and in compliance with all applicable Laws, including, without limitation, ERISA and the Code. Neither the Company nor, to the Knowledge of Shareholder, any other Person has engaged in a nonexempt "prohibited transaction," as defined in Sections 406 through 408 of ERISA or Section 4975 of the Code, with respect to any Employee Benefit Plan which could reasonably be expected to subject the Company to a material liability.

     (c) Each  Employee  Benefit  Plan that is  intended to be  qualified  under
Section 401(a) of the Code is the subject of an unrevoked favorable determination letter from the IRS with respect to such Employee Benefit Plan's qualified status under the Code. To the Knowledge of Shareholder, nothing has occurred that could reasonably be expected to have an adverse effect on the qualification of any such Employee Benefit Plan or the tax exemption of its related trust.

     (d) All contributions required to be paid by the Company to each Employee Benefit Plan for periods ending prior to the date hereof have been timely paid, or, if not yet due, have been accrued as a liability on the Financial Statements.

     (e) Except as set forth on Disclosure Schedule 3.13(e), during the last six
(6) years, neither the Company nor any ERISA Affiliate has maintained or contributed to (or been obligated to maintain or contribute to), (i) a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA (each, a "Multiemployer Plan"), (ii) a multiple employer plan within the meaning of
Section 4063 or 4064 of ERISA or Section 413(c) of the Code, or (iii) an employee benefit plan, fund, program, contract or arrangement that is subject to
Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA (each, a "Title IV Plan").

                (i) Neither the Company nor any ERISA Affiliate has incurred any liability (that will not be satisfied prior to the Closing Date) under Title IV of ERISA as a result of the termination of any Title IV Plan. All premiums due and owing to the Pension Benefit Guaranty Corporation (the "PBGC") with respect to each Title IV Plan have been timely paid. No proceeding has been initiated or, to the Knowledge of Shareholder, threatened by the PBGC or any other Person under Title IV of ERISA to terminate (or to appoint a trustee or administrator of) any Title IV Plan nor, to the Knowledge of Shareholder, is there a reasonable basis for the commencement of any such proceeding by the PBGC. No event has occurred or, to the Knowledge of Shareholder, is threatened or about to occur (other than the transactions contemplated in or by this Agreement or the other Transaction Documents) with respect to any Title IV Plan that would constitute a "reportable event," as defined in Section 4043(c) of ERISA for which the thirty (30) day notice requirement of Section 4043 of ERISA has not been waived. The present value of the "benefit liabilities," as defined in Section 4001(a)(16) of ERISA under each Title IV Plan (determined using the actuarial methods and assumptions used for funding purposes in the most recent actuarial report prepared for such Title IV Plan) as of the end of the most recent plan year of such Title IV Plan do not exceed by a material amount the assets available under such Title IV Plan to pay such benefits. The actuarial assumptions contained in the most recent actuarial report prepared for each Title IV Plan are, in the aggregate, reasonable.

                (ii) No Employee Benefit Plan that is subject to the funding requirements of Section 412 of the Code has an "accumulated funding deficiency," as defined in such section, whether or not waived.

                (iii) Neither the Company nor any ERISA Affiliate has provided, or is required to provide, security to any Employee Benefit Plan pursuant to
Section 401(a)(29) of the Code, nor has any lien been imposed against the assets of the Company or any ERISA Affiliate under Section 412(n) of the Code or Section 302(f) of ERISA.

                (iv) None of Shareholder, the Company, any ERISA Affiliate or, to the Knowledge of Shareholder, any organization to which any of them is a successor or parent corporation (within the meaning of Section 4069(b) of ERISA) has engaged in a transaction that could reasonably be expected to result in a material liability to the Company under Section 4069 of ERISA.

     (f) Except as set forth on Disclosure Schedule 3.13(f), there are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of Shareholder and the Company, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor, to the Knowledge of Shareholder or the Company, is there a reasonable basis for any such claim. To the Knowledge of Shareholder or the Company, no Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by the IRS, the DOL, the PBGC or any other Governmental Entity, and, to the Knowledge of Shareholder or the Company, no such action is contemplated or under consideration by the IRS, the DOL, the PBGC or any other Governmental Entity.

     (g) Except as  required  by  applicable  Law or as set forth on  Disclosure
Schedule 3.13(g), neither the execution and delivery of this Agreement and the other Transaction Documents nor the consummation of the transactions contemplated hereby and thereby, will (i) entitle any individual to severance pay, unemployment compensation or any other payment from the Company, (ii) otherwise increase the amount of compensation due to any individual or forgive indebtedness owed by any individual, (iii) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Employee Benefit Plan, or (iv) require the Company to transfer or set aside any assets to fund or otherwise provide for any benefits for any individual.

     (h) Except as set forth on Disclosure Schedule 3.13(h), none of the Employee Benefit Plans provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required by applicable Law, including, without limitation,
Section  4980B of the Code and Part 6 of  Subtitle  B of Title I of  ERISA.  The
Company and each ERISA Affiliate that maintains a "group health plan," as defined in Section 5000(b)(1) of the Code, is in good faith compliance in all material respects with the notice and continuation requirements of Section 4980 of the Code and Part 6 of Subtitle B of Title I of ERISA.

     (i) Any individual who performs services for the Company (other than through a Contract with an organization other than such individual) and who is not treated as an Employee for U.S. federal income Tax purposes by the Company is not an employee for such purposes.

     3.14  Intellectual  Property

     (a) Disclosure Schedule 3.14(a) lists all trademarks, trade names, brand names, service marks, logos or other identifiers owned by the Company (the "Owned Marks").

     (b) Disclosure Schedule 3.14(b) lists all trademarks, trade names, brand names, service marks, logos or other identifiers owned by Shareholder and used by the Company in the operation of its business (together with the Owned Marks, the "Marks"), and the Company has the present right (and subject to Section 5.5(b) will continue to have the right following the consummation of the transactions contemplated hereby) to use all Marks.

     (c) To the Knowledge of the Company, none of the Marks or the Company's rights thereto are being infringed upon or otherwise violated by any Person.

     (d) The use of the Marks by the Company does not infringe upon or otherwise violate any rights of any Person, and there is no pending or, to the Knowledge of the Company, threatened Claim alleging any such infringement or violation. In addition, there is no pending or, to the Knowledge of the Company, threatened Claim alleging any defect in or invalidity, misuse or unenforceability of, or challenging the ownership or use of or the Company's rights with respect to, any of the Marks and, to the Knowledge of the Company, there is no basis for any such Claim.

     (e) The software license agreements identified on Disclosure Schedule 3.10(a), together with the arrangements contemplated by the Transition Services Agreement, represent all licenses of software and systems necessary to conduct the Company's operations substantially as so conducted prior to the Closing.

     (f) The Company owns no registered patents nor has it filed any patent applications with the United States Patent and Trademark Office.

     (g) The Company owns its customer list and has not sold, assigned, transferred or otherwise granted any Person (other than as previously provided to Affiliates of the Company) any right to use such list.

     3.15  Insurance

     (a) Set forth on Disclosure Schedule 3.15(a) is a list of all occurrence-based policies of insurance that insure the assets, business, Property, operations, prospects or affairs of the Company or relate to the ownership, use or operations of any of the Property or assets of the Company as of the date hereof. Insurance against loss or damage by fire or other casualty (including extended coverage) on all Company Property, including Leased Property, is maintained by Shareholder for the benefit of the Company; which insurance shall terminate as of the Closing. All insurance policies maintained for the benefit of the Company are in full force and effect, all premiums due and owing up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

     (b) With respect to each of the insurance  policies set forth on Disclosure
Schedule 3.15(a), (i) Shareholder or the Company has not made any material misstatements or omissions in connection with the application for placement of insurance therefor, and (ii) Shareholder or the Company has not failed to give notice to any insurer with respect to any incident regarding which Shareholder or the Company had Knowledge and which was insured by such insurer and for which the Company may be liable, under circumstances where the failure to give such notice could result in the Company's loss of coverage in respect of such incident.

     3.16 Corporate Books and Records

     The Company has made available to Buyer the corporate minute books of the Company. The minute books of the Company are accurate and complete in all material respects.

     3.17  Compliance With Laws

     (a) Except as set forth on Disclosure Schedule 3.17(a), the Company is, and at all times has been, in compliance with all applicable Laws except where the failure to comply would result in Damages to the Company of less than $100,000 in the aggregate. The Company is not subject to any judgment, writ, decree, injunction or order of any Governmental Entity.

     (b) Except as set forth on Disclosure Schedule 3.17(b), (i) neither the billing and collection nor enforcement of any Financing Contract or Credit
Enhancement in accordance with the written terms thereof, will result in the violation of any Laws, (ii) to the Knowledge of the Company, since January 1, 1998, the Company has had all Authorizations required to conduct its business and operations and has conducted its business and operations and has owned and operated its Properties at all times in compliance with all such Authorizations, and (iii) since January 1, 1998, the Company has not received from any Governmental Entity any notice alleging any violation of any Law.

     (c) Disclosure Schedule 3.17(c) sets forth a list of all Authorizations maintained by the Company. No proceeding is pending nor, to the Knowledge of the Company, is any proceeding threatened in which any Person is seeking to revoke or deny the renewal of any such Authorization and the Company has not been advised by any Person that any such Authorization will not in the ordinary course be renewed upon its expiration or that the transactions contemplated by this Agreement and the other Transaction Documents will make it more difficult to renew or obtain any such Authorization. Each such Authorization is in full force and effect without any default thereunder by the Company where such default would form the basis for the revocation or termination thereof. The Company has not received written notice of any Claim or charge that the Company has breached any Authorization.

     3.18 Brokers or Finders

     Except for Goldman, Sachs & Co. (the "Investment Banker"), whose fees shall solely be the responsibility of Shareholder, neither the Company nor Shareholder nor any Person acting on behalf of the Company, Shareholder or their respective Affiliates, has directly or indirectly incurred, nor will incur as a result of any action taken by or on behalf of the Company, Shareholder or their respective Affiliates, any liability for brokerage or finders' fees or agents' commissions or any similar fees and charges in connection with this Agreement and the other Transaction Documents or any transaction contemplated hereby and thereby.

     3.19 Bank Accounts

     Disclosure Schedule 3.19 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

     3.20 Hart-Scott-Rodino

     Shareholder is its own ultimate parent entity, and is the Company's ultimate parent entity, as defined under the rules and regulations promulgated under the HSR Act.

     3.21 Financing Contracts and Portfolio Property

     (a) Each Financing Contract and Credit Enhancement to which the Company is a party (i) is valid, binding and enforceable by the Company against the Obligor thereunder in accordance with its written terms, except as may be limited by the Bankruptcy Exception, and (ii) constitutes and arose out of a bona fide business transaction entered into in the ordinary and usual course of business of the Company consistent with its past practices.

     (b) Except as set forth on Disclosure Schedule 3.21(b), (i) each Financing Contract and Credit Enhancement is, and as of the Closing Date will be, in full force and effect, free and clear of Encumbrances other than Permitted Encumbrances and not subject to any defense, offset, Claim, right of rescission or counterclaim by the Obligor under such Financing Contract or, in the case of a Credit Enhancement, any Person claiming under any such right, and (ii) the Company is not in breach of or default under any Financing Contract or Credit Enhancement, and to the Knowledge of Company, no other event has occurred which, with notice and/or lapse of time, would constitute a default by the Company thereunder. Except as set forth on Disclosure Schedule 3.21(b), the Company has, with respect to each item of Portfolio Property, either (A) good and valid title to such Portfolio Property, free and clear of all Encumbrances, other than Permitted Encumbrances, as applicable, or (B) a valid first priority security interest in such Portfolio Property that is governed by or subject to a Financing Contract, which has been duly perfected (including but not limited pursuant to all appropriate Uniform Commercial Code filings). The Company has approved credit applications and otherwise entered into commitments with respect to Financing Contracts in a manner consistent with the Company's credit policies, collateral eligibility standards and credit quality classifications in effect at the time and otherwise complied with standards of evaluating, originating, underwriting and funding new business which are consistent with its past practices.

     (c) Disclosure Schedule 3.21(c) sets forth a list of all Financing Contracts that as of June 30, 2001 (i) are more than thirty (30) days delinquent, or (ii) have been classified by the Company as non-performing.
Neither Shareholder nor the Company has received any written notice from any other Person indicating that the Company is presently in default under or in breach of any Financing Contract or Credit Enhancement. Notwithstanding the foregoing, it is understood that Buyer assumes the credit risk associated with all Financing Contracts and Credit Enhancements from and after the Closing, and the existence or occurrence of any defaults or non-performance as a result thereof shall not constitute a breach of the representations set forth in this
Section  3.21.

     (d) The Company is the owner and holder of all right, title and interest in each Financing Contract and Credit Enhancement to the extent provided therein, and all payments thereunder which are owed to the Company are to be made directly to the Company. No Obligor under any Financing Contract is required under any applicable Law to withhold from payments on any such Financing Contract any interest or other withholdings for the payment of Taxes to any Governmental Entity.

     (e) The Company has in its possession (i) a fully executed original of any lease or note (and an executed original or a true and correct copy of all other Documents) comprising each Financing Contract and Credit Enhancement and all other Documents required by the Company's credit or investment approval with respect to each Financing Contract to be maintained, in each case, on a basis consistent with the Company's past practices, and (ii) documentation sufficient to establish the Original Equipment Cost of all Portfolio Property for purposes of determining personal property Tax liability.

     (f) Except as set forth on Disclosure Schedule 3.21(f), the Company is not nor has been, nor is committed to become, a party to any agreement, Contract or commitment with respect to the Residual as to any Portfolio Property. No Person has an option to purchase any item of Portfolio Property for a fixed amount less than the greater of (i) the Residual thereof, or (ii) the amount set forth in the Financing Contract covering such Portfolio Property.

     (g) To the Knowledge of the Company, no Obligor has acquired any interest in Portfolio Property pursuant to a Financing Contract for personal, family or agricultural purposes.

     (h) Disclosure Schedule 3.21(h) sets forth each Financing Contract that is subject to a participation agreement, residual sharing agreement, remarketing agreement or vendor recourse agreement (that provides for any Person to participate in or otherwise be entitled to claim any interest in any Residual reflected on the Company's Books and Records) other than, in each case, Financing Contracts held by the Company in the Safeline portfolio.

     (i) Except as set forth on Disclosure Schedule 3.21(i), each Financing Contract and Credit Enhancement is expressly governed by the Laws of a state of the United States, and, to the Knowledge of the Company, each Obligor under a Financing Contract was located in the United States when such Obligor entered into such Financing Contract. Notwithstanding the foregoing, to the extent that Portfolio Property is located outside of the United States, enforcement of the corresponding Financing Contract may be subject to the Laws of the jurisdiction in which such Portfolio Property is located.

     (j) With respect to each Public Sector Financing Contract, (i) the Company has complied with all applicable bidding requirements and with all requirements of any applicable request for proposal, including without limitation those applicable to the Portfolio Property and such Laws governing equal employment opportunity and environmental protection; and (ii) the Company is the Person, or assignee of the Person, named in and subject to the request for proposal. If required by the terms of the Financing Contract, the Company has given (or timely will give) notice to each applicable state or local Governmental Entity of the transactions contemplated hereby and has obtained the consent (if necessary) of such state or local Government Entity.

     (k)  Disclosure   Schedule  3.21(k)  sets  forth  a  list  of  each  Credit
Enhancement that is a letter of credit, certificate of deposit or stock certificate.

     (l) The average adjusted Tax basis of all Financing Contracts that, as of the Closing Date, had not been repaid, discharged, written off by the Company or otherwise satisfied in full, which are exempt from federal income Tax, does not exceed two percent (2%) of the average total adjusted Tax basis of the Company's assets.

     (m) Except as set forth on Disclosure Schedule 3.21(m), (i) all Owned Portfolio Property complies in all respects with all Laws applicable to such Portfolio Property except that the Company makes no representation as to whether the use of Owned Portfolio Property by the Obligor complies with such Laws, and
(ii) each Financing Contract requires the Obligor to either obtain, or reimburse the Company for, insurance required thereunder against loss or Damages with respect to the Portfolio Property subject to or governed by such Financing Contract.

     (n) All of the Public Sector Financing Contracts are set forth on Disclosure Schedule 3.21(n).

     (o) As of the date hereof, Disclosure Schedule 3.21(o) sets forth the Backlog as of July 12, 2001, and, pursuant to Section 5.9(b), as of five (5) Business Days prior to Closing, sets forth the Backlog added since July 12, 2001 through such date. The Company has approved credit applications and otherwise entered into commitments with respect to such Backlog in a manner consistent with the Company's credit policies, collateral eligibility standards and credit quality classifications in effect at the time and otherwise complied with standards of evaluating, originating, underwriting and funding new business which are consistent with its past practices.

     (p) The Company  has no usage based  Financing  Contracts.

     (q)  Disclosure   Schedule  3.21(q)  sets  forth  all  Specified  Financing
Contracts.

     3.22  Conduct  of  Business

     (a) Since April 30, 2001, the Company has conducted its business (including with respect to approval of credit applications and the execution of commitments) in the ordinary course, consistent with its past practices and (i) has used commercially reasonable efforts to preserve intact the business organization of the Company, (ii) has not taken any affirmative action to terminate the services of the current officers, Employees, and agents of the Company and (iii) has taken commercially reasonable actions to maintain its relationships with suppliers, customers, landlords, creditors, Employees, agents, and others having business relationships with the Company.

     (b) Except as set forth on Disclosure Schedule 3.22(b) or as expressly required by this Agreement, since April 30, 2001, Shareholder and its Affiliates (other than the Company) have conducted their respective business relationships with the Company only in the ordinary and usual course and have not dealt with or entered into any Contracts, commitments or arrangements with the Company on terms and conditions less favorable to the Company than would be available in a comparable transaction with a Person not an Affiliate of the Company or Shareholder.

     (c) Except as set forth on Disclosure Schedule 3.22(c), since December 31, 2000, Shareholder has not made any material changes in the management of any of the offices of the Company.

     3.23  Environmental  Matters

     (a) Disclosure Schedule 3.23(a) contains an accurate and complete description of all notices, actions, proceedings and Claims of any nature arising under any Environmental Law that are pending or, to the Knowledge of the Company or Shareholder, threatened involving Property owned, operated, leased for use or controlled, by or for the Company or involving any Portfolio Property (other than Property included in the Excluded Assets) (collectively, "Environmental Claims").

     (b) Except as set forth on Disclosure Schedule 3.23(b), the Company and each Property (excluding Property included in the Excluded Assets) owned, operated or leased for use by or controlled, as of the Closing, by or for the Company (and the facilities and operations thereon), is in material compliance with applicable Environmental Laws, except where non-compliance would not result in the Company incurring environmental Damages in excess of Fifty Thousand Dollars ($50,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate. The Company has not received written notice of non-compliance with any Environmental Law involving such Property (excluding Property included in the Excluded Assets) from any Governmental Entity, nor, to the Knowledge of the Company, is there any existing fact or circumstance with respect to such Property (excluding Property included in the Excluded Assets) that the Company expects would give rise to any such non-compliance.

     (c) To the Knowledge of the Company, no Adverse Environmental Event has occurred relating to, arising from, associated with or attributable to, (i) the Company (excluding Property included in the Excluded Assets), (ii) any Property (excluding Property included in the Excluded Assets) owned, operated, leased for use by or controlled by the Company, or (iii) any of the Portfolio Property that could reasonably be expected to result in the Company incurring Environmental Losses and Damages in the case of each of Sections 3.23(c)(i), 3.23(c)(ii), and 3.23(c)(iii) in excess of $50,000 individually or $100,000 in the aggregate.

     (d) The Company has in its possession all environmental reports, assessments or audits commissioned, obtained or otherwise acquired by it on or prior to the Closing Date relating to any Property (including Portfolio Property other than Portfolio Property included in the Excluded Assets) owned, operated, leased for use by or controlled by the Company as of the Closing to the extent possession thereof is required to be maintained by the Company's current Document retention policy.

     3.24 Vessels and Aircraft

     (a) All documents required to be recorded or filed with the U.S. Coast Guard or any other Governmental Entity with respect to any vessel comprising Portfolio Property have been duly filed or recorded, and all filing fees and Taxes, if any, payable in connection with such filings have been paid in full. Except with respect to the "foreign flag vessels" described on Disclosure
Schedule 3.24(a), and subject to the effect, if any, on certain vessels of the American Fisheries Act of 1998 and the regulations issued by MADRA implementing such Act as disclosed on Disclosure Schedule 3.24(a), all security interests in and to documented vessels comprising Portfolio Property constitute preferred mortgages satisfying all applicable requirements of the Ship Mortgage Act (46 U.S.C. ss. 31301 et seq.) as security for all obligations purported to be secured thereby. Except with respect to the foreign flag vessels described on Disclosure Schedule 3.24(a), each vessel comprising Portfolio Property which is eligible for documentation has been duly documented as a vessel of the United States in compliance with applicable Laws and legal title to each such vessel is vested in the respective registrant, with a bill of sale duly issued to each such registrant pursuant to and in accordance with applicable Law. All security interests in and to vessels comprising Portfolio Property which are not eligible for documentation as a vessel of the United States have been duly and validly perfected in compliance with all applicable Laws, including without limitation, the Uniform Commercial Code, as amended, and legal title to each such vessel is vested in the respective registrant, with a bill of sale duly issued to each such registrant pursuant to and in accordance with applicable Law. Except as disclosed on Disclosure Schedule 3.24(a), no foreign flag vessels constitute part of Portfolio Property. With respect to such foreign flag vessels set forth on Disclosure Schedule 3.24(a), all security interests in and to such vessels constitute valid and effective preferred mortgage interests in compliance with the Laws of the flag of such vessels as security for all obligations purported to be secured thereby.

     (b) Except as described on Disclosure Schedule 3.24(b) all documents required to be recorded or filed with the Federal Aviation Administration or any other Governmental Entity with respect to any aircraft, or aircraft propeller or engine comprising Portfolio Property have been duly filed or recorded, and all filing fees and Taxes, if any, payable in connection with such filings have been paid in full. All security interests in and to aircraft, or aircraft propellers and engines comprising Portfolio Property satisfy all applicable requirements of the rules and regulations of the Federal Aviation Administration (including 49 U.S.C. ss. 44107 et seq. and the regulations applicable thereto), are perfected in and to said property and secure the obligations purported to be secured thereby. Each aircraft, propeller or engine comprising Portfolio Property has been duly registered under Section 501 of the Federal Aviation Act, and legal title to all such aircraft, or aircraft propellers or engines is vested in the respective registrant, with a Certificate of Aircraft Registration or similar certificate duly issued to each such registrant pursuant to and in accordance with applicable Law. Except as set forth on Disclosure Schedule 3.24(b), no foreign registered aircraft constitute part of Portfolio Property. With respect to such foreign registered aircraft, aircraft propellers or engines set forth on Disclosure Schedule 3.24(b), all security interests in and to such Portfolio Property constitute valid and effective perfected security interests in compliance with the Laws of the jurisdiction of registration of such Portfolio Property as security for all obligations purported to be secured thereby.

     3.25 Assets of Business

     Except for (a) the Excluded Assets, (b) the tangible personal property used primarily by Excluded Employees (which shall be retained by Shareholder or its Affiliates), (c) the insurance coverage provided prior to the Closing to the Company by Shareholder, and (d) the automobiles used by Employees but not owned by the Company (title to which shall be retained by Shareholder or its Affiliates), the assets and rights owned by the Company, together with the services and sub-leases to be provided by Shareholder or its Affiliates (other than the Company) to the Company pursuant and subject to the terms of the Transition Services Agreement, constitute all of the assets, Properties, and rights used in the conduct of the Company's business prior to the Closing.

     3.26 Bulk Sales Laws

     Neither Shareholder nor the Company is required to comply with any applicable "bulk sales" Law relating to transfers governed by Article 6 of the Uniform Commercial Code or any other applicable Laws relating to bulk transfers (other than Laws related to Tax) in connection with the consummation of the transactions contemplated in this Agreement.

     3.27 Limitation to Representations

     Neither the Company nor Shareholder shall be deemed to have made to Buyer any representation or warranty other than as expressly made by them in this Agreement. Without limiting the generality of the foregoing, and notwithstanding any representations made with respect to the Company in any other Documents (including without limitation the Confidential Private Placement Memorandum prepared and distributed by the Investment Banker), neither the Company nor Shareholder make any representation or warranty to Buyer with respect to any projections, estimates or budgets delivered to or made available to Buyer of
future   revenues,   expenses,   expenditures  or  results  of  operations.

4. Representations and Warranties of Buyer

     Buyer represents and warrants to the Company and Shareholder as follows:

     4.1 Organization

     Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation. Buyer has all requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as it is now conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby.

     4.2 Enforceability

     All corporate action on the part of Buyer and its officers, directors and shareholders necessary for the due authorization, execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby, and the performance of all of Buyer's obligations under this Agreement and the other Transaction Documents to which it is a party has been taken or will be taken prior to the Closing. This Agreement has been, and the other Transaction Documents to which Buyer is a party on the Closing will be, duly executed and delivered by Buyer, and this Agreement is, and each of the other Transaction Documents to which Buyer is a party on the Closing will be, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exception.

     4.3 No Approvals or Notices Required; No Conflicts With Instruments

     (a) The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation by Buyer of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a violation (with or without the giving of notice or lapse of time, or both) of any provision of any Law or any judgment, decree, order, regulation or rule of any Governmental Entity applicable to Buyer, or (ii) constitute a violation of any provisions of Buyer's articles of incorporation or by-laws, except for such violations or failure to obtain which would not have a Buyer Adverse Effect.

     (b) Except for the filing of a notification pursuant to the HSR Act, Buyer is not required to obtain any consent, approval or authorization of, or to make any declaration, filing or registration with, any Governmental Entity or Person with respect to the execution, delivery and performance of this Agreement and the other Transaction Documents to which Buyer is a party or the consummation by Buyer of the transactions contemplated hereby and thereby, except where failure to obtain would not have a Buyer Adverse Effect.

     4.4 Claims and Legal Proceedings

     As of the date hereof, (a) there is no Claim pending or involving or, to Buyer's knowledge, threatened against Buyer before or by any Governmental Entity or non-governmental department, commission, board, bureau, agency or instrumentality, or any other Person, and (b) there are no outstanding or unsatisfied judgments or stipulations to which Buyer is a party, which in the case of clauses (a) and (b), would individually or in the aggregate result in a Buyer Adverse Effect.

     4.5 Brokers or Finders

     Neither Buyer nor any Person acting on behalf of Buyer or its Affiliates has incurred, or will incur, directly or indirectly, as a result of any action taken by or on behalf of Buyer, any liability for brokerage or finders' fees or agents' commissions or any similar fees or charges in connection with this Agreement and the other Transaction Documents or any transaction contemplated hereby and thereby.

5.Covenants

     5.1 Conduct of Business by the Company Pending the Closing

     (a) From the date of this Agreement until the Closing, except as expressly contemplated by this Agreement and the other Transaction Documents, unless Buyer shall otherwise agree in writing, (i) the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and
(ii) the Company shall use commercially reasonable efforts to preserve substantially intact the business organization of the Company, and to preserve the current relationships of the Company with customers, suppliers and other Persons with which the Company has significant business relations.

     (b) From the date hereof until the Closing, except as otherwise expressly required by this Agreement, Shareholder shall not permit the Company, without prior written consent of Buyer, to:

                (i) issue or commit to issue any shares of its capital stock;

                (ii) grant or commit to grant any options, warrants or rights to subscribe for or purchase or otherwise acquire any shares of its capital stock or issue or commit to issue any securities convertible into or exchangeable for shares of its capital stock;

                (iii) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock;

                (iv) directly or indirectly redeem, purchase or otherwise acquire or commit to acquire any shares of its capital stock;

                (v) effect a split, modification or reclassification of its capital stock or a recapitalization;

                (vi) change its certificate or articles of incorporation or bylaws;

                (vii) borrow or agree to borrow any funds including, without limitation, Intercompany Debt; provided, however, that the Company may borrow funds (i) in the ordinary course of its business consistent with past practices (but only if such borrowing is made pursuant to the CP Program), or (ii) as Intercompany Debt from the date hereof through the Reference Date in a amount not to exceed $15,000,000;

                (viii) make or commit to make any capital expenditure in excess of $50,000 per capital project;

                (ix) change its methods of accounting as in effect at December 31, 2000, except as required by changes in GAAP and as disclosed to Buyer in writing prior to the Closing;

                (x) modify the  collection  policies or
practices with respect to, or, other than in the ordinary course of business consistent with the Company's past practices, directly or indirectly extend or otherwise restructure the payment schedule, payment terms or any other term or condition of, any Financing Contract;

                (xi) enter into any Contract which, if entered into, created or established prior to the date of this Agreement, would be required to be listed on Disclosure Schedule 3.10(d) to this Agreement or modify any Contract, which, although not required to be listed on Disclosure
Schedule 3.10(d) as of the date of this Agreement, would be required to be so listed as a result of such modification;

                (xii) adopt, amend, modify or terminate
any bonus, profit-sharing, incentive, stock option, severance, or other plan, Contract or commitment for the benefit of any of the Employees or the Company's directors or officers (or take any such action with respect to any other Employee Benefit Plan);

                (xiii) grant or increase compensation paid to any Employee other than in the ordinary course of business consistent with the Company's past practice;

                (xiv) mortgage, pledge or otherwise encumber any of its Properties;

                (xv) sell, lease (other than (A) leases or conditional sales of Portfolio Property pursuant to Financing Contracts, in each case entered into in the ordinary course of business consistent with the Company's past practice, or
(B) sales of Excluded Assets), transfer or otherwise dispose of any of its Properties other than as a result of ordinary course obsolescence and use;

                (xvi)take any action that would breach in a material respect any of Shareholder's representations, warranties or covenants contained in this Agreement if such representation, warranty or covenant were made at the time of the action;

                (xvii) change in any respect the credit policies or collateral eligibility standards of the Company;

                (xviii) make or change any material election concerning Taxes or Tax Returns, change an annual accounting period, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle any material Tax Claim or assessment, surrender any material right to claim a refund of Taxes or obtain or enter into any Tax ruling or other agreement with a Governmental Entity with respect to Taxes (other than any such closing agreement, Claim, assessment, surrender of right to claim a refund of Taxes, or agreement with a Governmental Entity which is entered into by Shareholder with respect to the audit of Shareholder's consolidated federal income tax return for taxable years ending December 31, 1995, 1996 and 1997);

                (xix) adopt, approve,  ratify or enter
into any collective bargaining agreement, side letter, memorandum of understanding or similar agreement with any labor union covering any of the Employees, or enter into, amend or make any change to any employment, retention, change in control, stay bonus, sale bonus, consulting, severance or similar agreement or arrangement with any Employee;

                (xx) enter  into any  Financing
Contract or Backlog or approve any credit application or enter into any agreement that is anticipated or intended to result in the formation of a Financing Contract or to constitute Backlog (in either case, a "Commitment") unless such Financing Contract, Backlog or Commitment constitutes and arises out of a bona fide business transaction entered into in the ordinary and usual course of the Company's business and consistent with the Company's credit policies, collateral eligibility standards and credit quality classifications as in effect on the date hereof;

                (xxi) enter into any Backlog or Commitment or any Financing Contract (arising from such Backlog or Commitment), in respect of any Portfolio Property that (A) is similar in character to the Portfolio Property that is subject to or governed by the financing transactions set forth on Annex 1.64, (B) would require such Portfolio Property to be included on Disclosure
Schedule 3.23(b), or (C) from the date Annex 1.64 is supplemented or amended by Buyer in accordance with Section 5.9(b) through the Closing, Buyer in its good faith judgment reasonably believes could result in an Adverse Environmental Event; provided, however that as to clause (A) above, the Company may enter into any such Backlog or Commitment or any Financing Contract (arising from such Backlog or Commitments) that involves Portfolio Property similar to the Portfolio Property identified as trash compactors under the Financing Contracts set forth on Annex 1.64 to the extent such Backlog or Commitment or any Financing Contract shall be (1) entered into by the Company subject to clause
(xx) above, and (2) structured and documented as a loan on the Books and Records of the Company at the time such Backlog or Commitment or any Financing Contract is entered into by the Company; or

                (xxii) enter into a Contract or  commitment
(other than the Transaction Documents) to do anything set forth in Sections 5.1(b) (i) through (xxi).

     (c) From the date of this Agreement until Closing, Shareholder will cause the Company (i) to conduct the repossession or foreclosure of Portfolio Property relating to any of the Financing Contracts owned by the Company in accordance with all applicable Laws; and (ii) to notify Buyer promptly upon becoming aware of an Adverse Environmental Event relating to the Company which is likely to give rise to a right of indemnification against Shareholder under this Agreement.

     5.2 Access to Information;  Confidentiality

     (a) Without limitation of that certain Confidentiality Agreement dated March 13, 2001 (the "Confidentiality Agreement") from the date hereof to the time of the Closing, Shareholder and the Company shall afford Buyer and its representatives and agents reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Company's business, to the Company's senior management and members of its integration team and Books and Records, as Buyer may from time to time request, for the purposes of familiarizing itself with the Company's operations and planning and implementing the efficient integration of the Company with and into Buyer's business and operations; provided, however, that under no circumstances shall Shareholder be required to provide Buyer access to, nor shall Buyer have rights to make copies of, (i) income Tax Returns filed by Shareholder or any of Shareholder's Affiliates, (ii) any information or materials required to be kept confidential by Law, or (iii) any privileged attorney-client communications or attorney work-product relating solely to the Excluded Assets or Excluded Liabilities. Buyer and its representatives and agents shall (A) request and coordinate such access through Shareholder's designated integration representative, (B) limit such access so as to ensure that it is not disruptive to the ongoing operations of the Company, and (C) without the express written consent of Shareholder, not initiate discussions with any Employee regarding his or her current or future employment status. Shareholder and Buyer shall appoint and designate to the other party their respective designated (1) integration representative as of the date hereof, and
(2) members of such party's integration team (the composition of which shall be reasonably acceptable to the other party), and shall cooperate to accomplish the purposes set forth in this Section 5.2(a), including without limitation, (x) affording Buyer access to members of Shareholder's integration team at the Company's regional and headquarter offices prior to the Closing on terms mutually agreed by the parties, (y) describing to Buyer the business processes and systems shared between the Company and its Affiliates as of the Closing, and
(z) otherwise causing their respective integration teams to complete the integration as mutually agreed in a timely manner.

     (b)  All  information  obtained  by  each  party  in  connection  with  the preparation, negotiation and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated herein and therein shall be subject to the provisions of and kept confidential in accordance with the Confidentiality Agreement.

     (c) To the extent permitted by Law, the Company shall allow Buyer or its Affiliates reasonable access to the employment records of the Employees (other than the records of the Excluded Employees) following the date of this Agreement. On the Closing Date, Shareholder shall transfer to Buyer any employment records in its possession in respect of Transferred Employees.

     (d) Following the date of this Agreement, the Company shall afford Buyer or its Affiliates reasonable assistance in contacting the counterparties to the Derivative Agreements and Credit Enhancements required to be set forth on
Disclosure  Schedule  3.10(c)  in order to allow  Buyer  to  discuss  with  such counterparties the treatment of such Derivative Agreements and Credit Enhancements following the Closing Date.

     5.3 Covenants to Satisfy Conditions

     Each party shall proceed with all reasonable diligence and use its reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent set forth in Articles 7 or 8, as the case may be, to the other party's obligation to purchase or sell the Shares insofar as such matters are within the control of such party. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, neither Buyer nor any of its Affiliates (including, after the Closing, the Company) shall have any obligation to dispose of, hold separate or otherwise restrict its enjoyment of any of its assets or Properties.

     5.4 HSR  Filings

     (a) Each party shall make or cause to be made all filings and submissions required to be made by such party under the HSR Act in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, and shall request early termination of the waiting period thereunder. Shareholder and Buyer shall each promptly furnish all information as may be required by any Governmental Entity properly asserting jurisdiction in order to obtain the requisite approval to consummate the transactions contemplated by this Agreement and the other Transaction Documents, with respect to any filings under the HSR Act, to cause any applicable waiting periods to expire. Notwithstanding the foregoing, neither Buyer nor any of its Affiliates (including, after the Closing, the Company) shall have any obligation to dispose of, hold separate or otherwise restrict its enjoyment of any of its assets or Properties.

     (b) Each party shall pay its own filing fees associated with accomplishing the purposes of Section 5.4(a). Each party shall furnish to the other party such reasonable assistance as the other party may request in connection with its preparation of such filings or submissions.

     (c) Shareholder shall use all reasonable efforts (and Buyer shall cooperate in good faith with such efforts) to obtain or make all necessary filings and solicitations of necessary consents of third parties as are necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents; provided, however, that Buyer shall not be required to
(i) incur any out-of-pocket expense in connection with obtaining such consents, or (ii) waive or concede any rights or Claims in respect thereof.

     5.5 Intercompany  Services and Loans

     (a) All intercompany services provided to the Company shall terminate as of the Closing unless otherwise provided in this Agreement and the other Transaction Documents. Subject to Section 2.1(e), all intercompany receivables and payables outstanding as of the Reference Date shall be paid at or prior to the Closing and all other intercompany receivables and payables shall be written off as of the Closing by means of cancellation, capital contribution or dividend, as the case may be; provided, however, that intercompany receivables or payables that have been accrued on the Company's Books and Records since the Reference Time (other than the Intercompany Debt) in an amount equal to the Intercompany Amount shall be paid by Buyer to Shareholder at the Closing.

     (b) The Company's right to use any Marks shall terminate as of the Closing; provided, however, that Buyer shall have the right to use such Marks included in Company materials including, without limitation, any business cards, schedules, stationery, packaging materials, displays, signs, promotional materials, manuals, invoices, forms, computer software and other materials for a reasonable period, not to exceed six (6) months following the Closing Date.

     5.6 Guaranteed Debt

     Annex 5.6 sets forth all Third Party Debt, including, but not limited to, commercial paper and medium term notes. All Third Party Debt set forth on Annex
5.6 is guaranteed by Shareholder (the "Guaranteed Debt"). At Closing, Buyer shall provide to Shareholder an unconditional guarantee of payment and performance of the Guaranteed Debt (on the terms set forth in the MTN Guaranty Agreement and the CP Guaranty Agreement, as applicable).

     5.7  Notification

     (a) Between the date hereof and until the Closing, Shareholder and Buyer shall inform each other, promptly upon obtaining knowledge of any pending or threatened litigation which reasonably could be anticipated to (i) render inaccurate in any material respect any representation or warranty made by Shareholder or the Company, on the one hand, or Buyer, on the other, (as the case may be), or (ii) prohibit or restrain or materially and adversely affect the consummation of the transactions by such party contemplated hereby or the performance of its obligations hereunder.

     (b) Shareholder shall, and shall cause its Affiliates (other than the Company) to, conduct their respective business relationships with the Company only in the ordinary and usual course of business consistent with past practices. Except as otherwise expressly provided in this Agreement or the other Transaction Documents, without the prior written consent of Buyer, in no event shall Shareholder or any of its Affiliates deal with, or enter into any Contracts with, the Company other than on terms as favorable as those which could be obtained by the Company with respect to similar dealings, Contracts, or arrangements with third parties; provided, however, that the continuation of intercompany services to the Company by Shareholder or its Affiliates on terms consistent with past practices and similar to the terms on which such services are provided to other subsidiaries of Shareholder, and the allocation of related expenses to the Company, in each case consistent with the Company's past practices since January 1, 2001, shall not be subject to Buyer's consent.

     (c) Between the date hereof and until the Closing, Shareholder and Buyer shall notify the other in writing if it becomes aware of any fact or condition that causes or constitutes a breach of the representations and warranties made by such party as of the date of this Agreement, or if such party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

     (d) Between the date hereof and until the Closing, Shareholder and Buyer shall promptly notify the other of the occurrence of any breach of any covenant of such party or of the occurrence of any event that any such party in its reasonable judgement believes may make the satisfaction of the conditions of such party to close pursuant to Articles 7 and 8, as applicable, impossible or unlikely.

     (e) Between the date hereof and until the Closing, Shareholder and the Company shall promptly notify Buyer in the event that any Employee who is a senior manager or sales representative tenders his or her resignation or ceases to be employed by the Company for any reason.

     5.8  Actions  to  be  Taken  Prior  to  Closing

     (a) Transfer of Assets. Shareholder shall, and shall cause the Company to, take the following actions (on terms and conditions reasonably acceptable to Buyer), prior to the Closing, which actions shall be effective for all purposes (other than for Tax purposes) immediately prior to the Reference Time (all actions necessary in connection therewith being hereinafter collectively referred to as the "Restructuring"):

                (i) Shareholder shall transfer, or cause to be transferred, to the Company on an "as is, where is" basis, without any representation or warranty from Shareholder as to its condition or fitness for a particular purpose, all of Shareholder's or its Affiliates' right, title and interest in and to each of the Transferred Assets free and clear of all Encumbrances.

              (ii) Shareholder shall cause the Company to transfer on an "as is, where is" basis, without any representation or warranty from the Company and without recourse to the Company, all of the Company's right, title and interest in and to each of the Excluded Assets to Shareholder or its designated Affiliate, and Shareholder or such Affiliate (other than the Company) shall assume and agree to pay and perform any and all of the Excluded Liabilities.

                (iii) Each Transferred Asset shall be transferred to the Company, and the Company's Books and Records shall reflect the value (calculated in accordance with GAAP applied consistently with the past practices and procedures of them Company and the Accounting Principles) of each Transferred Asset as it is reflected on Shareholder's or its Affiliate's, as applicable, Books and Records (which value shall not exceed $250,000).

                (iv)  Shareholder  shall  cause the
Company to adjust the reserves reflected on the Company's balance sheet in the manner provided in the Special Adjustments.

All costs or expenses related to the transfer of the Transferred Assets and Excluded Assets, including any Transfer Taxes in respect thereof, shall be borne by Shareholder.

     (b) Insurance.

                (i) Effective upon Closing, Shareholder shall terminate coverage with respect to the Company under all insurance policies maintained by Shareholder or its Affiliates; provided, however, that no "occurrence" liability policies shall be terminated in such a manner as to prevent Buyer or the Company from recovering under such policies for losses from events occurring prior to the Closing; provided, further, that Shareholder, at Buyer's election and sole expense, shall take commercially reasonable steps to extend the reporting period with respect to pre-Closing events under any "claims-made" insurance policies designated by Buyer in order to permit Buyer and the Company to recover under such policies to the extent provided therein. After the Closing, Buyer or the Company, as applicable, shall become solely responsible for all risk of loss based on events occurring after the Closing with respect to the Company or its business or Properties.

                (ii) Notwithstanding Section 5.8(b)(i), to the extent that (A) any insurance policies owned or controlled by Shareholder or any of its Affiliates (other than the Company) ("Shareholder's Insurance Policies") cover any loss, liability, Claim, damage or expense relating to the Company or its business or Properties ("Subject Company Liabilities") and relating to or arising out of occurrences prior to the Closing, (B) Shareholder's Insurance Policies permit Claims with respect to Subject Company Liabilities relating to or arising out of occurrences prior to the Closing ("Subject Company Claims") and (C) either Shareholder or Buyer elects to submit or pursue a Subject Company Claim, then Shareholder, Buyer and the Company shall, and shall cause their Affiliates to, cooperate in submitting such Subject Company Claims (or pursuing Subject Company Claims previously made) on behalf of Buyer or the Company, as applicable, under Shareholder's Insurance Policies. The expenses with respect thereto shall be borne by the party electing to submit or pursue such Subject Company Claim.

     5.9 Updating of Schedules

     (a) Not later than three (3) Business Days prior to the Closing, Shareholder and the Company will supplement or amend the Disclosure Schedules relating to their respective representations and warranties in this Agreement with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the effective date of this Agreement, would have been required to have been set forth or described in such Disclosure Schedules or would otherwise have been inconsistent with their representations or warranties herein. No supplement or amendment by either party shall be deemed to cure (or affect the rights of any party with respect to) any breach of any representation or warranty made in this Agreement or have any effect for the purpose of determining satisfaction of the conditions set forth in Articles 7 and 8.

     (b) Five (5) Business Days prior to the Closing, the Company shall deliver to Buyer a supplement to Disclosure Schedule 3.21(o) setting forth the Backlog added since July 12, 2001 through such date.

     (c) Not later than three (3) Business Days prior to the Closing, Buyer shall have the right to supplement or amend Annex 1.64 to include on such Annex any Backlog or Commitments entered into by the Company after July 12, 2001 or any Financing Contract arising from such Backlog or Commitments (other than any such Backlog, Commitments or Financing Contract that is entered into by the Company with the consent of Buyer in accordance with Section 5.1(b)(xxi)).

     5.10 Non-Performing Financing Contracts

     Not later than five (5) Business Days prior to the Closing, the Company shall deliver to Buyer a list of all Financing Contracts that as of ten (10) Business Days prior to the Closing (a) are more than thirty (30) days delinquent, or (b) have been classified by the Company as non-performing.

6.       Certain Post-Closing Covenants

     6.1 Further Action

     (a) After the Closing Date, Shareholder shall from time to time at Buyer's request and at Shareholder's expense execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments of conveyance, assignment and transfer or other Documents, and perform such further acts and obtain such further consents, approvals and Authorizations, as Buyer may reasonably request in order to comply with the provisions of this Agreement and the other Transaction Documents and consummate the transactions contemplated hereunder and thereunder, including, without limitation, the sale, transfer and conveyance to the Company of the Transferred Assets.

     (b) Subject to the terms of the Transition Services Agreement, (i) all amounts received with respect to the Financing Contracts to which the Company is entitled hereunder that are received by Shareholder following the Closing shall be received by Shareholder as agent, in trust for and on behalf of the Company, and Shareholder shall pay as soon as reasonably practicable all of such amounts over to the Company, and shall provide to the Company information as to the nature and source of such payments, including any invoice relating thereto, and
(ii) all amounts included in the Excluded Assets received by the Company following the Closing shall be received by the Company as agent for Shareholder, in trust for and on behalf of Shareholder, and Buyer shall cause the Company to pay as soon as reasonably practicable all of such amounts over to Shareholder and shall provide to Shareholder information as to the nature and source of such payments, including any invoice relating thereto.

     6.2  Employee  Benefits

     (a) On or prior to the Closing Date, Shareholder shall cause one or more of its Affiliates (other than the Company), to hire the Excluded Employees. After the Closing, Buyer or one of its Affiliates (which Affiliate may be the Company) shall offer employment to any Excluded Employee who was inactive as of the Closing Date in accordance with Buyer's or the Affiliate's standard hiring procedures, subject to the following conditions: (i) if on medical or disability leave, such individual is released by his or her physician to return to active employment and (ii) such individual actually reports for active employment with Buyer or one of its Affiliates (which Affiliate may be the Company) promptly following such medical release or expiration of approved leave; provided, however, that Buyer and its Affiliates shall not be required to offer employment under this provision to any Excluded Employees who do not apply for such employment prior to the later of (A) six (6) months after the Closing Date, and
(B) the expiration of the longest period provided under applicable Law. Shareholder shall retain liability and responsibility for any Excluded Employee until such employee becomes an employee of Buyer or one of its Affiliates or, if earlier, until such employee's employment with Shareholder or its Affiliates terminates.

     (b) At Closing, and for a period of at least twelve (12) months thereafter, Buyer shall provide to Transferred Employees at least the same level of compensation as in effect immediately prior to the Closing and employee benefits that are not less favorable, in the aggregate, than those provided to similarly situated employees of Buyer. Buyer and its Affiliates shall recognize (or cause to be recognized) each Transferred Employee's service with the Company and its Affiliates prior to (and including) the Closing Date as service with Buyer and its Affiliates in connection with any pension plan (as defined in Section 3(2) of ERISA), welfare plan (as defined in Section 3(1) of ERISA), and any other benefit plan, policy, program or arrangement (including vacations, sick leave and holidays) maintained by Buyer or one of its Affiliates (collectively, "Buyer Benefit Plans") in which such Transferred Employee becomes a participant (or which covers such Transferred Employee) on or after the Closing Date for purposes of any waiting period, vesting, eligibility and benefit entitlement; provided, however, that with respect to any Buyer Benefit Plan which is a defined benefit pension plan, as defined in Section 3(35) of ERISA, in which such Transferred Employee participates following the Closing Date, such service credit shall be measured from the earliest date that such Transferred Employee commenced participation in a tax-qualified pension or savings plan maintained by the Company or one of its Affiliates and shall not be taken into account under such plan for purposes of calculating such Transferred Employee's benefit accruals. Buyer and its Affiliates will waive, or cause to be waived, any and all pre-existing condition limitations and exclusions and eligibility waiting periods under each Buyer Benefit Plan that is an "employee welfare benefit plan," as defined in Section 3(1) of ERISA, with respect to (i) each Transferred Employee who, immediately prior to the Closing, participated in a similar plan maintained or contributed to by the Company or any ERISA Affiliate, and (ii) the spouse and eligible dependents of each such Transferred Employee (provided such spouse and dependents were participating in a similar plan maintained or contributed to by the Company or any ERISA Affiliate immediately prior to the Closing) (once such plan is made available to Transferred Employees). Buyer and its Affiliates will recognize, for purposes of any annual deductible and out-of-pocket limits under each Buyer Benefit Plan that is a health plan (including without limitation, Buyer's medical and dental plans), deductible and out-of-pocket expenses paid by Transferred Employees and their spouses and dependents during the calendar year in which the Closing Date occurs under the health plans maintained or contributed to by the Company or any ERISA Affiliate. For purposes of this Section 6.2(b), the term "Transferred Employees" shall include (i) Transferred Employees, as defined in Section 1.167, and (ii) Excluded Employees who are hired by Buyer or one of its Affiliates (including the Company) pursuant to Section 6.2(a).

     (c) Shareholder shall be solely responsible for all retention payments due as of the Closing to Employees under the Company Special Retention Arrangements. Buyer shall be solely responsible for all severance payments due to Employees who are terminated by the Company at or after the Closing, including, but not limited to, payments due under the Company Special Severance Arrangements.

     (d) Buyer shall be solely responsible for making COBRA continuation coverage available with respect to all Transferred Employees (and any qualified beneficiaries related thereto) who experience a qualifying event at or after the Closing, including, without limitation, any Transferred Employee terminated by Buyer or any of its Affiliates (including the Company) at or after Closing (regardless of whether such Transferred Employee or qualified beneficiary has been formally extended group health plan coverage by Buyer under a Buyer Benefit Plan at the time of the qualifying event).

     6.3 Tax Matters and Section 338(h)(10) Election

     (a) Taxes.

                (i) Except as otherwise provided in this Section 6.3(a), Shareholder shall be liable for, shall promptly defend and shall indemnify and hold Buyer Indemnified Parties harmless from and against, any and all Damages resulting from, arising out of or based on the following:

                (A) any and all Taxes imposed on any member (other than the Company) of a consolidated, combined or unitary group of which the Company (or any predecessor thereof) is or was a member on or prior to the Closing Date, by reason of the liability of the Company (or any predecessor thereof), pursuant to Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or any similar provision of Law), including without limitation any liability for Taxes resulting from an "intercompany transaction" in respect of which gain was deferred pursuant to Treasury Regulations Section 1.1502-13(a)(2) (or any predecessor or successor thereof or any analogous or similar provision of Law), that occurred on or before the Closing Date;

               (B) any and all Taxes imposed on the Company (or any predecessor thereof), or for which the Company (or any predecessor thereof) may otherwise be liable (by reason of transferee liability, assumption, Contract, operation of Law or otherwise):

                           (1) for any taxable year or period that ends on or before the Closing Date; and

                           (2) subject to clause (C) of Section 6.3(a)(iv), for the Pre-Closing Period;

               (C) any and all Taxes resulting from, arising out of or based on the Section 338(h)(10) Elections made pursuant to this Agreement; provided, however, that Shareholder shall not be responsible for any Damages resulting from or arising out of (i) any late filing, failure to file or other defect of any kind with respect to any Section 338(h)(10) Election or Section 338 Form, or (ii) any adverse determination of a Governmental Entity with respect to any portion of a 338(h)(10) Election, Section 338 Form or the Allocation Agreement, other than to the extent such Damages result from or arise out of Shareholder's failure to comply with the provisions of Section 6.3(e) hereof;

               (D) any liability for sales, use or other similar Taxes assessed in respect of any Financing Contract after the Closing Date to the extent such Taxes were erroneously paid at the inception of such Financing Contract;

               (E) any and all sales, use or other similar Taxes required to be collected in respect of any Financing Contract during the twelve
         (12) months following the Closing Date if (1) such Taxes are not being collected by Buyer or the Company in respect of the Financing Contract pursuant to its reliance on an applicable exemption from such Taxes, and (2) such exemption from Taxes is dependent upon receipt of a properly executed Exemption Certificate;

               (F) any Claim by any party to a Financing Contract in respect of a sales, use or other similar Tax paid on or prior to the Closing Date where such Claim is based upon the provision of an Exemption Certificate; provided, however, that, if Shareholder is unable to obtain a refund of the entire amount of such Tax from the relevant Governmental Entity due to the invalidity of such Exemption Certificate (other than as a result of the expiration of the applicable statute of limitations), then any Buyer Indemnified Party who was paid any Damages pursuant to this Section 6.3(a)(i)(F) shall refund the amount of such Damages less the amount of refund obtained by Shareholder from the relevant Governmental Entity to Shareholder within fifteen (15) days of Shareholder's request therefor;

               (G) any breach or inaccuracy of any of the representations contained in Section 3.8 of this Agreement, provided that for purposes of indemnification pursuant to this Section 6.3, any breach or inaccuracy of any representation shall be determined without regard to any qualification related to materiality;

               (H) any and all Taxes resulting from, arising out of or based on the transactions contemplated by Section 2.1(e) and Section 5.8(a) of this Agreement; and

               (I) any and all Taxes that relate to the Transferred Assets for periods (or portions thereof) up to and including the Closing Date, and any and all Taxes that relate to the Excluded Assets and Excluded Liabilities;

               (J) for a period that ends ninety (90) days after the issuance of a Revenue Agent Report to Buyer (whether agreed, unagreed, or excepted agreed) with respect to Buyer's first taxable year in which the Company (or any successor thereto) is includible as a member of Buyer's "affiliated group" within the meaning of Section 1504 of the Code, which does not include as an adjustment the treatment by the Company (or any successor thereto) of any Financing Contract as a true lease for federal income tax purposes (other than Company proposed adjustments or isolated IRS adjustments with respect to Financing Contracts that are not in compliance with the Company's true leasing guidelines, provided that the number of Financing Contracts with respect to which such IRS adjustments relate does not exceed eighty-five (85), in the case of Financing Contracts included in the Safeline portfolio, and eight (8), in the case of all other Financing Contracts, in the aggregate for such taxable year), any determination (as defined in Section 1313(a) of the Code) that a Financing Contract to which the Company is, as of the Closing Date, a party (or which is a Transferred Asset), and that has been treated by the Company as a true lease for federal income tax purposes, fails to qualify as a true lease for federal income tax purposes; provided, however, that, for purposes of this Section 6.3(a)(i)(J), the term "Damages" shall be limited to an amount (if any), calculated by Buyer, that would cause the Company's after Tax cash flows attributable to taxable periods beginning on or after the Closing Date, computed based on the regular federal and state Tax rate then in effect for such time period, to equal the after Tax cash flows attributable to taxable periods beginning after the Closing Date that would have been realized by the Company had such determination not occurred. Buyer shall prepare a statement setting forth the calculation of any Damages and submit it to Shareholder for Shareholder's review and comment. If, within thirty (30) days of Shareholder's receipt of such statement, Shareholder objects in writing to Buyer's calculation, Shareholder and Buyer shall engage the Selected Accounting Firm to resolve the dispute in accordance with the provisions of Section 6.8(b) hereof;

                (ii) For purposes of Sections 6.3(a)(i)(E) and (J) hereof,(A) no Buyer Indemnified Party shall be entitled to any indemnification pursuant thereto unless and until the Company (or any successor thereto) has exhausted any right to indemnification or reimbursement (or any similar right) for such Taxes which gave rise to Shareholder's obligation to indemnify such Buyer Indemnified Party pursuant to the terms of the Financing Contract to which such Taxes relate from any other party thereto with respect to which the Company may reasonably be expected to recover such Taxes, and (B) the term "Damages" shall be reduced by any amount so indemnified, reimbursed or otherwise paid to the Company (or any successor thereto).

                (iii) For purposes of Section 6.3(a)(i)(J), no Buyer
Indemnified Party shall be entitled to any indemnification pursuant thereto with respect to any Damages relating to, arising out of or resulting from (A) any Financing Contract which is renewed, refinanced or the terms of which are materially changed, altered or modified in any way by the Company (or any successor thereto) at any time after the Closing; provided, however, that this clause (A) shall only apply to the extent such Damages were incurred in, or relate to, taxable periods (or portions thereof) beginning on or after the occurrence of such renewal, refinancing, change, alteration or modification, (B) any Financing Contract with respect to which the underlying assets are transferred to any Person as part of a sale or sale/leaseback transaction after the Closing; provided, however, that this clause (B) shall only apply to the extent such Damages were incurred in, or relate to, taxable periods (or portions thereof) beginning on or after the occurrence of such sale or sale/leaseback,
(C) any change in regulatory, statutory or administrative Tax Law; provided, however, that for purposes of this clause (C), the term "administrative Tax Law" only shall include administrative authorities that may be used or cited as precedent within the meaning of Section 6110(k)(3) of the Code; provided, further, that this clause (C) shall only apply to the extent such Damages were incurred in, or relate to, taxable periods (or portions thereof) beginning on or after the effective date of such change, (D) the filing of a disclosure statement under Section 6662 of the Code (or any similar provision of Law) or registration under Section 6111 of the Code (or any similar provision of Law) with respect to any Financing Contract; provided, however, that in the event Buyer determines that it may reasonably be required to file a disclosure statement under Section 6662 of the Code to avoid penalties thereunder or may reasonably be required to file a registration under Section 6111 of the Code, and provided Buyer delivers written notice to Shareholder of such determination forty-five (45) days prior to the due date (including extensions) of such filing, Buyer shall be permitted to file such disclosure statement or registration and this clause (D) shall not apply, unless Shareholder provides to Buyer no later than fifteen (15) days prior to the due date (including extensions) of such filing a written opinion addressed to Buyer from tax counsel reasonably acceptable to Buyer that failure to provide such statement should not result in imposition of penalties under Section 6662 of the Code (or any similar provision of Law) or that Buyer should not be required to register under Section 6111 of the Code (or any similar provision of Law), as the case may be, or (E) any Financing Contract any interest in which has been transferred by the Company (including, without limitation, pursuant to the merger, liquidation or other transfer of all or substantially all of the Company's assets) to any Person (other than the Buyer or Affiliates of Buyer); provided, however, that this clause (E) shall only apply to the extent such Damages were incurred in, or relate to, taxable periods (or portions thereof) beginning on or after the occurrence of such transfer.

                (iv) Buyer shall be liable for, shall promptly defend and shall indemnify and hold Shareholder Indemnified Parties harmless from and against, any and all Damages resulting from, arising out of or based on (A) Taxes impose on the Company for any taxable year or period that begins after the Closing Date; (B)Taxes imposed on the Company for the Post-Closing Period; and (C) any Taxes imposed on the Company not incurred in the ordinary course of business attributable to acts of the Buyer after the Closing but on the Closing Date (other than any such acts contemplated by this Agreement).

                (v) To the extent permitted by Law or administrative practice, the taxable year of the Company that includes the Closing Date shall be treated as closing at the close of business on the Closing Date. Subject to clause (C) of Section 6.3(a)(iv), for purposes of Sections 6.3(a)(i)(B)(2) and clause (B) of Section 6.3(a)(iv), where it is necessary to apportion between Shareholder and Buyer the Tax liability for a Straddle Period (which is not treated under the immediately preceding sentence as closing at the close of business on the Closing Date), such liability shall be apportioned between the period deemed to end at the close of business on the Closing Date (the "Pre-Closing Period") and the period deemed to begin at the beginning of the day following the Closing Date(the "Post-Closing Period") on the basis of an interim closing of the books; provided, however, that property Taxes whose lien date is in the Pre-Closing Period shall be allocated to the Pre-Closing Period and property Taxes whose lien date is in the Post-Closing Period shall be allocated to the Post-Closing Period.

                (vi) The Tax Sharing Agreement shall be terminated as of the Reference Date as to the Company and Shareholder. All amounts due as of the Reference Date from or to the Company under the Tax Sharing Agreement shall be finally determined by Shareholder and paid by or to the Company, as the case may be, on or prior to the Closing Date and shall be reflected in the Reference Date Balance Sheet, and no additional amounts shall be due from or due to the Company thereafter. Shareholder shall assume, shall promptly defend and shall indemnify and hold Buyer Indemnified Parties harmless from and against any and all Damages resulting from, arising out of or based on any liability under the Tax Sharing Agreement to the extent that such liability has not been or will not be included in the determination of the Purchase Price pursuant to Section 2.1 of this Agreement.

                (vii) Notwithstanding anything herein to the contrary, Shareholder shall be responsible for the payment of all Transfer Taxes resulting from, arising out of, based on or relating to the transactions contemplated by this Agreement (including any such Taxes resulting from, arising out of or based on the Section 338(h)(10) Elections or the transactions contemplated by Section 2.1(e) and Section 5.8(a)). Shareholder shall be liable for, shall promptly defend and shall indemnify and hold Buyer Indemnified Parties harmless from and against, any and all Damages resulting from, arising out of or based on any failure by Shareholder to timely pay any and all such Transfer Taxes.

                (viii) Any refund of Taxes that is  received by the  Company,
Buyer or any Buyer Affiliate, and any amount credited against Tax to which the Company, Buyer or any Buyer Affiliate become entitled, to the extent such Taxes or amount credited relate to any tax period that ends on or before the Closing Date or to the Pre-Closing Period, and to the extent that such Taxes or such amount credited have not been reflected in the reserve or reserves for Tax liability set forth on the face of the final audited Reference Date Balance Sheet (but excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income), shall be for the account of Shareholder, and the Company, Buyer or Buyer's Affiliate, as the case may be, shall pay over to Shareholder any such refund or amount credited (net of any Taxes, costs or expenses with respect thereto) within fifteen (15) days after the Company's, Buyer's or Buyer's Affiliate's receipt thereof or entitlement thereto. In the event there is a final determination that the Company, Buyer or such Buyer Affiliate was not entitled to any such amounts paid over to Shareholder, Shareholder shall return such amounts within fifteen (15) days after the Company's, Buyer's or such Buyer Affiliate's request therefor.

     (b) Tax Returns.

                (i) Shareholder shall, in accordance with the Company's past practice (except as otherwise required by applicable Law), prepare or cause to be prepared and file or cause to be filed when due all Tax Returns of or including the Company for all periods ending on or prior to the Closing Date that are filed after the Closing Date, and Shareholder shall remit (or cause to be remitted) all Taxes due with respect to such Tax Returns. Shareholder shall permit Buyer to review and comment on each such Tax Return (to the extent related to the Company) no later than thirty (30) days prior to the filing of such Tax Return. The Company shall provide Shareholder with the Company's Tax information for each Tax Return no later than thirty (30) days prior to the original due date for such Tax Return. Shareholder shall not file any Tax Return relating solely to Taxes of the Company without Buyer's prior written consent, which consent shall not be unreasonably withheld.

                (ii) Buyer shall, in accordance with the Company's past practice (except as otherwise required by applicable Law), prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company for the Straddle Periods and Buyer shall remit (or cause to be remitted) any Taxes due with respect to such Tax Returns. Buyer shall permit Shareholder to review and comment on each Tax Return with respect to which Shareholder's liability under
Section 6.3(a)(i)(B)(2) hereof exceeds ($5,000) no later than thirty (30) days prior to the filing date of such Tax Return. Buyer shall not file any such Tax Return without Shareholder's prior written consent, which consent shall not be unreasonably withheld. Not later than five (5) days before the due date for payment of Taxes with respect to any such Tax Returns, Shareholder shall pay to Buyer an amount equal to the amount of Tax shown to be due on such Tax Returns which are properly allocated to Shareholder under Sections 6.3(a)(i) and 6.3(a)(iii). In the event that (A) Shareholder fails to comply with the preceding sentence and (B) Buyer pays or causes to be paid the Tax allocable to Shareholder shown on any such Tax Return described therein, the parties to this Agreement expressly agree that Shareholder shall be required to pay Buyer interest at the applicable statutory rate for underpayment of Taxes, with respect to the amount of such Tax from the date the payment was required to be made pursuant to the preceding sentence until the date Shareholder actually pays such Tax to Buyer.

     (c)  Assistance and  Cooperation.

                (i) Buyer, the Company and Shareholder shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 6.3 and any audit, litigation or other proceeding with respect to Taxes of the Company (or Shareholder or any of its Affiliates with respect to the Transferred Assets) and shall make available to one another and to any Governmental Entity, as reasonably requested in connection with any Tax Return described in Section 6.3(b) or any Tax Proceeding described in Section 6.3(d), all information relating to any Taxes or Tax Returns of the Company (or Shareholder or any of its Affiliates with respect to the Transferred Assets). Such cooperation shall also include, without limitation, the retention and (upon the other party's reasonable request) the provision of records and information that are reasonably relevant to any such Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. The Company and Shareholder agree to (A) retain all Books and Records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Shareholder, any extensions thereof) of the respective taxable periods, and abide by all record retention agreements entered into with any Taxing authority, and (B) give the other party reasonable written notice prior to transferring, destroying or discarding any such Books and Records, and, if the other party so requests, the Company or Shareholder, as the case may be, shall allow the other party to take possession of such Books and Records.

                (ii)  Buyer and Shareholder further agree, upon request, to use reasonable efforts to obtain any certificate or other document from any governmental body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed; provided that obtaining such certificate or other document may not reasonably be expected to adversely affect Shareholder, the Company, Buyer or any Buyer Affiliate.

     (d) Tax  Contests.

                (i) With respect to periods ending on or prior to the Closing Date, Shareholder shall have the exclusive authority and obligation to (A) represent the Company before any Governmental Entity or any court in any audit, contest, Claim, proceeding or inquiry regarding the Tax consequences of the operations of the Company or which relate to the Transferred Assets (a "Tax Proceeding"), and (B) settle or contest, in its sole discretion, any such Tax Proceeding; provided, however, that Shareholder shall allow Buyer and its counsel to participate in, but not control, any such Tax Proceeding at Buyer's sole expense; provided, further, that Shareholder shall keep Buyer fully and timely informed with respect to the commencement, status and nature of any Tax Proceedings involving any Tax liability of the Company for such taxable periods; provided, further, that if the results of any such Tax Proceeding involve an issue that recurs in any taxable period of Buyer or the Company ending after the Closing Date or otherwise may reasonably be expected to materially and adversely affect Buyer, the Company, or any of their respective Affiliates for any taxable period including or ending after the Closing Date, then there shall be no settlement, closing or other agreement with respect thereto without the consent of such affected party, which consent shall not be unreasonably withheld.

                (ii) With respect to Straddle Periods (and,  subject to
Section 6.3(d)(iv) hereof, periods beginning after the Closing Date with respect to which Shareholder may reasonably be expected to be required to indemnify any Buyer Indemnified Party pursuant to Sections 6.3(a)(i)(D), (E), (F) or (J) hereof), Buyer shall have the exclusive authority and obligation to (A)
represent the Company in any Tax Proceeding and (B) settle or contest, in its sole discretion, any such Tax Proceeding; provided, however, that Buyer shall allow Shareholder and its counsel to participate in, but not control, such Tax Proceeding with respect to which the audit adjustment, in the case of a Tax Proceeding with respect to which Shareholder may reasonably be expected to be required to indemnify any Buyer Indemnified Party pursuant to Section 6.3(a)(i)(J) equals or exceeds $1,000,000, or the tax adjustment, in the case of a Tax Proceeding with respect to which Shareholder may reasonably be expected to be required to indemnify any Buyer Indemnified Party pursuant to Sections 6.3(a)(i)(D), (E) or (F) equals or exceeds $25,000, at Shareholder's sole expense; provided, further, that Buyer shall keep Shareholder fully and timely informed with respect to the commencement, status and nature of any such Tax Proceeding; provided, further, that there shall be no settlement, closing or other agreement with respect to such Tax Proceeding with respect to which the audit adjustment, in the case of a Tax Proceeding with respect to which Shareholder may reasonably be expected to be required to indemnify any Buyer Indemnified Party pursuant to Section 6.3(a)(i)(J) equals or exceeds $1,000,000, or the tax adjustment, in the case of a Tax Proceeding with respect to which Shareholder may reasonably be expected to be required to indemnify any Buyer
Indemnified Party pursuant to Sections 6.3(a)(i)(D), (E) or (F) equals or exceeds $10,000, without the consent of Shareholder, which consent shall not be unreasonably withheld; provided, further, that, in no event, shall Shareholder be permitted access to Tax information of the Company relating to periods beginning after the Closing Date (other than with respect to an audited Financing Contract) or any Tax information of Buyer or any of its Affiliates.

                (iii) Except as provided in Section 6.3(d)(ii), with respect to periods beginning after the Closing Date and Taxes described in clause (C) of Section 6.3(a)(iv), Buyer shall have the exclusive authority and obligation to (A) represent the Company in any Tax Proceeding and (B) settle or contest, in its sole discretion, any such Tax Proceeding; provided, however, that, with respect to any such Tax Proceeding regarding any Tax for which Shareholder may reasonably be expected to be required to indemnify any Buyer Indemnified Party (an "Indemnified Proceeding"), Buyer shall keep Shareholder fully and timely informed with respect to the commencement, status and nature of any such Indemnified Proceeding; provided, further, that there shall be no settlement, closing or other agreement with respect to such Indemnified
Proceeding without the consent of Shareholder, which consent shall not be unreasonably withheld.

                (iv) If a notice of a Tax Proceeding shall be delivered, sent, commenced or initiated, in writing, to or against any party, any of its Affiliates, or the Company (a "Notified Party") by any Governmental Entity with respect to Taxes for which the other party may reasonably be expected to be liable pursuant to Section 6.3(a), the Notified Party shall, if informed thereof promptly, notify the other party in writing of such Tax Proceeding; provided, however, that the failure of a party to give the other party prompt notice as provided herein shall not relieve such other party of its obligations under this
Section 6.3 except to the extent that such other party is actually and materially prejudiced thereby.

     (e) Section 338(h)(10) Elections. At Buyer's option, Shareholder shall join with Buyer to take all actions necessary and appropriate (including timely filing such forms, Tax Returns, elections, schedules and other documents as may be required), at each party's cost and expense, to effect and preserve a timely election under Section 338(h)(10) of the Code in accordance with the requirements of Section 338 of the Code and any elections under corresponding or similar provisions of Law as specified by Buyer in writing at or prior to the Closing or pursuant to the notice provisions of Section 11.3 hereof (the "Section 338(h)(10) Elections") with respect to the purchase and sale of the Shares hereunder. In the event Buyer elects to make any Section 338(h)(10)
Election:

                (i) Shareholder, the Company and Buyer shall report the transactions contemplated herein consistent with the Section 338(h)(10) Elections and shall take no position in any Tax Return, any discussion with or proceeding before any taxing authority, or otherwise, or take any action, contrary thereto unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar provision of Law).

                (ii) The Company and Buyer shall execute at the Closing any and all forms necessary to effectuate the Section 338(h)(10) Elections (including, without limitation, IRS Form 8023 and any similar forms under applicable Tax Laws, along with, in each case, all required statements or schedules thereto and any amendments thereof (the "Section 338 Forms")). Shareholder, the Company and Buyer shall each cause the Section 338 Forms to be duly executed by an authorized person for Shareholder, the Company and Buyer in each case, and shall duly and timely file the Section 338 Forms in accordance with applicable Tax Laws and the terms of this Agreement. Shareholder and Buyer shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required by Shareholder and Buyer in order to timely file any Section 338(h)(10) Election and any other required statements or schedules.

                (iii) Shareholder and Buyer agree to use their best efforts to enter into an agreement (the "Allocation Agreement") as soon as practicable after the Closing Date to address the computation of the modified aggregate deemed sale price (as defined under applicable Treasury Regulations) ("MADSP") of the assets of the Company. Buyer shall initially prepare a statement setting forth a proposed computation and allocation of MADSP (the "Computation") and submit it to Shareholder no later than forty-five (45) days after the completion of the Adjusted Reference Date Balance Sheet. If, within thirty (30) days of Shareholder's receipt of the Computation, Shareholder shall not have objected in writing to the Computation, the Computation shall become the Allocation Agreement and Buyer, Shareholder and the Company shall file the Section 338 Forms in a manner consistent with such Allocation Agreement and Buyer, the Company and Shareholder shall file all Tax Returns consistent therewith. If any aspects of the Allocation Agreement are in dispute as of the date which is sixty
(60) days prior to the date any of the Section 338 Forms are required to be filed, Shareholder and Buyer shall then engage the Selected Accounting Firm in accordance with the provisions of Section 6.8(b) hereof. To the extent the Selected Accounting Firm has not resolved such dispute within (30) days prior to the date such Section 338 Forms are required to be filed, Buyer, Shareholder and the Company shall file such Section 338 Forms, and all Tax Returns, in a manner consistent with the Computation (together with any changes thereto mutually agreed to by Buyer and Shareholder at such time). Thereafter, the Allocation Agreement shall be revised in accordance with the determination of the Selected Accounting Firm and Buyer, the Company and Shareholder shall promptly execute any amendments subsequent to the filing of the Section 338(h)(10) Elections to the Section 338 Forms to reflect such determination that are permitted to be filed under applicable Law; provided, however, to the extent such amendments to the Section 338 Forms are not permitted to be filed under applicable Law, Buyer shall pay to Shareholder and Shareholder shall pay to Buyer, as the case may be, amounts necessary to place the parties in the same position they would have been in had such amendments been permitted to be filed. Buyer and Shareholder shall not take a position before any Governmental Entity or otherwise (including in any Tax Return) inconsistent with the Allocation Agreement unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar provision of state, local or foreign law).

     (f) Tax Carryovers. The Company shall elect, where permitted by law, to carry forward any Tax Attribute (as defined below) of the Company arising in any taxable period that begins on or after the Closing Date that, absent such election, would be carried back to a taxable period ending on or before the Closing Date. If, despite the preceding sentence, the Company carries back to a taxable period ending on or before the Closing Date any Tax Attribute of the Company arising in a taxable period beginning on or after the Closing Date, Buyer shall pay to Shareholder, or Shareholder shall retain, as the case may be, the amount of any Tax benefit resulting from the use of such Tax Attribute. Buyer and the Company further agree that, unless required pursuant to a determination (as defined in Section 1313(a) of the Code or any similar provision of Law), neither Buyer nor the Company shall claim any Tax benefit resulting from the use of any Tax Attribute of the Company which arises from or relates to a taxable period which ends on or before the Closing Date. If, despite the preceding sentence, Buyer or the Company claims or receives any such Tax benefit, Buyer shall pay to Shareholder an amount equal to such Tax benefit claimed or received by Buyer or the Company from the use of such Tax Attribute. For purposes of this Section 6.3(f), the term "Tax Attribute" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes).

     (g) Dispute Procedures. If the parties disagree as to any matter arising out of this Section 6.3, the parties shall resolve such disputes in accordance with Section 6.8(b).

     6.4 Transaction Costs

     Except as otherwise specifically provided in this Agreement, Shareholder and Buyer shall be responsible for payment of their own respective costs and expenses incurred in connection with the preparation, negotiation and delivery of this Agreement and the other Transaction Documents, including, but not limited to, attorneys' and accountants' fees and expenses.

     6.5 [Intentionally Omitted]

     6.6  Portfolio  Tape and  Documentation

     (a) Within ten (10) Business Days following the Closing Date, Shareholder shall deliver to Buyer the Reference Date Portfolio Tape.

     (b) As soon as practicable following the delivery by Shareholder to Buyer of the Reference Date Portfolio Tape, Buyer and Shareholder shall endeavor in good faith to engage Tape Auditors for the review and reconciliation of the Reference Date Portfolio Information in accordance with the terms of the engagement letter (the "Tape Audit Engagement Letter"). The Tape Audit Engagement Letter shall detail (i) the scope of the audit by the Tape Auditors of the Reference Date Portfolio Information, (ii) the Financing Contracts subject to such audit, (iii) the time frame for the delivery by the Tape Auditors to Shareholder and Buyer of the final audit results in respect of each Audited Financing Contract, and (iv) a methodology for the valuation of all discrepancies between the Reference Date Portfolio Information and the Tape Audit with respect to each Audited Financing Contract. Following execution of the Tape Audit Engagement Letter, Shareholder shall have the option of directing the Tape Auditors to audit any Financing Contract specified in the Tape Audit Engagement Letter. Pursuant to the terms of the Tape Audit Engagement Letter, the Tape Auditors shall determine in respect of each Audited Financing Contract whether or not the Reference Date Portfolio Information is true, correct and accurate in all respects as of the Reference Date (the "Tape Audit"). Buyer and the Company shall afford Shareholder and the Tape Auditors reasonable assistance with the Tape Audit, including access during normal business hours and upon reasonable notice to such relevant accounting, financial and other Books and Records of the Company reasonably requested by the Tape Auditors in connection with the Tape Audit; provided, however, that such assistance or access does not unreasonably interfere with Buyer's or the Company's business. Shareholder shall
(x) pay all of the fees of the Tape Auditors and all expenses incurred by such firm, and (y) provide any indemnification required by the Tape Auditors in connection with the Tape Audit.

     (c) Following completion of the Tape Audit, the Tape Auditors shall deliver to Shareholder, Buyer and the Company in accordance with the Tape Audit Engagement Letter, a final audit report detailing (i) all discrepancies between the Reference Date Portfolio Information and the Tape Audit with respect to each Audited Financing Contract, and (ii) a valuation of each such discrepancy, calculated in accordance with the terms of the Tape Audit Engagement Letter. Buyer and Shareholder shall have thirty (30) days following the receipt of the final audit report to review such report and use their commercially reasonable efforts to resolve any disputes with the Tape Auditors in respect of such report. Notwithstanding the foregoing, any disputes in respect of the final audit report that are not resolved as provided in the foregoing sentence where the net amount of which, in the aggregate, is less than $100,000, shall be resolved as follows: (i) fifty percent (50%) of the aggregate of all such disputed amounts shall be deemed to have been resolved in Shareholder's favor, and (ii) fifty percent (50%) of the aggregate of all such disputed amounts shall be deemed to have been resolved in Buyer's favor.

     (d) Buyer and Shareholder shall pay to the other, as applicable, a settlement payment in respect of the net amount of all valuation discrepancies with respect to each Audited Financing Contract (the "Tape Settlement Amount"). Any payment of a Tape Settlement Amount required to be paid pursuant hereto shall be (i) made on the Business Day following the thirty (30) day review period set forth above, and (ii) paid by wire transfer of immediately available funds to an account in the United States (designated in writing by the recipient thereof at least three (3) Business Days prior to such payment date).

     6.7 Access to Books and Records after Closing

     (a) For a period of seven (7) years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the Books and Records relating to the Company's business (other than the Excluded Assets) that are in Shareholder's possession or control following the Closing, to the extent that such access may reasonably be required by Buyer in connection with matters relating to the Company or the operations and conduct of the business of the Company prior to the Closing Date.

     (b) Without limiting Section 6.7(a), Shareholder, Buyer and the Company shall provide the other parties with such nonprivileged information in respect of the Company or the business of the Company as is reasonably necessary to enable such party to satisfy its reporting obligations to Governmental Entities.

     (c) If the Company shall desire to dispose of any of its Books and Records relating to the Company's business as conducted prior to Closing prior to the expiration of such seven (7) year period, the Company shall, prior to such disposition, give Shareholder a reasonable opportunity, at Shareholder's expense, to segregate and remove such Books and Records as Shareholder may select.

     (d) If Shareholder shall desire to dispose of any of its Books and Records relating to the Company's business prior to the expiration of such seven (7) year period, Shareholder shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such Books and Records as Buyer may select.

     6.8 Preparation of Reference Date Balance Sheet, Adjusted Reference Date Balance Sheet and Purchase Price Certificate

     (a) Preparation.

                (i) As soon as practicable following the Closing, Buyer shall cause the Company to prepare (with the cooperation and assistance of Shareholder) a draft of the Reference Date Balance Sheet. The draft Reference Date Balance Sheet shall be prepared in accordance with the Accounting
Principles as of the Reference Time (and after the consummation of the transactions contemplated by Section 2.1(e), the second sentence of Section 5.5(a) and the Restructuring). Buyer and Shareholder shall use their respective reasonable efforts to cause the draft Reference Date Balance Sheet to be completed within ninety (90) days following the Closing Date and, upon completion, such draft Reference Date Balance Sheet shall promptly be provided to Buyer, Buyer's Accountants, Shareholder and Shareholder's Accountants.

                (ii) Following  the  distribution  of the  draft  Reference
Date Balance Sheet in accordance with Section 6.8(a)(i), Shareholder's Accountants shall be entitled to perform all procedures and take any other steps that Shareholder's Accountants, in the exercise of their professional judgment, deem appropriate to confirm that each item of the draft Reference Date Balance Sheet has been prepared in conformity with the standards set forth in Section 6.8(a)(i).

                (iii) Immediately following the preparation and distribution of the draft Reference Date Balance Sheet, Buyer shall cause Buyer's Accountants to audit the draft Reference Date Balance Sheet, and such audit shall be conducted in accordance with United States generally accepted auditing standards and shall be sufficient to permit Buyer's Accountants to render their opinion to the effect that the Reference Date Balance Sheet fairly presents the financial position of the Company as of the Reference Time in accordance with the Accounting Principles as of the Reference Time (and after the consummation of the transactions contemplated by Section 2.1(e), the second sentence of Section 5.5(a) and the Restructuring).

                (iv) Buyer shall use reasonable efforts to cause Buyer's Accountants to deliver the draft audited Reference Date Balance Sheet, in accordance with Section 6.8(a)(iii) above, to each of Buyer, Shareholder and Shareholder's Accountants within ninety (90) days following the date of Buyer's Accountants' receipt of the draft Reference Date Balance Sheet.

                (v) During the sixty (60) days following their receipt of the draft audited Reference Date Balance Sheet, both Buyer and Shareholder (in consultation with Shareholder's Accountants) shall have the opportunity to review the draft audited Reference Date Balance Sheet (together with Buyer's Accountants' working papers, including any portion thereof pertaining to any proposed adjustment) and, during such sixty (60) day period, Shareholder, Shareholder's Accountants and Buyer shall have the right to propose to Buyer's Accountants those changes to the draft audited Reference Date Balance Sheet that Shareholder, Shareholder's Accountants or Buyer determine to be appropriate to cause the draft audited Reference Date Balance Sheet to conform, in all respects, to the standards set forth in Section 6.8(a)(i).

                (vi) Within the same ninety (90)day period set forth in Section 6.8(a)(iv), Buyer and Shareholder shall also provide one another and Buyer's Accountants with notices of any asset or liability which such Person proposes to ask Buyer's Accountants to reflect on, adjust or eliminate from the draft audited Reference Date Balance Sheet in order to prepare the Adjusted Reference Date Balance Sheet as contemplated by the definition of Special Adjustments.

                (vii) Concurrent with the delivery to Buyer and Shareholder of the draft audited Reference Date Balance Sheet, Buyer shall cause Buyer's Accountants to prepare (after consultation with Buyer and Shareholder), and to deliver, within ten (10) days after the end of the ninety (90) day period referred to in Section 6.8(a)(vi), to Buyer, Shareholder and Shareholder's Accountants' drafts of (A) the Adjusted Reference Date Balance Sheet which shall reflect the Special Adjustments as well as such other adjustments as Buyer's Accountants may deem appropriate and requested to be made by Shareholder or Buyer in the notices referred to in Section 6.8(a)(vi), and (B) a certificate (the "Purchase Price Certificate") showing the calculation of the Purchase Price, describing in reasonable detail (1) the adjustments made to the audited Reference Date Balance Sheet in order to derive the Adjusted Reference Date Balance Sheet and stating that such adjustments have been made in accordance with the provisions of this Agreement, and (2) the calculations used to derive the Purchase Price. Both Buyer and Shareholder shall have the opportunity to review the draft Adjusted Reference Date Balance Sheet and the Purchase Price Certificate during the sixty (60) days following their receipt thereof.

                (viii) In the event of any dispute between Shareholder and Shareholder's Accountants, on the one hand, and Buyer and Buyer's Accountants, on the other hand, regarding any of the adjustments proposed by Shareholder or Shareholder's Accountants, on the one hand, or Buyer or Buyer's Accountants, on the other hand, with respect to any item of the draft Reference Date Balance Sheet, the draft Adjusted Reference Date Balance Sheet, or the draft Purchase Price Certificate, which Shareholder and Shareholder's Accountants, on the one hand, and Buyer and Buyer's Accountants, on the other hand, cannot resolve within sixty (60) days after the receipt thereof, as the case may be, either Shareholder or Buyer shall have the right, upon delivery of written notice to the other party, to require that such dispute be resolved in accordance with the provisions set forth in Section 6.8(b). Promptly following the resolution of any and all disputes with respect to any proposed adjustments to the draft Reference Date Balance Sheet, the draft Adjusted Reference Date Balance Sheet or the draft Purchase Price Certificate, Buyer shall cause Buyer's Accountants to prepare and deliver to Buyer and Shareholder the final audited Reference Date Balance Sheet, the final Adjusted Reference Date Balance Sheet and the final Purchase Price Certificate, each of which shall reflect all adjustments thereto which have been agreed upon by Shareholder and Shareholder's Accountants, on the one hand, and Buyer and Buyer's Accountants, on the other hand, or which have been resolved pursuant to Section 6.8(b), together with Buyer's Accountants' opinion on the Reference Date Balance Sheet.

                (ix) Shareholder shall cooperate and comply with all reasonable requests of Buyer, the Company and Buyer's Accountants to assist such Persons in accomplishing the preparation of the Reference Date Balance Sheet, the Adjusted Reference Date Balance Sheet and the Purchase Price Certificate. Without limiting the foregoing, (A) each of Buyer, Shareholder, Buyer's Accountants and Shareholder's Accountants shall have full access to all relevant accounting, financial and other Books and Records reasonably requested by it in connection with the preparation, confirmation or review of the Reference Date Balance Sheet, the Adjusted Reference Date Balance Sheet and the Purchase Price Certificate as well as to Buyer's Accountants' working papers with respect thereto and draft opinion thereon, and (B) each party shall make available to the other party and its accountants such personnel as they may reasonably request in connection with the preparation or confirmation of the Reference Date Balance Sheet, the Adjusted Reference Date Balance Sheet and the Purchase Price Certificate or the review of Buyer's Accountants' draft opinion.

     (b) Disputes. Any dispute involving any of the adjustments to the draft Reference Date Balance Sheet, the draft Adjusted Reference Date Balance Sheet or the draft Purchase Price Certificate proposed by Shareholder or Buyer including, without limitation, any interpretation or application of any provision of this Agreement affecting the preparation of the Reference Date Balance Sheet, the Adjusted Reference Date Balance Sheet or the Purchase Price Certificate, not resolved by Shareholder and Buyer within forty-five (45) days of the relevant date of receipt thereof, upon the election of Shareholder or Buyer, shall be resolved by the Selected Accounting Firm. The Selected Accounting Firm shall resolve only issues upon which Buyer and Shareholder have been unable to agree. The decision of such Selected Accounting Firm shall be rendered within twenty
(20) Business Days after its appointment. The decision of the Selected Accounting Firm shall be final and binding upon the parties. Notwithstanding the foregoing, if the aggregate of all amounts in dispute with respect to all disputes referred to in this Section 6.8(b) shall be less than $100,000, such disputes shall not be resolved by the Selected Accounting Firm, but shall instead be resolved as follows: (i) fifty percent (50%) of the aggregate of all amounts in dispute shall be deemed to have been resolved in Shareholder's favor, and (ii) fifty percent (50%) of the aggregate of all amounts in dispute shall be deemed to have been resolved in Buyer's favor.

     (c) Expenses. Buyer shall pay all of the fees of Buyer's Accountants and all expenses incurred by such firm in connection with the tasks outlined in this
Section 6.8, and Shareholder shall pay all fees of Shareholder's Accountants and all expenses incurred by such firm in connection with the tasks outlined in this
Section 6.8. Buyer and Shareholder shall each pay one-half of the fees and expenses incurred in connection with any disputes that are resolved by the Selected Accounting Firm pursuant to Section 6.8(b).

     (d) Cooperation. Each of Shareholder and Buyer shall use its best efforts to cause Buyer's Accountants and Shareholder's Accountants to cooperate with each other in connection with all of their activities undertaken in connection with this Section 6.8. Prior to the commencement of the audit of the Reference Date Balance Sheet, Shareholder shall cause Shareholder's Accountants to make available to Buyer's Accountants their work papers from the audits of the financial statements of Shareholder to the extent that the same relate to the Company or the Transferred Assets.

     6.9 Accounts

     From and after the Closing, Shareholder shall cooperate with Buyer and the Company to take all steps necessary to remove all Persons who are not Employees of the Company after the Closing and who are signatories or holders of powers-of-attorney in respect of any accounts and safe-deposit boxes maintained by the Company prior to the Closing, from the list of such authorized signatories and holders and otherwise extinguish their signing authority with respect to such accounts.

     6.10 Confidentiality

     (a) The Confidentiality Agreement shall terminate upon Closing and shall be of no further force and effect. For a period of two (2) years following the Closing, (i) Shareholder shall, and shall cause its Affiliates to, keep secret and retain in strictest confidence, and shall not (other than as expressly permitted by this Agreement and the other Transaction Documents) use for the benefit of itself or others any Confidential Information relating to (A) Buyer or its business to the extent such Confidential Information was disclosed by Buyer, its Affiliates, or its representatives or agents in the preparation, negotiation and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, or (B) the Company or the Company's business (other than Confidential Information relating solely to the Excluded Assets, Excluded Employees and Excluded Liabilities), and (ii) the Company and Buyer shall keep secret and retain in strictest confidence, and shall not use for the benefit of itself or others any Confidential Information relating to Shareholder or Shareholder's business (other than, following the Closing, the Company or the Company's business) disclosed by Shareholder, its Affiliates, or its representatives and agents in the preparation, negotiation and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (including, but not limited to, Confidential Information relating to the Shareholder or its business (other than, following the Closing, the Company or the Company's business) that was reviewed or received during Buyer's due diligence review of the Company).

     (b) If this Agreement is terminated in accordance with its terms, each of Shareholder and the Company, on the one hand, and Buyer, on the other hand, shall return all Documents containing Confidential Information relating to the other party (as set forth in Section 6.10(a)) received by it, its Affiliates, or its representatives or agents from the other party and all reproductions thereof made by the receiving party, unless the recipient provides written assurances that any such Document and reproductions thereof that have not been returned have been destroyed.

     6.11 Name Change

     Buyer shall cause the Company, at the Company's sole expense, to (a) change its legal name within thirty (30) days following the Closing Date so as to eliminate all reference in the name of the Company to "SAFECO" by making the necessary filings with the Secretary of State of the State of Washington, and
(b) within a reasonable period after the Closing Date, make such filings as may be necessary to change the Company's name of record with each jurisdiction in which the Company is qualified to do business as a foreign corporation.

     6.12 Repurchase Option

     (a) At any time following the occurrence of a Credit Loss Event with respect to any Specified Financing Contract (or with respect to any Person that has issued or provided any Credit Enhancement relating to a Specified Financing Contract), Buyer or any of its Affiliates shall have the right, exercisable by delivering to Shareholder a Repurchase Notice with respect to such Specified Financing Contract, to require Shareholder to purchase, on the Specified Settlement Date, any such Specified Financing Contract for a price equal to the Repurchase Price set forth in the Repurchase Notice.

     (b) The closing of each repurchase of a Specified Financing Contract pursuant to Section 6.12(a) shall take place on the related Specified Settlement Date. Upon each repurchase of a Specified Financing Contract pursuant to Section 6.12(a), (i) the Shareholder shall pay, or shall cause any of its Affiliates to pay, to Buyer or its Affiliates, by wire transfer of immediately available funds to an account designated in writing by Buyer, the aggregate Repurchase Price with respect to such Specified Financing Contract to be sold at such closing, and (ii) Buyer shall assign, or shall cause any of its Affiliates to assign, to Shareholder or any of its Affiliates on an "AS-IS, WHERE IS" basis without representation or warranty or recourse of any kind, all of Buyer or its Affiliate's right, title and interest in (x) the Specified Financing Contract described in the related Repurchase Notice and for which the Shareholder or its Affiliates had paid the Repurchase Price as provided in the foregoing clause
(i), and (y) the Portfolio Property, if any, that is subject to or governed by such Specified Financing Contract to the extent that such Portfolio Property shall not theretofore have been (1) transferred or sold to an Obligor under such Specified Financing Contract (or its Affiliate or assignee), (2) foreclosed upon or repossessed and remarketed, or (3) sold or re-leased following termination of such Specified Financing Contract.

     (c) Each Repurchase Notice shall specify the Specified Financing Contract as to which Buyer or its Affiliate is exercising a Repurchase Option, a description of the Credit Loss Event pursuant to which such Repurchase Option is being exercised and the Repurchase Price in respect of such Specified Financing Contract (together with a summary showing in reasonable detail the manner in which such Repurchase Price was calculated). Delivery of a Repurchase Notice by Buyer or its Affiliate shall be irrevocable and, upon delivery thereof to Shareholder, the Shareholder shall be bound to pay to Buyer, on the related Specified Settlement Date, the Repurchase Price with respect to the Specified Financing Contract identified in such Repurchase Notice, subject only to the condition that Buyer or its Affiliate assign such Specified Financing Contract at the closing of such repurchase on the terms described above in Section 6.12(b).

7. Conditions Precedent to Obligations of Buyer

     The obligations of Buyer to perform and observe the covenants, agreements and conditions to be performed and observed by it at the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by Buyer.

     7.1 Accuracy of Representations and Warranties

     Each of the representations and warranties of the Company and Shareholder contained in this Agreement (other than the representations and warranties contained in Section 3.7) and the other Transaction Documents to which each is a party shall be true and correct, in all material respects, as of the date hereof and at and as of the Closing Date, in each case with the same effect as though made at and as of such date; except to the extent such representations and warranties are made at and as of a specified date, in which case such representations and warranties (other than the representations and warranties contained in Section 3.7) shall be true and correct, in all material respects, as of the specified date. Notwithstanding the foregoing, the representations and warranties contained in Section 3.7 shall be true and correct in all respects as of the Closing Date.

     7.2 Performance of Covenants

     The Company and Shareholder shall have performed and complied in all material respects with all covenants and conditions contained in this Agreement and any other Transaction Document to which they are a party to be performed and complied with by them at or prior to the Closing.

     7.3 Consents

     The Company shall have obtained and shall have delivered to Buyer all consents and waivers set forth on Annex 7.3 (the "Required Consents") or otherwise necessary pursuant to the Assignment Agreements.

     7.4 Officer's Certificate

     Buyer shall have received a certificate of an authorized officer of the Company (signed in such officer's representative capacity, and not individually), dated the Closing Date, certifying that, as to the Company, the conditions set forth in Sections 7.1, 7.2 and 7.3 have been fulfilled.

     7.5 Shareholder's Certificate

     Buyer shall have received a certificate of Shareholder, executed on behalf of Shareholder by one of its authorized officers (signed in such officer's representative capacity, and not individually), dated the Closing Date, certifying that, as to Shareholder, the conditions set forth in Sections 7.1,
7.2 and 7.3 have been  fulfilled.

     7.6 Secretary's  Certificate

     (a) Buyer shall have received a certificate of the Secretary of the Company (signed in such officer's representative capacity, and not individually) as to the authenticity and effectiveness of the corporate actions of the Company authorizing the transactions contemplated by this Agreement and the other Transaction Documents to which the Company is a party.

     (b) Buyer shall have received a certificate of the Secretary of Shareholder (signed in such officer's representative capacity, and not individually) as to the authenticity and effectiveness of the corporate actions of Shareholder authorizing the sale of the Shares and the other transactions contemplated by this Agreement and the other Transaction Documents to which Shareholder is a party.

     7.7 Director and Officer Resignations

     Buyer shall have received copies of resignations for all directors, and for each officer of the Company as requested by Buyer in writing at least five (5) Business Days prior to the Closing, in each case effective as of the Closing Date.

     7.8 Compliance With Laws

     The consummation of the transactions contemplated by this Agreement shall be legally permitted by all Laws and regulations to which Buyer is subject.

     7.9  Legal  Proceedings

     (a) On the Closing Date, no injunction, writ, preliminary restraining order or other order of any Governmental Entity of competent jurisdiction shall be in effect that enjoins, restrains, conditions or prohibits consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

     (b) No action or proceeding shall have been instituted and, at what would otherwise have been the Closing Date, remain pending before a Governmental Entity to restrain, prohibit or otherwise challenge the consummation of the transactions contemplated in this Agreement and the other Transaction Documents or the performance of the material obligations of the parties hereto and thereto (or seeking substantial damages from Buyer or any of its Affiliates as a result thereof), nor shall any Governmental Entity have notified any party to this Agreement and the other Transaction Documents that the consummation of the transactions contemplated hereby or thereby would constitute a violation of Laws of the United States or the Laws of the jurisdiction to which such Governmental Entity is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such Governmental Entity shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action, prior to what would otherwise have been the Closing Date.

     (c) All waiting periods, including those specified in the HSR Act, including any extensions thereof, shall have expired or been terminated with respect to the transactions contemplated in this Agreement and the other Transaction Documents.

     7.10 Delivery of Stock Certificates

     Buyer shall have received certificates representing the Shares, duly endorsed for transfer on the Company's books.

     7.11 Opinion of Counsel

     Buyer shall have received from Perkins Coie LLP and in-house counsel to Shareholder, opinions, dated the Closing Date, in form and substance reasonably acceptable to Buyer.

     7.12 Transaction Documents

     Each of Shareholder and its Affiliates shall have executed and delivered each of the following Documents to which it is a party: this Agreement, the Transition Services Agreement, the Non-Competition Agreement, the CP Guaranty Agreement and the MTN Guaranty Agreement.

     7.13 Tax  Certificate

     (a) Each of Shareholder and the Company shall have provided to Buyer an affidavit of non-foreign status that complies with Section 1445 of the Code.

     (b) Shareholder shall have provided to Buyer five (5) executed copies of IRS Form 8023 (and any other Section 338 Forms provided by Buyer to Shareholder prior to the Closing Date) in accordance with Section 6.3(e).

     7.14 Benefit Transitioning

     Shareholder and Buyer shall have taken all actions reasonably necessary for the transfer of the Transferred Employees to Buyer's payroll and employee benefit systems.

8.  Conditions  Precedent to  Obligations  of the Company and Shareholder

     The obligations of the Company and Shareholder to perform and observe the covenants, agreements and conditions to be performed and observed by each of them at the Closing and to sell the Shares shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by Shareholder.

     8.1 Accuracy of Representations and Warranties

     Each of the representations and warranties of Buyer contained in this Agreement and the other Transaction Documents to which it is a party shall be true and correct, in all material respects, as of the date hereof and at and as of the Closing Date, in each case with the same effect as though made at and as of such date, except to the extent such representations and warranties are made at and as of a specified date, in which case such representations and warranties shall be true and correct, in all material respects, as of the specified date.

     8.2 Performance of Covenants

     Buyer shall have performed and complied in all material respects with all covenants and conditions contained in this Agreement and any other Transaction Documents to which it is a party to be performed and complied with by Buyer at or prior to the Closing.

     8.3 Officers' Certificate

     The Company shall have received a certificate of an authorized representative of Buyer (signed in such Person's representative capacity, and not individually), dated the Closing Date, certifying that the conditions in Sections 8.1 and 8.2 have been fulfilled.

     8.4 Secretary's Certificate

     Shareholder shall have received a certificate of the Attesting Secretary of Buyer (signed in such Attesting Secretary's representative capacity, and not individually) as to the authenticity and effectiveness of the corporate actions of Buyer authorizing the purchase of the Shares and the other transactions contemplated by this Agreement and the other Transaction Documents to which Buyer is a party.

     8.5 Compliance With Laws

     The consummation of the transactions contemplated by this Agreement shall be legally permitted by all Laws and regulations to which the Company and Shareholder are subject.

     8.6  Legal  Proceedings

     (a) On the Closing Date, no injunction, writ, preliminary restraining order or other order of any Governmental Entity of competent jurisdiction shall be in effect that enjoins, restrains, conditions or prohibits consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

     (b) No action or proceeding shall have been instituted and, at what would otherwise have been the Closing Date, remain pending before a Governmental Entity to restrain, prohibit or otherwise challenge the consummation of the transactions contemplated in this Agreement and the other Transaction Documents or the performance of the material obligations of the parties hereto and thereto (or seeking substantial damages from Shareholder or any of its Affiliates as a result thereof), nor shall any Governmental Entity have notified any party to this Agreement and the other Transaction Documents that the consummation of the transactions contemplated hereby and thereby would constitute a violation of Laws of the United States or the Laws of the jurisdiction to which such
Governmental Entity is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such Governmental Entity shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action, prior to what would otherwise have been the Closing Date.

     (c) All waiting periods, including those specified in the HSR Act, including any extensions thereof, shall have expired or been terminated, with respect to the transactions contemplated in this Agreement and the other Transaction Documents.

     8.7 Opinion of Counsel

     Shareholder and the Company shall have received from Davis Wright Tremaine LLP and in-house counsel to Buyer, opinions, dated the Closing Date, in form and substance reasonably acceptable to Shareholder.

     8.8 Transaction Documents

     Buyer shall have executed and delivered each of the following documents to which it is a party: this Agreement, the Transition Services Agreement, the Non-Competition Agreement, the CP Guaranty Agreement and MTN Guaranty Agreement.

9. Termination, Amendment and Waiver

     9.1 Termination

     Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated hereby may be terminated in any of the following manners at any time prior to the Closing and in no other manner:

     (a) By mutual written  consent of Shareholder  and Buyer;  or

     (b) By either Shareholder or Buyer by written notice to the other if events have occurred (other than those events set forth in Section 9.1(c)) which have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated hereby; or

     (c) By either Shareholder or Buyer if there has been a material misrepresentation or material breach of a warranty or covenant on the part of the other party which has not been cured within ten (10) days of notice thereof; or

     (d) By either Shareholder or Buyer by written notice if the Closing hereunder has not been consummated on or prior to September 30, 2001.

     9.2  Effect  of  Termination

     (a) In the event of the termination of this Agreement pursuant to Sections 9.1(a), 9.1(b) or 9.1(d), there shall be no further obligation or liability on the part of any party, except that Sections 5.2(b) and 6.10 and Article 11 shall survive any such termination and nothing shall relieve any party from liability for any breach. Termination of this Agreement pursuant to Section 9.1(c) hereof shall be without prejudice to the rights and remedies available to the respective parties under applicable Law, including the right to recover expenses, costs and other Damages, as a result of any breach by any party hereto of its representations, warranties or obligations under this Agreement, except that Sections 5.2(b) and 6.10 and Article 11 shall survive any such termination.

     (b) If any of the conditions specified in Article 7 have not been satisfied, Buyer may nevertheless at its election waive such conditions and proceed with the transactions contemplated hereby, and if any of the conditions specified in Article 8 have not been satisfied, Shareholder may nevertheless at its election waive such conditions and proceed with the transactions contemplated hereby. Any such election to proceed shall be evidenced by a certificate executed on behalf of the electing party by its authorized representative (signed in such authorized Person's representative capacity, and not individually).

10. Survival and Indemnification

     10.1  Survival

     (a) Except as otherwise provided in Sections 10.1(e) and 10.1(g), the Special Representations and indemnification with respect to the breach thereof shall survive to the expiration of the applicable statute of limitations which relates to such Special Representations, and thereafter, solely with respect to any Claim relating thereto that is asserted in writing by a Buyer Indemnified Party to Shareholder prior to the expiration of such time, until the final resolution thereof.

     (b) The representations and warranties of Shareholder and the Company contained in this Agreement, other than Special Representations and as otherwise provided in Section 10.1(e) and Section 10.1(g), shall survive for a period of twenty-four (24) months following the Closing (the "Shareholder Survival Period"); provided, however, that any such representation or warranty which is the subject of a Claim by a Buyer Indemnified Party that is asserted in writing to Shareholder prior to the end of the Shareholder Survival Period shall survive, solely with respect to such Claim, until the final resolution thereof.

     (c) The representations and warranties of Buyer contained in this Agreement shall survive for a period of twenty-four (24) months following the Closing (the "Buyer Survival Period"); provided, however, that any such representation or warranty which is the subject of a Claim by a Shareholder Indemnified Party that is asserted in writing to Buyer prior to the end of the Buyer Survival Period shall survive, solely with respect to such Claim, until the final resolution thereof.

     (d) The indemnification obligation set forth in Section 10.2(a)(v) shall survive until the expiration of the Shareholder Survival Period; provided, however, that with respect to any Claim by a Buyer Indemnified Party that is asserted in writing to Shareholder prior to such date, such obligation shall survive, solely with respect to such Claim, until the final resolution thereof.

     (e) The indemnification obligation set forth in Section 10.2(a)(vii) as it relates to any Portfolio Property that is subject, as of the Closing Date, to a Financing Contract shall survive until the expiration of twenty-four (24) months following the earlier of such Financing Contract's (A) discharge, (B) repayment in full, (C) complete write-off by the Company, (D) other satisfaction in full, or (E) scheduled maturity date as in effect on the Closing Date; provided, however, that with respect any Claim by a Buyer Indemnified Party pursuant to
Section 10.2(a)(vii) as it relates to any such Portfolio Property that is asserted in writing to Shareholder prior to such date, such obligation shall survive, solely with respect to such Claim, until the final resolution thereof.

     (f) The covenants and agreements contained in this Agreement that contemplate performance after the Closing shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

     (g) The representation and warranty of Shareholder and the Company contained in Section 3.6(d) shall survive the Closing and shall continue with respect to (i) any Audited Financing Contract, until the payment in full of the Tape Settlement Amount, and (ii) any Financing Contract that is not an Audited Financing Contract until six (6) months following the earlier of such Financing Contract's (A) discharge, (B) repayment in full, (C) complete write-off by the Company, (D) other satisfaction in full, or (E) scheduled maturity date as in effect on the Closing Date.

     10.2   Indemnification

     (a) Indemnification by Shareholder. Except as otherwise provided in Section
6.3 with respect to Taxes, subject to the limitations set forth in Sections 10.1 and 10.3, from and after the Closing Date, Shareholder shall indemnify and hold harmless Buyer and its Affiliates (including, following the Closing, the Company), and in each such case their respective directors, officers, employees and agents (collectively, the "Buyer Indemnified Parties") from and against, and in respect of, and shall reimburse any Buyer Indemnified Parties for, any and all Damages, suffered or incurred by any Buyer Indemnified Party resulting from, arising out of or in connection with:

                (i) any inaccuracy in or other breach of any representation or warranty made by the Company and/or Shareholder in this Agreement; or

                (ii) any failure by Shareholder or, prior to the Closing, the Company, to duly perform or comply, in whole or in part, with any covenant, agreement or undertaking on the part of Shareholder or the Company, as applicable, contained in this Agreement; or

                (iii) any Excluded Assets or the ownership, operation, servicing, lease or use thereof, or any action taken with respect thereto, by Shareholder or any of its Affiliates (including, prior to the Closing, the Company); or

                (iv) any Excluded  Liabilities;  or

                (v) any actual or asserted Claims against the Company (whether for indemnification or otherwise) under any Disposition Agreement entered into prior to the Closing related to the sale prior to Closing of any securities, assets, Financing Contracts, Property, operations or business of the Company (other than any obligation arising after the Closing Date under any such Disposition Agreement, solely to the extent any such obligation is required to be performed by theCompany after the Closing Date); or

                (vi) any violation by the Company on or prior to the Closing Date of any applicable Law; or

                (vii) any Environmental Loss (including compensatory, punitive and consequential Damages required to be paid by the Company) resulting from, arising out of, based on or relating to any (A) Property (including any Portfolio Property but excluding the Excluded Assets) owned, operated, leased for use or controlled by the Company or (B) operations or business of the Company or (C) Transferred Asset, in each case, existing as of the Closing or at any time prior to the Closing (regardless of whether such Environmental Loss is known or unknown or asserted or unasserted as of the Closing); or

                (viii)any civil, criminal or administrative Claim (including but not limited to any counterclaims or crossclaims), relating to the Company, any of the Transferred Assets or any of the Excluded Assets arising out of or based on or with respect to any circumstance existing or any action or event occurring prior to the Closing, whether or not pending or threatened on the date hereof or at the Closing, and whether brought, made or instigated by any Governmental Entity or any other Person, including without limitation Claims (A) relating to the employment or termination of employment, including a constructive termination, by the Company of, or failure of the Company to hire, any individual (including, but not limited to, any Employee) attributable to any actions or inactions prior to the Closing, and (B) by any Employee for workers' compensation and/or related medical benefits incurred after the Closing which relate to an injury or illness originating prior to the Closing; or

                (ix) except as provided in Section 6.2, any Employee Benefit Plan (other than a Company Benefit Plan) and any Title IV Plan, including any Multiemployer Plan, that Shareholder, the Company or any ERISA Affiliate maintains, contributes to or is obligated to contribute to, at any time (prior to the Closing), including any liability (A) to the PBGC under Title IV of ERISA; (B) relating to a Multiemployer Plan; (C) with respect to non-compliance with the notice and benefit continuation requirements of COBRA; (D) with respect to any non-compliance with ERISA or any other applicable Laws; or (E) with respect to any suit, proceeding or Claim which is brought against Buyer or the Company, any Employee Benefit Plan (other than a Company Benefit Plan), Title IV Plan, any fiduciary or former fiduciary of any such Employee Benefit Plan (other than a Company Benefit Plan) or Title IV Plan; or

                (x) except as provided in Section 6.2, WARN or any other Law or civil law notice, termination pay in lieu thereof or Damages relating to the termination or dismissal (including constructive termination or dismissal) by the Company of any or all Employees (whether or not constituting Transferred Employees) prior to the Closing.

     (b) Indemnification by Buyer. Expect as otherwise provided in Section 6.3 with respect to Taxes, subject to the limitations set forth in Sections 10.1 and10.3, from and after the Closing Date, Buyer shall indemnify and hold harmless Shareholder and its Affiliates, and in each such case their respective directors, officers, employees and agents (collectively, the "Shareholder Indemnified Party") from and against, and in respect of, and shall reimburse any Shareholder Indemnified Party for, any and all Damages suffered or incurred by any Shareholder Indemnified Party resulting from, arising out of or in connection with:

                (i) any inaccuracy in or other breach of any representation or warranty made by Buyer in this Agreement; or

                (ii) any failure by Buyer or, following the Closing, the Company, to duly perform or comply, in whole or in part, with any covenant, agreement or undertaking on the part of Buyer or, following the Closing, the Company, contained in this Agreement; or

                (iii) any Claims arising out of the operation and conduct of the Company's business after the Closing.

     (c) Materiality. For purposes of this Section 10.2, any inaccuracy or other breach of a representation or warranty contained in this Agreement shall be deemed to exist either if such representation or warranty is actually inaccurate or breached or if such representation or warranty would have been breached or been inaccurate if such representation or warranty had not contained any limitation or qualification as to materiality, Shareholder Adverse Effect, Material Adverse Effect, Buyer Adverse Effect, Knowledge as to Shareholder or the Company or knowledge as to Buyer, it being the intention of the parties hereto that an Indemnified Party shall be indemnified and held harmless from and against any and all Damages suffered or incurred by it resulting from, arising out of, based on or relating to the failure of any such representation or warranty to be true, correct and complete in any respect, determined in each case without regard to any qualification as to materiality, Shareholder Adverse Effect, Material Adverse Effect, Buyer Adverse Effect, Knowledge as to Shareholder or the Company or knowledge as to Buyer contained therein.

     10.3 Limitations

     (a) The Buyer Indemnified Parties shall not be entitled to recover from Shareholder any indemnification (i) for any inaccuracy in or other breach of any representation or warranty in this Agreement (other than an inaccuracy in or other breach of the Special Representations) or (ii) pursuant to the Category A Indemnities, unless and until the total amount of all Damages in respect of such inaccuracies or other breaches in the case of Section 10.3(a)(i) or pursuant to the Category A Indemnities in case of Section 10.3(a)(ii), exceeds the Threshold Amount in the aggregate, in which event the Buyer Indemnified Parties shall be entitled to indemnification only to the extent such Damages exceed the Threshold Amount in the aggregate. The aggregate liability of Shareholder for indemnification for the matters described in Sections 10.3(a)(i) and 10.3(a)(ii) shall not exceed the Aggregate Amount.

     (b) The Buyer Indemnified Parties shall not be entitled to recover from Shareholder any indemnification for any inaccuracy or other breach of any representation or warranty in Section 3.17 unless and until the total amount of all Damages in respect of such inaccuracies or other breaches exceeds $100,000 in the aggregate, in which event the Buyer Indemnified Parties shall be entitled to indemnification only to the extent such Damages exceed $100,000 in the aggregate.

     (c) Notwithstanding anything herein to the contrary, the Buyer Indemnified Parties shall not be entitled to recover from Shareholder any Damages suffered or incurred by them resulting from, arising out of or in connection with any attempt by Buyer or the Company to collect, realize upon or otherwise recover any amounts owed in respect of, or any action by Buyer or the Company to enforce, any Inactive Financing Contract (other than any attempt by Buyer or the Company to collect, realize upon or otherwise recover any amounts owed in respect of, or any other action taken by Buyer or the Company to enforce an Inactive Financing Contract that is brought or asserted as a defense, set off or counterclaim to any action or Claim raised or asserted by any other Person).

     (d) In  calculating  any  amounts  payable by any  Indemnitor  pursuant  to
Section 10.2 in respect of any Damages incurred by any Indemnified Party, such Indemnitor shall receive credit for (and the amount of Damages subject to indemnification pursuant to Section 10.2 shall be reduced by) any insurance proceeds actually received by any Indemnified Party in respect thereof (and, if any such insurance proceeds are received after payment by the indemnifying party of such indemnification, the indemnified party shall remit such insurance proceeds to the indemnifying party up to the amount of such indemnification paid by the Indemnitor).

     (e) Each Buyer Indemnified Party entitled to indemnification for any Damages (i) suffered or incurred by such Person resulting from, arising out of, based on or relating to any inaccuracy or other breach of any Special Representation (except as specifically set forth in Section 10.3(a)(ii)), or
(ii) pursuant to the Category B Indemnities shall be entitled to such indemnification for the full amount of such Damages regardless of the amount of the Damages.

     (f) Each Shareholder Indemnified Party entitled to indemnification for any Damages pursuant to Section 10.2(b) shall be entitled to such indemnification for the full amount of such Damages regardless of the amount of the Damages.

     10.4  Procedure for  Indemnification

     (a) Claim Notice. Promptly after the occurrence of any event, action, proceeding or Claim for which an Indemnified Party has a right to be indemnified pursuant to this Agreement, such Indemnified Party may assert a Claim for indemnification by giving written notice (the "Claim Notice") to the indemnifying party, which will describe in reasonable detail, to the extent known to such Indemnified Party, the facts and circumstances on which the asserted Claim for indemnification is based. The failure to give notice as required by this Section 10.4(a) in a timely fashion shall not result in a waiver of any right to indemnification hereunder except to the extent that the indemnifying party's ability to defend against the event with respect to which indemnification is sought is materially and adversely affected by the failure of the Indemnified Party to give notice in a timely fashion as required by this
Section 10.4(a). Unless the Claim described in the Claim Notice is contested by the indemnifying party by written notice to the Indemnified Party of the amount of the Claim that is contested, given within thirty (30) days of the receipt of the Claim Notice, the Indemnified Party shall be entitled to recover such undisputed amount of the Claim described in the Claim Notice.

     (b) Dispute Notice. If, within thirty (30) days of the receipt by the indemnifying party of the Claim Notice, the indemnifying party contests in writing to the Indemnified Party that such loss constitutes an indemnifiable Claim (the "Dispute Notice"), then the Indemnified Party and the indemnifying party, acting in good faith, shall attempt to reach agreement with respect to such Claim and, failing such agreement, the Indemnified Party shall have the right to pursue any remedies at Law or equity that may be available to such Person.

     (c) Third Party  Claims.

                (i) Subject to 10.4(d), the indemnifying party shall be entitled (but not obligated) to assume the defense or settlement of any third party Claim, or to participate in any negotiations or proceedings to settle or otherwise eliminate any such Claim, if it shall provide the Indemnified Parties a written acknowledgement of its liability for the indemnity against Damages relating to such Claim.

                (ii) Notwithstanding anything in Section 10.4(d) to the contrary, if a third party Claim relates to both the pre-Closing period and the post-Closing period, is asserted against both Shareholder, on the one hand, and Buyer and/or the Company, on the other hand, and both Shareholder and Buyer have the right to assume the defense of such Claim, Shareholder and Buyer shall work together in good faith to arrange joint representation reasonably acceptable to both parties.

                (iii) To the extent an indemnifying party assumes the defense or settlement of a third party Claim, such indemnifying party shall select counsel reasonably acceptable to the Indemnified Party in connection therewith, and such indemnifying party shall conduct the defense diligently, in good faith and in consultation with the Indemnified Party, and shall keep the Indemnified Party timely apprised of the status of such third party Claim. No indemnifying party shall be entitled to settle or compromise any third party Claim without the consent or agreement of the applicable Indemnified Party (which consent will not be unreasonably withheld or delayed); provided, however, that consent by the Indemnified Party shall be deemed to be reasonably withheld if, in the Indemnified Party's judgment, the proposed settlement would adversely impact the business of the Indemnified Party or any of its Affiliates or if the settlement requires the Indemnified Party or any of its Affiliates to admit liability or wrongdoing; provided, further, that if an offer of compromise is received by the indemnifying party with respect to any indemnified Claim and such offer to compromise (A) includes an unconditional release of the Indemnified Party, and
(B) involves only the payment of money (which the indemnifying party has unconditionally agreed with the Indemnified Party, in writing, to pay, subject only to receipt of the Indemnified Party's consent) (a "Qualified Settlement Offer"), the indemnifying party may notify the Indemnified Party in writing of such indemnifying party's willingness to compromise or settle such Claim on the basis set forth in such Qualified Settlement Offer and if (but only if) such Indemnified Party fails to timely consent to such Qualified Settlement Offer, the indemnifying party's liability shall be limited to the lesser of (1) the settlement amount set forth in such Qualified Settlement Offer, or (2) the actual out-of-pocket amount such Indemnified Party is ultimately obligated to pay as a result of such indemnified Claim, and the Indemnified Party shall be responsible for the costs and attorneys' fees in respect of such Claim thereafter.

                (iv) In the event that an indemnifying party fails to elect to assume the defense of a third party Claim within ten (10) Business Days of the receipt of a Claim Notice, the Indemnified Party may assume the defense of such third party Claim. To the extent an Indemnified Party assumes the defense or settlement of a third party Claim, such Indemnified Party shall select counsel reasonably acceptable to the indemnifying party in connection therewith, and such Indemnified Party shall conduct the defense diligently, in good faith and in consultation with the indemnifying party, and shall keep the indemnifying party timely apprised of the status of such third party Claim. No Indemnified Party shall be entitled to settle or compromise any third party Claim without the consent or agreement of the applicable indemnifying party (which consent will not be unreasonably withheld or delayed); provided, however, that consent by the indemnifying party shall be deemed to be reasonably withheld if, in the indemnifying party's judgment, the proposed settlement would adversely impact the business of the indemnifying party or any of its Affiliates or if the settlement requires the indemnifying party or any of its Affiliates to admit liability or wrongdoing.

     (d) Non-Assumable Claims.

                (i) Notwithstanding anything in this  Agreement to the
contrary, Buyer and the Company shall have the sole right, with counsel reasonably acceptable to Shareholder, to defend any Claim that is a Non-Assumable Claim and Shareholder shall not be entitled to assume the defense thereof. Buyer and the Company shall conduct the defense of Non-Assumable Claims diligently and in good faith, and shall keep Shareholder timely apprised of the status of all Non-Assumable Claims. Buyer and the Company shall not be entitled to settle or compromise any Non-Assumable Claim for which Shareholder has acknowledged sole liability to Buyer without the prior consent or agreement of Shareholder (which consent will not be unreasonably withheld or delayed). Buyer shall consult with Shareholder prior to proffering any offer of compromise to a third party claimant in respect of a Non-Assumable Claim for which Shareholder has acknowledged sole liability to Buyer. Notwithstanding the foregoing, in the event (x) Buyer and the Company proffer any offer of compromise to a third party claimant in respect of a Non-Assumable Claim for which Shareholder has acknowledged sole liability to Buyer and Shareholder has not approved such offer, or (y) Buyer and the Company settle or compromise a Non-Assumable Claim for which Shareholder has acknowledged sole liability to Buyer and Shareholder has not approved such settlement or compromise, Shareholder shall not be bound, in each case, by any prior acknowledgement of liability to Buyer in respect of such Non-Assumable Claim or the amount of the resultant Damages.

                (ii) Upon the receipt by Buyer or the Company of an offer of compromise relating to a Non-Assumable Claim that includes an unconditional release of Buyer or the Company and requires only (A) the payment of money for which Shareholder has sole liability (a "Monetary Settlement") or (B) a Monetary Settlement and (1) any action by Shareholder or any of its Affiliates (other than the Company) or (2) any action by Buyer or the Company that, in Buyer's judgment, does not adversely impact the ongoing business of Buyer or any of its Affiliates (including the Company) and does not require any admission of liability or wrongdoing on the part of Buyer or its Affiliates (including the Company) (collectively, a "Non-Assumable Claim Offer"), Buyer shall promptly inform Shareholder of such Non-Assumable Claim Offer together with a description of the material terms thereof. Shareholder shall have the right to terminate its liability for Damages in respect of any Non-Assumable Claim that is subject to a Non-Assumable Claim Offer upon Shareholder's irrevocable agreement to pay the amount contained in such Non-Assumable Claim Offer and to take any action required to be taken by Shareholder or any of its Affiliates by the terms of such Non-Assumable Claim Offer. Upon receipt by Buyer of (x) the amount contained in such Non-Assumable Claim Offer and payment by Shareholder of all other Damages suffered or incurred by any Indemnified Party in respect of such Non-Assumable Claim, and (y) an executed agreement of Shareholder and the third-party claimant agreeing to the non-cash terms of such Non-Assumable Claim Offer, if any, Shareholder shall have no further liability to Buyer or the Company in respect of such Non-Assumable Claim.

                (iii) At any time during the defense by Buyer and the Company of a Non-Assumable Claim, Shareholder shall have the right to require Buyer and the Company (A) to proffer to any third party claimant under such Non-Assumable Claim a Non-Assumable Claim Offer, and (B) if such Non-Assumable Claim Offer is accepted by a such third party claimant, to settle such Non-Assumable Claim on the terms of such Non-Assumable Claim Offer.

     (e) Tax Treatment. Any payments under Sections 6.3(a), 6.6(c) or 10 of this Agreement shall be treated by the parties hereto for federal, state and local income Tax purposes (whether foreign or domestic) as a non-taxable reimbursement or purchase price adjustment, except to the extent that a contrary treatment is required by Law. If, notwithstanding such treatment by the parties, any payment made under Sections 6.3(a), 6.6(c) or 10 is required to be treated as taxable to a Buyer Indemnified Party pursuant to a determination (as defined in Section 1313(a) of the Code or any similar provision of Law) of any Governmental Entity, Shareholder shall indemnify such Buyer Indemnified Party for any Taxes payable by reason of the receipt of such indemnity payment (including any payments under this Section 10.4(e)).

     (f) Access. The Person conducting the defense of any third party Claim, its representatives and agents shall have access to the premises and Books and Records of the Indemnified Party or indemnifying party (as applicable) and its Affiliates to the extent reasonably necessary to assist in defending or settling any action, proceeding or Claim; provided, however, that such access shall be conducted in such manner as not to interfere unreasonably with the operation of the business of such Person or its Affiliates. The Indemnified Party or
indemnifying   party  (as   applicable)   shall  be  required  to  disclose  any
nonprivileged information with respect to itself or any of its Affiliates (or former Affiliates) as is reasonably necessary to assist it in defending or settling such action, proceeding or Claim. The Indemnified Party or indemnifying party (as applicable) shall (at the other party's expense) be required to participate in the defense of any Claim to be indemnified hereunder solely to the extent otherwise required hereunder or as is reasonably necessary in the defense of any Claim to be indemnified hereunder.

     (g) Costs. Notwithstanding anything to the contrary in this Section 10.4, the indemnifying party shall continue to pay the attorneys' fees and disbursements and other costs each Indemnified Party may incur (whether or not the indemnifying party shall have assumed the defense of such indemnified Claim) to the extent such participation relates to (i) a Claim or defense as to which the indemnifying party may have a conflict of interest, or (ii) discovery against or testimony of such Indemnified Party and for participation of such Indemnified Party's own counsel in such discovery and testimony.

     (h) Taxes. Notwithstanding anything in this Section 10.4 to the contrary, in the event of a discrepancy between the procedures set forth in this
Section 10.4 and Section 6.3 with respect to Taxes,  the  provisions  of Section
6.3 shall control.

     10.5 Exclusive Remedy

     Except with respect to Claims based on fraud and/or claims seeking equitable remedies, the indemnification remedies set forth in this Agreement shall constitute the sole and exclusive remedies of the parties hereto with respect to any breach of representation, warranty or obligation under this Agreement.

11. General

     11.1 Public Announcements

     Each party agrees not to make any press release or public announcement in regard to the transactions contemplated by this Agreement and the other Transaction Documents without prior consultation with, and the prior consent of, the other parties (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or under any listing agreement with any securities exchange or stock exchange regulations, in which case the parties shall use reasonable efforts to coordinate with each other with respect to the timing, form and content of such required disclosures.

     11.2 Assignment

     Neither Shareholder nor Buyer may assign any of its rights or obligations hereunder except by operation of Law without the prior written consent of the other party; provided, however, that (a) Shareholder may assign its rights and obligations hereunder to an Affiliate of Shareholder, and (b) Buyer may assign its rights hereunder to an Affiliate of Buyer. Notwithstanding the foregoing, however, no assignment otherwise permitted hereunder shall, without the written consent of the non-assigning party, relieve the assigning party from any of its obligations hereunder.

     11.3 Notices

     All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be sent by facsimile transmission, or mailed postage prepaid by first-class certified mail, or mailed by a nationally recognized express courier service, or hand-delivered, addressed as follows:

        If to Buyer or to the Company                         General Electric Capital Corporation
        after the Closing, to:                                635 Maryville Centre Drive, Suite 120
                                                              St. Louis, MO  63141
                                                              Attn:     Legal Department
                                                              Phone:  (314) 205-3500
                                                              Fax:      (314) 205-3691

        with a copy to:                                       General Electric Capital Corporation
                                                              Commercial Equipment Finance
                                                              44 Old Ridgebury Road
                                                              Danbury, CT  06810
                                                              Attn:     Legal Department
                                                              Phone:    (203) 796-1000
                                                              Fax:      (203) 796-1313

        and a copy to:                                        Weil, Gotshal & Manges LLP
                                                              767 Fifth Avenue
                                                              New York, NY  10153
                                                              Attn:     William M. Gutowitz, Esq.
                                                              Phone:    (212) 310-8000
                                                              Fax:      (212) 310-8007

        If to Shareholder or, prior to Closing, to the        SAFECO Corporation
        Company, to:                                          4333 Brooklyn Avenue NE
                                                              Seattle, WA  98105
                                                              Attn:     James W. Ruddy, Esq.
                                                              Phone:    (206) 545-5000
                                                              Fax:      (206) 545-5559

        with a copy to:                                       Perkins Coie LLP
                                                              1201 Third Avenue, Suite 4800
                                                              Seattle, WA  98101-3099
                                                              Attn:     Andrew Bor, Esq.
                                                              Phone:    (206) 583-8888
                                                              Fax:      (206) 583-8500

     Any party may change the Persons or addresses to which any notices or other communications to it should be addressed by notifying the other parties as provided above. Any notice or other communication, if addressed and sent, mailed or delivered as provided above, shall be deemed given or received three (3) days after the date of mailing as indicated on the certified or registered mail receipt, or on the next Business Day if mailed by express courier service, or on the date of delivery or transmission if hand-delivered or sent by facsimile transmission.

     11.4 Governing Law; Jurisdiction; Venue

     This Agreement shall be governed by, construed under and enforced in accordance with, and all disputes arising with respect to this Agreement shall be governed by, the Laws of the State of Washington without regard to principles of conflict of Laws. The parties irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in (a) King County, Washington, and (b) New York City, New York, in connection with any action relating to this Agreement.

     11.5 Successors and Assigns

     The terms, covenants and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors and permitted assigns of the parties.

     11.6 Severability

     If any court of competent jurisdiction determines that any part or provision of this Agreement is illegal, void, invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall be given full force and effect and remain binding upon the parties.

     11.7 Modification and Waiver

     This Agreement may not be amended or modified or superseded and any of its terms and conditions may not be waived in any manner, except by an instrument in writing signed by each of the parties hereto, or in the case of a waiver, by or on behalf of the party waiving such compliance. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, or in any way affect the right of such party thereafter to enforce each and every such provision. No waiver by any party of any condition or of any breach of any terms, covenants, representations, warranties or agreements contained in this Agreement shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or any breach of any other
terms,  covenants,  representations,   warranties  or  agreements.

     11.8 Entire Agreement

     This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to such subject matter.

     11.9 Counterparts

     This Agreement may be executed in one or more counterparts, which together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties hereto.

     11.10 No Third Party Rights

         Nothing in this Agreement is intended, nor shall be construed, to confer upon any Person other than the Company, Shareholder or Buyer (and only to the extent expressly provided herein, their respective Affiliates) any right or remedy under or by reason of this Agreement; provided, however, that the parties hereto agree and acknowledge that the agreements and covenants contained in
Section 10 are, subject to Section 9, intended for the benefit of the Indemnified Parties referred to therein (each such Person, a "Third Party Beneficiary"), and that, subject to Section 9, each such Indemnified Party, although not a party to this Agreement, shall be and is hereby constituted a direct and irrevocable Third Party Beneficiary of the agreements and covenants contained in Section 10 and shall have the right to enforce such agreements and covenants against the applicable party thereto in all respects fully and to the same extent as if such Third Party Beneficiary were a party hereto. Notwithstanding the foregoing, this Agreement (including but not limited to Section 10) may be amended or waived by Buyer, Shareholder and the Company at any time and from time to time in accordance with Section 11.7 hereof and any such amendment or waiver shall be fully effective with respect to the rights of the Third Party Beneficiaries under Section 10.

     11.11 Captions

     The captions and headings used in this Agreement have been inserted for convenience of reference only and shall not be considered part of this Agreement or be used in the interpretation thereof.

     11.12 Waiver of Subrogation;  Contribution;  Reimbursement and Other Rights

     (a) Shareholder hereby acknowledges and agrees that it shall not raise as a defense or bar, and hereby waives, as to any Claim by a Buyer Indemnified Party under this Agreement, that on or prior to the Closing, the Company had or should have had knowledge of any fact, condition, event or circumstance that (i) caused any representation or warranty made by Shareholder and/or the Company to be inaccurate or untrue or (ii) could form the basis of any Claim by a Buyer
Indemnified  Party  against   Shareholder   pursuant  to  this  Agreement.

     (b) Shareholder hereby agrees that if, following the Closing, any payment is required to be made by it pursuant to the terms of Section 6.6, Section 6.8 or otherwise in respect of any Damages suffered or incurred by any Person, Shareholder shall have no rights against the Company, whether by reason of subrogation, contribution, reimbursement or otherwise, in respect of any such payments or liabilities, and shall not take any action against the Company with respect thereto. Any such rights which Shareholder may, by operation of Law or otherwise, have against the Company shall, effective at the time of the Closing, be deemed to be hereby expressly and knowingly waived. Nothing in this Section
11.12 shall, however, in any way limit any and all rights Shareholder may have against Buyer.

     11.13 Waiver of Jury Trial

     EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY EXHIBIT, ANNEX OR SCHEDULE HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENT (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

     11.14 Original Purchase Agreement; Effectiveness

     Upon due execution and delivery of this Agreement by all parties hereto
(a) the Original Purchase Agreement shall be deemed to be amended and restated in its entirety and shall be of no further force and effect, and (b) this Agreement shall be deemed to be effective for all purposes as of July 23, 2001.




         (The remainder of this page has been left blank intentionally.)

         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Amended & Restated Stock Purchase Agreement as of the date and year first above written.



                                           GENERAL ELECTRIC CAPITAL CORPORATION:


                                           By: /s/Benjamin Bornstein
                                         -------------------------------------
                                           Name:  Benjamin Bornstein

                                           Title:
                                           -------------------------------------



                                           SAFECO CREDIT COMPANY, INC.:


                                           By: /s/Rod A. Pierson
                                          -------------------------------------
                                           Name:  Rod A. Pierson

                                           Title:  Vice President, Secretary
                                                   and Treasurer


                                           SAFECO CORPORATION:


                                           By: /s/Rod A. Pierson
                                           -------------------------------------
                                           Name: Rod A. Pierson

                                           Title: Senior Vice President,
                                                  Chief Financial Officer
                                                  and Secretary